Exhibit 10.5

EXECUTED VERSION

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT (AS DEFINED BELOW) IN CONNECTION WITH THIS SECOND LIEN CREDIT AGREEMENT (THIS “AGREEMENT”), THE TERMS OF THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 19, 2016 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG QUINTANA ENERGY SERVICES LP, ZB, N.A. DBA AMEGY BANK, AS FIRST LIEN ADMINISTRATIVE AGENT AND CORTLAND CAPITAL MARKET SERVICES LLC, AS SECOND LIEN ADMINISTRATIVE AGENT. IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECOND LIEN CREDIT AGREEMENT

Dated as of December 19, 2016

among

QUINTANA ENERGY SERVICES LP,

as Borrower,

CERTAIN SUBSIDIARIES OF THE BORROWER PARTY HERETO,

as Guarantors,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

as Lenders,

and

CORTLAND CAPITAL MARKET SERVICES LLC,

as Administrative Agent

(continued)

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(continued)

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(continued)

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(continued)

Page

EXHIBITS:

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Note
Exhibit D	-	Form of Notice of Borrowing
Exhibit E	-	[Reserved]
Exhibit F	-	Form of Pledge Agreement
Exhibit G	-	Form of Security Agreement
Exhibit H-1	-	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-2	-	U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-3	-	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit H-4	-	U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit I	-	Form of Warrant Agreement

SCHEDULES:

Schedule 1.01(a)	-	[Reserved]
Schedule 1.01(b)	-	Guarantors
Schedule 2.01	-	Commitments and Pro Rata Shares of the Lenders
Schedule 4.10	-	Subsidiaries
Schedule 5.11	-	Bank Accounts
Schedule 6.01	-	Existing Permitted Liens
Schedule 6.02	-	Existing Permitted Debt
Schedule 6.05	-	Existing Permitted Investments
Schedule 10.02	-	Addresses for Notice

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SECOND LIEN CREDIT AGREEMENT

This Second Lien Credit Agreement dated as of December 19, 2016 is among Quintana Energy Services LP, a Delaware limited partnership (the “Borrower”), the Guarantors, the Lenders, and Cortland Capital Market Services LLC (“Cortland”), as Administrative Agent for the Lenders.

The Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Certain Defined Terms. Any capitalized terms used in this Agreement that are defined in Article 9 of the UCC shall have the meanings assigned to those terms by the UCC as of the date of this Agreement. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Secured Parties; (b) is superior to all other Liens except Permitted Liens; (c) secures the Obligations; and (d) is perfected and enforceable against the Loan Party that created such security interest.

“Account Control Agreement” shall mean, if any deposit account or securities account of any Loan Party is held with a bank or securities intermediary, an agreement or agreements in form and substance reasonably acceptable to the Administrative Agent and the Required Lenders with such other bank or securities intermediary governing any such deposit accounts or securities accounts of such Loan Party.

“Account Debtor” shall mean an account debtor as defined in the UCC.

“Act” has the meaning set forth in Section 10.16.

“Adjusted Consolidated EBITDA” means, for any period, (a) Consolidated EBITDA for such period plus (b) if the IPO Closing Date has not occurred, the amount of any cash equity contributions made by the Sponsor or its Affiliates pursuant to Section 7.07 to the extent allocable to such period and Not Otherwise Applied. In computing Adjusted Consolidated EBITDA under this Agreement any cash equity contribution made pursuant to Section 7.07 shall be allocated to the fiscal quarter to which such contribution is applied in accordance with Section 7.07.

“Administrative Agent” means Cortland Capital Market Services LLC, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor in such capacity appointed pursuant to Section 9.06.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Administrator” has the meaning set forth in Section 10.13.

“Affiliate” of any Person, means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement” means this Second Lien Credit Agreement dated as of December 19, 2016 among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Applicable Lending Office” means with respect to any Lender, the office, branch, subsidiary, affiliate or correspondent bank of such Lender specified in its Administrative Questionnaire or such other office, branch, subsidiary, affiliate or correspondent bank as such Lender may from time to time specify in writing to the Borrower and the Administrative Agent from time to time.

“Arbitration Order” has the meaning set forth in Section 10.13(a).

“Archer” means Archer Well Company Inc., a Texas corporation.

“Asset Disposition” means the disposition, whether by sale, lease, license, transfer or otherwise, of any or all of the Property of the Borrower or any of its Subsidiaries; provided that any such disposition permitted under Sections 6.04(a) through (g) shall not constitute an “Asset Disposition” for purposes of this Agreement.

“Assignment and Acceptance” shall mean an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Borrower” has the meaning set forth in the Preamble.

“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrowing” means a borrowing of any Loans.

“Borrowing Date” means the date on which any Loan is made.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Houston, Texas or New York, New York.

“Capital Expenditures” means all expenditures in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance expenditures) which shall have been, or should have been, in accordance with GAAP, recorded as capital expenditures.

“Capital Lease” of a Person means any lease of any Property by such Person as lessee that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“Cash Equivalents” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 by S&P or P-2 by Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in paragraph (a) above and entered into with a financial institution satisfying the criteria of paragraph (c) above;

(e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in paragraphs (a) through (d) above; and

(f) investments in any Lender.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events:

(a) the Sponsor shall fail to, directly or indirectly, own a Controlling Percentage of the Equity Interests (including the Voting Securities) of the General Partner;

(b) a majority of the members of the board of directors or other equivalent governing body of the General Partner ceases to be composed of individuals that were elected by the Sponsor;

(c) the General Partner shall cease for any reason to be the sole general partner of the Borrower;

(d) the liquidation or dissolution of the Borrower; or

(e) the Borrower shall cease to own, directly or indirectly, 100% of the Equity Interests of any of its Subsidiaries, other than in connection with a transaction permitted by Section 6.03 or Section 6.04.

“Class” has the meaning set forth in Section 1.04.

“Closing Date” means December 19, 2016.

“Code” means the United States Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Collateral” means all the “Collateral” as defined in any Security Document.

“Commitments” means, as to any Lender, its Initial Term Commitment and Delayed Draw Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competing Guarantee” has the meaning set forth in Section 8.16(a)(iii).

“Compliance Certificate” means a Compliance Certificate signed by a Responsible Officer in substantially the form of the attached Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, without duplication, the sum of the following for Borrower and its Subsidiaries on a consolidated basis, each calculated for such period: (a) Consolidated Net Income for such period of determination plus (b) to the extent deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) provision for federal, state, and local taxes payable, (iii) depreciation, depletion and amortization expense, (iv) expenses and fees incurred in connection with the consummation of the IPO; (v) extraordinary losses; (vi) severance expense; and (vii) other non-recurring expenses as agreed to by the Required Lenders and non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future) minus (c) to the extent included in determining Consolidated Net Income, the sum of interest income, federal, state, and local tax credits and extraordinary or non-recurring gains for such period, all as determined on a consolidated basis in accordance with GAAP; provided that such Consolidated EBITDA shall be subject to pro forma adjustments for acquisitions and asset sales assuming that such transactions had occurred on the first day of the determination period, which adjustments shall be made in a commercially reasonable manner, and subject to supporting documentation, in each case, reasonably acceptable to the Required Lenders.

“Consolidated Interest Expense” means, for any period, the cash interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

“Consolidated Net Income” means, for any period, the net income of the Borrower and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.

“Contributing Guarantor” has the meaning set forth in Section 8.17(a).

“Controlling Percentage” means, with respect to any Person, the percentage of the outstanding Voting Securities (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body), or directors holding a majority of the votes of the board of directors (or other applicable governing body) of such Person.

“Cortland” has the meaning set forth in the Preamble.

“Cure Period” has the meaning assigned in Section 7.07(a).

“Custodial Agreement” has the meaning assigned to such term in the Security Agreement.

“Custodian” has the meaning assigned to such term in the Security Agreement.

“Debt” means, for any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(b) obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business which are (A) outstanding for not more than 90 days past due or (B) being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor and (ii) contingent payment obligations);

(c) Capital Leases;

(d) all obligations of such Person in respect of letters of credit, bankers’ acceptances, bank guarantees, surety bonds or similar instruments which are issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable;

(e) net obligations of such Person under any Swap Contract;

(f) all Attributable Indebtedness in respect of Capital Leases and Synthetic Lease Obligations of such Person;

(g) indebtedness secured by a Lien on Property now or hereafter owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(h) Disqualified Capital Stock; and

(i) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Debt is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Delayed Draw Commitment” means, as of any date of determination, the aggregate Delayed Draw Commitment Amounts of all Delayed Draw Lenders as of such date.

“Delayed Draw Commitment Amount” means, as to each Delayed Draw Lender, its obligation to make a Delayed Draw Term Loan to the Borrower pursuant to Section 2.01(b) in an aggregate amount not to exceed the amount set forth opposite such Delayed Draw Lender’s name in Schedule 2.01 under the caption “Delayed Term Commitment” or in the Assignment and Acceptance pursuant to which such Delayed Draw Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Delayed Draw Commitments is $5,000,000.

“Delayed Draw Commitment Percentage” means, as to any Delayed Draw Lender, (i) on the Closing Date, the percentage set forth opposite such Delayed Draw Lender’s name in Schedule 2.01 under the caption “Delayed Draw Commitment Percentage” and (ii) on any date following the Closing Date, the percentage equal to the Delayed Draw Commitment Amount of such Delayed Draw Lender on such date divided by the aggregate Delayed Draw Commitment Amounts of all Delayed Draw Lenders on such date.

“Delayed Draw Funding Date” means the date specified in a Notice of Borrowing for Delayed Draw Term Loans, subject to satisfaction of the conditions in Section 3.03.

“Delayed Draw Lenders” means, (a) on the Closing Date, each of the Lenders listed in Schedule 2.01 under the caption “Delayed Draw Lender” and (b) after the Closing Date, any existing Delayed Draw Lender pursuant to clause (a) above and an Eligible Assignee to whom an existing Delayed Draw Lender assigns all or a portion of its Delayed Draw Term Loans or Delayed Draw Commitment pursuant to the terms of an effective Assignment and Acceptance Agreement.

“Delayed Draw Term Loans” means the Loans made pursuant to Section 2.01(b) in accordance with this Agreement.

“Discharge of First Lien Obligations” shall have the meaning assigned thereto in the Intercreditor Agreement.

“Dispute” has the meaning set forth in Section 10.13(b).

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption of the issuer thereof) or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable (unless at the sole option of the issuer thereof) for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) in each case at the option of the holder thereof, in whole or in part, on or prior to the date that is ninety-one (91) days after the Maturity Date.

“Dollars” and “$” means the lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States or any state thereof or the District of Columbia.

“Eligible Assignee” means (a) a Lender (other than a Defaulting Lender), (b) an Affiliate of a Lender (other than a Defaulting Lender), (c) an Affiliate of the Borrower, and (d) any other Person approved in writing by the Administrative Agent, and, so long as no Event of Default has occurred and is continuing, the Borrower and the Sponsor, in any case, such approval not to be unreasonably withheld or delayed; provided that notwithstanding the foregoing, (i) “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Subsidiaries, and (ii) “Eligible Assignee” shall not include Bain Capital Credit LP or any Affiliate thereof unless an Eligible Event of Default has occurred and is continuing.

“Eligible Event of Default” means any Event of Default arising under (a) Section 7.01(a), (b) Section 7.01(c) as a result of a failure to perform or observe any covenant contained in Section 5.03(a) (solely as to the Borrower), Section 6.01, Section 6.02, Section 6.06, Section 6.12, Section 6.13, Section 6.14 or Section 6.15, (c) Section 7.01(d)(iii), (d) Section 7.01(e), (e) Section 7.01(j), (f) Section 7.01(l), or (g) Section 7.01(m); provided that, if a Notice of Intent to Cure has been delivered to the Administrative Agent under Section 5.01(c)(i) as to a breach of Section 6.13 or Section 6.14, such breach shall not constitute an “Eligible Event of Default” unless the applicable Cure Period has expired and the Sponsor has not effected the cure of such breach pursuant to the terms of Section 7.07.

“Environmental Law” means any and all Legal Requirements relating to protection of the environment, natural resources, human health and safety.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, license, order, approval or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time-to-time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code); provided, however, that for purposes of this Agreement (other than for purposes of Section 7.01(g) hereof and defining the capitalized terms used in such Section solely for purposes of such Section), the term “ERISA Affiliate” shall not include any Person other than the Borrower or any Subsidiary of the Borrower.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or in endangered or critical status within the meanings of Sections 304 and 305 of ERISA or Sections 431 and 432 of the Code; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or

Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Events of Default” has the meaning set forth in Section 7.01.

“Excepted Liens” means:

(a) Liens for Taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(b) Liens imposed by law, or arising by operation of law, including, without limitation, carriers’, warehousemen’s, mechanics’, materialmen’s, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 30 days past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside on the books of the applicable Person;

(c) Liens consisting of pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA;

(d) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations and other similar encumbrances affecting real property which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(f) Liens not securing Debt arising solely by virtue of any statutory of common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a designated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board and no such deposit account is intended by any Loan Party to provide collateral to the depository institution;

(g) Liens arising out of judgments or awards in respect of which the Borrower or any of the Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings that do not constitute an Event of Default; and

(h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, machinery or other equipment.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of any Lender, any U.S. withholding Tax that is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.15), or (ii) designates a new Lending Office, except to the extent that, pursuant to Section 2.11(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the interest in the Loan or Commitment or to such Lender immediately before such Lender changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

“Federal Funds Effective Rate” means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York, New York time) on such day on such transactions received by the Administrative Agent from three major U.S. banking institutions of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Fee Letter” means the fee letter, each dated as of December 19, 2016 between the Borrower and the Administrative Agent.

“First Call Date” has the meaning set forth in Section 2.07(d).

“First Lien Agent” means Amegy Bank, National Association, as administrative agent under the First Lien Credit Agreement and any successor administrative agent under the First Lien Credit Agreement.

“First Lien Credit Agreement” means that certain Credit Agreement dated as of September 9, 2014, among the Borrower, as borrower, the lenders party thereto and the First Lien Agent, as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time to the extent not prohibited by the Intercreditor Agreement.

“First Lien Credit Agreement Debt” means the “Obligations” (as defined in the First Lien Credit Agreement).

“First Lien Loan Documents” means the “Loan Documents” (as defined in the First Lien Credit Agreement).

“First Lien Debt Cap” has the meaning assigned in the Intercreditor Agreement.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary that is treated as a CFC (or any Foreign Subsidiary that is treated as a pass-through entity for U.S. federal income tax purposes and owns the Equity Interests of one or more CFCs) the Equity Interests of which are owned directly by the Borrower or a Domestic Subsidiary of the Borrower.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fraudulent Transfer Laws” has the meaning set forth in Section 8.16.

“FSHCO” means any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) substantially all of whose assets (held directly or through Subsidiaries) consist of Equity Interests of one or more CFCs and, if applicable, indebtedness of such CFCs.

“Funding Guarantor” has the meaning set forth in Section 8.17(a).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“General Partner” means Quintana Energy Services GP LLC, a Delaware limited liability company.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Proceedings” means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the owner of such Debt or other obligation of the payment or performance thereof or to protect such owner against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor Claims” has the meaning set forth in Section 8.09(a).

“Guarantors” means (a) each of the Subsidiaries of the Borrower listed on Schedule 1.01(b) and (b) any other Subsidiary of the Borrower that becomes a guarantor of all or a portion of the Obligations.

“Hazardous Material” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is listed, defined, or regulated as a “hazardous material,” “hazardous waste,” “hazardous substance,” or “toxic substance,” or otherwise classified as hazardous or toxic in or pursuant to any Environmental Law.

“Holdco” means QES Holdco LLC, a Delaware limited liability company.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.05.

“Initial Term Commitment” means, as to each Lender, its obligation to make an Initial Term Loan to the Borrower pursuant to Section 2.01 in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 under the caption “Initial Term Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $35,000,000.

“Initial Term Loan Commitment Percentage” means, as to any Initial Term Loan Lender, the percentage set forth opposite such Initial Term Loan Lender’s name in Schedule 2.01 under the caption “Initial Term Loan Commitment Percentage.”

“Initial Term Loans” means the Loans made by the Term Loan Lenders to the Borrower on the Closing Date pursuant to Section 2.01(a).

“Initial Term Loan Lender” means each of the Lenders listed in Schedule 2.01 under the caption “Initial Term Loan Lender”.

“Insolvency Event” shall mean any circumstance described in Section 7.01(e).

“Insurance and Condemnation Event” means the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

“Intercreditor Agreement” means the Intercreditor Agreement and Subordination Agreement, dated as of the date hereof, among the Administrative Agent, the First Lien Agent, the Borrower and the other Loan Parties party thereto, as the same may be amended, modified or supplemented from time to time.

“Interest Payment Date” has the meaning set forth in Section 2.06(b).

“Investment” means, with respect to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest of another Person, (b) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of such Person, or (c) any loan, advance, extension of credit or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but net of any amounts received by such Person or returned to such Person with respect to such Investment.

“IPO” means the initial public offering of the Borrower’s common units representing limited partner interests in accordance with the Prospectus.

“IPO Closing Date” means the date of the consummation of the IPO.

“IRS” means the United States Internal Revenue Service.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, award, requirement, order, writ, judgment, injunction, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority which is binding on such Person, including, without limitation, any Environmental Law.

“Lenders” means the lenders listed on the signature pages of this Agreement and any other Person that has become a party hereto pursuant to an Assignment and Acceptance (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) (including for the avoidance of doubt, any Initial Term Loan Lender and Delayed Draw Term Lender).

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, assignment, preference, deposit arrangement, encumbrance, charge, security interest, priority or other security or preferential arrangement of any kind or nature whatsoever, whether voluntary or involuntary in or on such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Liquidity” means, as of a date of determination, the sum of (a) Revolving Availability (as defined in the First Lien Credit Agreement) plus (b) Unrestricted Cash.

“Loans” means the loans made pursuant to Section 2.01(a) and (b) in accordance with this Agreement (including, for avoidance of doubt, any Initial Term Loan or Delayed Draw Term Loan).

“Loan Documents” means this Agreement, the Notes, the Security Documents, the Fee Letter, the Intercreditor Agreement and each other agreement, instrument or document executed by any Loan Party or any of their respective officers in favor of the Administrative Agent or the Lenders at any time in connection with this Agreement (other than any Swap Contract or Master Agreement), all as amended, restated, supplemented or modified from time to time.

“Loan Exposure” means, with respect to any Lender on any date of determination, the percentage equal to the aggregate outstanding principal amount of such Lender’s Loans on such date divided by the aggregate Loans on such date.

“Loan Party” means the Borrower and each Guarantor.

“Make-Whole Amount” has the meaning set forth in Section 2.07(d).

“Maintenance Capital Expenditures” means cash expenditures (including expenditures for the construction or the replacement, improvement or expansion of existing capital assets) by a Loan Party made to maintain, over the long term, the operating capacity or operating income of the Loan Parties. For purposes of this definition, “long term” generally refers to a period of not less than twelve months. Where capital expenditures are made in part for Maintenance Capital Expenditures and in part for non-Maintenance Capital Expenditures, the Borrower shall determine the allocation of the amounts paid for each in a commercially reasonable manner.

“Majority Lenders” means, at any time, Lenders holding greater than fifty percent (50%) of the sum of (A) the then aggregate outstanding Delayed Draw Commitments and (B) the then aggregate outstanding principal balance of the Loans; provided that the Delayed Draw Commitment Amount of, and the portion of the aggregate outstanding principal balance of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.

“Material Adverse Effect” shall mean a material adverse effect upon (a) the business, property, operations, condition (financial or otherwise), or liabilities (actual or contingent) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries taken as a whole to perform their obligations under any Loan Document to which the Borrower or any of its Subsidiaries is or is to be a party, (c) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Document or (d) the legality, validity, binding effect or enforceability against any Loan Party of this Agreement or any of the other Loan Documents.

“Material Contract” means each contract of the Borrower and its Subsidiaries to which at least 20% of the Borrower’s Consolidated EBITDA for the four-fiscal quarter period most recently ended is attributable, as each such contract is amended, restated, supplemented or otherwise modified from time to time.

“Maturity Date” means the date that is the fourth anniversary of the Closing Date.

“Maximum Rate” means the maximum non-usurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

“Moody’s” means Moody’s Investors Service, Inc. or any successor that is a national credit rating organization.

“Mortgage” means each mortgage or deed of trust in form reasonably acceptable to the Administrative Agent and the Required Lenders executed by any Loan Party to secure all or a portion of the Obligations.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six years, has made or been obligated to make contributions.

“Net Cash Proceeds” means in connection with any Asset Disposition or Insurance and Condemnation Event, the proceeds thereof received or paid to the account of any Loan Party in the form of cash and Cash Equivalents received in connection with such transaction, net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Debt secured by a Lien expressly permitted hereunder on any asset that is the subject of any such Asset Disposition or Insurance and Condemnation Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred by any Loan Party in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); provided that such net proceeds in each case exceed $1,000,000.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Majority Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Not Otherwise Applied” means, with reference to any cash equity investment by the Sponsor, that such amount (a) was not applied to prepay the Loans pursuant to Section 2.07(b), (b) was not required to be applied to prepay the Loans pursuant to Section 2.07(c) and (c) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose.

“Note” means a Term Note.

“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower and its Subsidiaries arising under any Loan Document, including any make-whole amounts (including the Make-Whole Amount), any repayment or prepayment premiums (including the Repayment Premium) and any accrued and unpaid interest (including PIK Amounts), or otherwise with respect to any Loans whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Subsidiary thereof of any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning set forth in Section 4.22.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) Synthetic Lease Obligations, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (but, for the avoidance of doubt, excluding any Operating Leases).

“Operating Lease” of a Person means any lease of Property (other than a Capital Lease or an Off-Balance Sheet Liability) by such Person as lessee.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by Borrower under Section 2.15).

“Participant” has the meaning set forth in Section 10.06(d).

“Participant Register” has the meaning set forth in Section 10.06(e).

“Partnership Agreement” means the amended and restated partnership agreement of the Borrower, substantially in the form attached to the Prospectus, to be entered into on or prior to the IPO Closing Date.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted First Lien Debt” shall mean First Lien Credit Agreement Debt permitted pursuant to Section 6.02(s).

“Permitted Liens” has the meaning set forth in Section 6.01.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute or otherwise has any liability, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six years.

“PIK Payment” has the meaning set forth in Section 2.06(c).

“Platform” has the meaning set forth in Section 5.01.

“Pledge Agreement” means the Pledge Agreement in substantially the form of Exhibit H among one or more of the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Property” of any Person means any interest of such Person in any property or asset (whether real, personal or mixed, tangible or intangible).

“Pro Rata Share” means (i) with respect to a Lender’s commitment to make Delayed Draw Term Loans, the Delayed Draw Commitment Percentage of such Lender, (ii) with respect to a Lender’s commitment to make Initial Term Loans, the Initial Term Loan Commitment Percentage of such Lender (iii) with respect to a Lender’s right to receive payments of principal and interest with respect to Loans, such Lender’s Loan Exposure with respect thereto and (iv) for all other purposes (including without limitation the indemnification obligations arising under Section 9.08) with respect to any Lender, the percentage obtained by dividing (A) the sum of such Lender’s then existing Delayed Draw Commitment Amount and the aggregate outstanding principal amount of such Lender’s then existing Loans by (B) the sum of the aggregate then existing Delayed Draw Commitments of all Lenders and the aggregate outstanding principal amount of the then existing Loans of all Lenders.

“Prospectus” means the prospectus included in the Registration Statement, together with any amendment thereto or new prospectus.

“Public Lender” has the meaning set forth in Section 5.01.

“Qualified Senior Notes” has the meaning set forth in Section 6.02(o).

“Recipient” means (a) the Administrative Agent and (b) any Lender as applicable.

“Register” has the meaning set forth in Section 10.06(c).

“Registration Statement” means a Registration Statement on Form S-1 filed by the Borrower with the SEC in connection with the IPO, together with any amendment thereto.

“Regulations T, U, X and D” means Regulations T, U, X, and D of the Federal Reserve Board, as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.

“Repayment Premium” has the meaning set forth in Section 2.07(e).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA other than an event for which the thirty (30) day notice period is waived.

“Reporting Date” has the meaning assigned in Section 7.07(a).

“Required Lenders” means, (a) 100% of the Lenders, for so long as Archer Holdco LLC and Geveran Investments Limited or any Affiliate of either thereof collectively hold, directly or indirectly, 55% or more of the then aggregate outstanding principal balance of the Loans plus the aggregate unused Delayed Draw Commitments and (b) Lenders holding more than 66-2/3% of the then aggregate outstanding principal balance of the Loans plus the aggregate unused Delayed Draw Commitments, for any period in which Archer Holdco LLC and Geveran Investments Limited or any Affiliate of either thereof collectively hold, directly or indirectly, less than 55% of the then aggregate outstanding principal balance of the Loans plus the aggregate unused Delayed Draw Commitments; provided that the Delayed Draw Commitment Amount of, and the portion of the aggregate outstanding principal balance of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders

“Responsible Officer” means, the Chief Executive Officer, President, Chief Financial Officer, any Executive or Senior Vice President, Vice President, Treasurer or any other member of senior management of the Borrower.

“Restricted Payment” means: (a) the making by the Borrower or any of its Subsidiaries of any dividend or distribution (whether in cash, securities or other property) with respect to any Equity Interest of such Person; (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary; (c) any payment or prepayment (scheduled or otherwise) of principal of, premium, if any, or interest on, any subordinated Debt (which, for the avoidance of doubt, shall not include Debt permitted under Sections 6.02(r) or (o) unless such Debt has been expressly subordinated to all or any portion of the Obligations); and (d) any payment by the Borrower or any of its Subsidiaries of any management, consulting or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise.

“S&P” means Standard & Poor’s Rating Agency Group, a division of Mc-Graw Hill Companies, Inc., or any successor that is a national credit rating organization.

“Sanctions” has the meaning set forth in Section 4.22.

“SEC” means the Securities and Exchange Commission, and any successor entity.

“Secured Parties” means the Administrative Agent and the Lenders.

“Security Agreement” means the Security Agreement in substantially the form of Exhibit G among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties.

“Security Documents” means the Security Agreement, the Pledge Agreement, the Account Control Agreements, the Mortgages and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations.

“Sponsor” means (a) Quintana Energy Partners, L.P., a Delaware limited partnership and any of its Affiliates or other investment funds that are managed or advised by the same investment advisor or manager as Quintana Energy Partners, L.P. or by an Affiliate of such investment advisor or manager and/or (b) Archer and any of its Affiliates.

“Subordinated Debt Documents” means the agreements, indentures and other documentation pursuant to which any Subordinated Debt is issued.

“Subsidiary” of a Person means any corporation, association, partnership or other business entity of which more than 50% of the outstanding Equity Interests having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Equity Interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other similar master agreement covering the types of transactions set forth in clause (a) above (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of Property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit E-1.

“Transactions” means, collectively (a) the entering into by the Loan Parties of the Loan Documents, (b) the borrowings of the Loans and (c) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Treasury Rate” means the yield to maturity at a time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the prepayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the applicable prepayment date to the First Call Date, provided, however, that if the period from the applicable prepayment date to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth (1/12th) of a year) from the weekly average yields of United States Treasury securities for which such yields are given having maturities as close as possible to the First Call Date, except that if the period from the applicable prepayment date to the First Call Date is less than one (1) year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one (1) year shall be used.

“UCC” means the Uniform Commercial Code as in effect in the State of Texas; provided that if perfection or the effect of perfection or non-perfection is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Cash” means readily and immediately available cash and Cash Equivalents, in each case, in Dollars held in deposit accounts located in the United States owned by any Loan Party (other than the LC Cash Collateral Account as defined in the First Lien Credit Agreement) and held by a First Lien Lender or an Affiliate of a First Lien Lender and which would not appear as “restricted” on a consolidated balance sheet of the Borrower; provided that, such deposit accounts and the funds therein shall be unencumbered and free and clear of all Liens and other third party rights other than (i) a Lien securing the Obligations and the First Lien Credit Agreement Debt, if any, and (ii) a Lien in favor of the depositary institution holding such deposit accounts arising solely by virtue of such depositary institution’s standard account documentation or any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only such deposit accounts.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (g) of Section 2.11.

“Voting Securities” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of such partnership, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

“Warrant Agreement” means that certain Warrant to Purchase Common Stock, dated as of the date thereof, in the form attached hereto as Exhibit I.

“Warrant Purchase Agreement” means that certain Warrant Purchase Agreement, dated as of the date thereof, in form and substance reasonably satisfactory to the Required Lenders.

“Warrants” means any and all warrants issued by any Loan Party to the extent constituting Indebtedness.

Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.03 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time. In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated Subsidiaries.

(b) Changes in GAAP. If any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Majority Lenders shall so request, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.04 Classes of Loans. Loans are distinguished by “Class”. The “Class” of a Loan refers to the determination of whether such Loan is a Delayed Draw Term Loan or Initial Term Loan, which constitutes a Class.

Section 1.05 Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

THE LOANS

Section 2.01 Loans.

(a) Initial Term Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents and in reliance on the representations and warranties set forth in this Agreement and the Loan Documents, each Initial Term Loan Lender severally agrees to make an Initial Term Loan to the Borrower on the Closing Date in a principal amount equal to such Initial Term Loan Lender’s Initial Term Loan Commitment.

(b) Delayed Draw Term Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents and in reliance on the representations and warranties set forth in this Agreement and the Loan Documents, each Delayed Draw Lender severally agrees to make a Delayed Draw Term Loan to the Borrower on the applicable Delayed Draw Funding Date in a principal amount equal to such Delayed Draw Lender’s Delayed Draw Commitment Amount.

Section 2.02 Method of Borrowing.

(a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing, given not later than 11:00 a.m. (New York, New York time) on the third (3rd) Business Day prior to such proposed Borrowing to the Administrative Agent (or, in the case of the Borrowing being made on the Closing Date, one Business Day prior to the Closing Date). The Administrative Agent shall give to each Lender prompt notice on the day of receipt of a timely Notice of Borrowing. Each request for a Loan shall be in a minimum amount of $1,000,000 and, if in excess of such amount, in an integral multiple of $250,000; provided that the request for the Borrowing of the Initial Term Loans on the Closing Date shall be equal to the full amount of the aggregate Initial Term Loan Commitments. Each Notice of Borrowing shall be in writing specifying (A) the Borrowing Date (which shall be a Business Day), (B) the requested Class of Loans comprising such Borrowing, (C) the aggregate amount of such Borrowing and (D) the wiring information of the deposit account of the Borrower to which the proceeds of such Borrowing are to be disbursed. Each Lender shall make available its Pro Rata Share of such Borrowing before 11:00 a.m. (New York, New York time) on the Borrowing Date in immediately available funds to the Administrative Agent at such account as the Administrative Agent may specify by notice to the Lenders. After the Administrative Agent’s receipt of all funds requested in the applicable Notice of Borrowing and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will promptly make such funds available to the Borrower at such account as the Borrower shall specify in the Notice of Borrowing.

(b) [Reserved].

(c) [Reserved].

(d) Notices Irrevocable. Each Notice of Borrowing delivered by the Borrower shall be irrevocable and binding on the Borrower.

(e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the Borrowing Date that such Lender will not make available to the Administrative Agent such Lender’s Pro Rata Share of the Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the Borrowing Date in accordance with paragraph (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable on such day to Loans. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Loans comprising such Borrowing. If such Lender’s Loan as part of such Borrowing is not made available by such Lender within three Business Days of the Borrowing Date, the Borrower shall repay such Lender’s share of such Borrowing (together with interest thereon at the interest rate applicable during such period to Loans) to the Administrative Agent not later than three Business Days after receipt of written notice from the Administrative Agent specifying such Lender’s share of such Borrowing that was not made available to the Administrative Agent.

(f) Lender Obligations Several. The failure of any Lender to make a Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Loan on the applicable Borrowing Date. No Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender on any applicable Borrowing Date.

(g) Evidence of Indebtedness.

(i) The indebtedness of the Borrower to each Lender resulting from the (i) Loans owing to such Lender and (ii) such Lender’s Pro Rata Share of the Delayed Draw Commitment shall be evidenced by a Term Note of the Borrower payable to such Lender or its registered assigns.

(ii) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(iii) The Administrative Agent shall also maintain accounts in which it will record (A) the amount of each Loan made hereunder and the Class thereof, (B) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (C) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(iv) The entries maintained in the accounts maintained pursuant to paragraphs (ii) and (iii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (iii) of this Section 2.02(g) and any Lender’s records, the accounts of the Administrative Agent shall govern.

Section 2.03 [Reserved].

Section 2.04 Termination, Reduction of the Commitments.

(a) Termination of Initial Term Loan Commitments.

(i) The Initial Term Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date.

(b) Termination or Reduction of Delayed Draw Commitments.

(i) The Delayed Draw Commitments shall automatically terminate upon the twelve month anniversary of the Closing Date, unless funded prior to such date. Upon each funding of a Delayed Draw Commitment, such Delayed Draw Commitment shall be reduced by the amount of such funding. Borrower may, upon written notice to Administrative Agent, terminate the Delayed Draw Commitment, or from time to time permanently reduce the Delayed Draw Commitments; provided that (i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. (New York City time) three Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Delayed Draw Commitments. Any reduction of the Delayed Draw Commitments shall be applied to each Delayed Draw Lender according to its Delayed Draw Commitment Percentage. All fees accrued until any termination of the Delayed Draw Commitments shall be paid on the date of such termination.

Section 2.05 Repayment.

(a) Loans. The Borrower shall repay the outstanding principal amount of the Loans, together with accrued and unpaid interest thereon, on the Maturity Date. The Loans are not revolving in nature and principal amounts paid or prepaid thereon may not be reborrowed.

Section 2.06 Interest, Interest Calculations and Certain Fees.

(a) Interest Rate. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to it from the date of such Borrowing until such principal amount shall be paid in full, at a rate of 10.0% interest per annum.

(b) Interest Payment Dates. Interest on the Loans shall accrue on a daily basis and shall be paid in arrears on the last Business Day of March, June, September and December of each calendar year (each, an “Interest Payment Date”).

(c) PIK Interest. On each Interest Payment Date, all accrued and unpaid interest shall be paid in kind by capitalizing and adding such unpaid amount (each such amount so added, a “PIK Payment”) to the outstanding principal balances of the Loans. Following an increase in the principal amount of the outstanding Loans as a result of a PIK Payment, the Loans will bear interest on such increased principal amount from and after the date of such PIK Payment. All references to the “principal” of the Loans shall include all interest accrued and capitalized as a result of PIK Payment.

(d) Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time (calculated after giving effect to all items charged which constitute “interest” under applicable laws, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect.

In the event, upon payment in full of the Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Loans if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Loans.

In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

(e) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall, upon the written request of the Majority Lenders (with a copy to the Administrative Agent), from time to time pay interest, to the extent permitted by law, on any outstanding amounts to but excluding the date of actual payment (after as well as before judgment) with respect to any amount of principal of any Borrowing, at the rate otherwise applicable to such Borrowing pursuant to this Section 2.06 plus 2% per annum

(f) Agent’s Fees. The Borrower shall pay to the Administrative Agent fees in such amounts and at such times as set forth in the Fee Letter. The fees payable to the Administrative Agent under the Fee Letter shall be fully earned when due and shall not be refundable for any reason whatsoever.

(g) Computation of Interest and Related Fees. Interest shall be computed on the basis of a year of 360 days, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan shall be included, and the date of payment of such Loan shall be excluded.

Section 2.07 Prepayments.

(a) Right to Prepay. The Borrower shall have no right to prepay any principal amount of any Loan except as provided in this Section 2.07.

(b) Optional. The Borrower may elect to prepay, in whole or in part, any of the Loans owing by it to the Lenders, after giving prior written notice of such election to the Administrative Agent by no later than 11:00 a.m. (New York, New York time) one (1) Business Day prior to such prepayment stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each Lender and the Borrower shall prepay Loans comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $250,000 and in integral multiples of $100,000 in excess thereof (or such lesser amount as may then be outstanding). Each notice of prepayment with respect to an optional prepayment under this Section 2.07(b) shall specify the prepayment date and the principal amount of the Loans (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such borrowing by the amount stated therein, together with interest then accrued and unpaid on such principal amount and any applicable Make-Whole Amount and Repayment Premium with respect thereto, on the date stated therein (and all such amounts shall become due and payable for all purposes hereunder on such date). All prepayments under this Section 2.07(b) shall be subject to the Make-Whole Amount and the Repayment Premium in accordance with Section 2.07(b) and Section 2.07(c), respectively. All prepayments under this Section 2.07(b) shall be accompanied by a cash payment of the accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment together with any Make-Whole Amount and Repayment Premium with respect thereto.

(c) Mandatory Prepayment of Loans.

(i) [Reserved].

(ii) Asset Dispositions; Insurance and Condemnation Events. Immediately upon receipt by the Borrower or any of its Subsidiaries of Net Cash Proceeds, the Borrower shall prepay the Loans in an amount equal to 100% of such Net Cash Proceeds; provided, however, that, if (A) the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent setting forth the Borrower’s intent to reinvest such proceeds in the business of the Borrower and its Subsidiaries or to repair the equipment, fixed assets or real property in respect of which such cash proceeds were received, each within 180 days of receipt of such proceeds and (B) no Event of Default shall have occurred and be continuing, then 50% of such proceeds shall not constitute Net Cash Proceeds for purposes of this clause (ii) except to the extent not so used by the end of such 180-day period, at which time such proceeds shall be deemed to be Net Cash Proceeds for purposes of this clause (ii) and all such Net Cash Proceeds shall be applied immediately as prepayment to the Loans in accordance with Section 2.07(c)(iii)). Any mandatory repayment pursuant to this Section 2.07(c)(ii) on account of Asset Dispositions of the Obligations shall be accompanied by the Make-Whole Amount and/or Repayment Premium, as applicable.

(iii) Application of Prepayments. Each prepayment pursuant to this Section 2.07(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date. Each prepayment of Loans required pursuant to Section 2.07(c)(ii) shall be applied to the prepayment of the Loans.

(iv) Notwithstanding anything to the contrary in this Section 2.07(c), until the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement), no mandatory prepayments of outstanding Loans that would otherwise be required under this Section 2.07(c) shall be required to be made and no payment of any Make-Whole Amount or Repayment Premium shall be made (including without limitation to any substitute Lender).

(v) Within one (1) Business Day prior to each prepayment required under Section 2.07(c), the Borrower shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower specifying the prepayment date and setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the principal amount of the Loans and accrued interest to be prepaid.

(d) Make-Whole Amount. If on or prior to the first anniversary of the Closing Date (the “First Call Date”), the Borrower repays, for any reason (whether by mandatory or optional prepayment, at maturity or following acceleration of the maturity thereof, in connection with an Event of Default (including, without limitation, a change in control) and/or in or in connection with a voluntary or involuntary Insolvency Event or otherwise) (other than as a result of a mandatory prepayment pursuant to Section 2.07(c)(ii)) (solely to the extent on account of any Insurance and Condemnation Event), all or any part of the principal balance of any Loan, or if the maturity of the Loans shall be accelerated under any provisions of Section 7.02 or Section 7.03 or if a substitution of any Lender is made pursuant to Section 10.06, then Borrower shall pay to the Administrative Agent, for the benefit of all Lenders (or, in the case, of a substitution pursuant to Section 10.06, the substituted Lender) in addition to the amount so repaid, due or assigned, an amount, calculated by the Required Lenders, equal to the present value at such time, computed on such repayment or assignment date using a discount rate equal to the Treasury Rate plus 50 basis points, of the amount of (i) the Repayment Premium that would be due if such Loan remained outstanding and were repaid one day after the First Call Date, and (ii) the interest that would have accrued on the principal balance of the applicable Loan being repaid (or so due or assigned) from the date of repayment, acceleration or assignment, as applicable, through the First Call Date if such Loan remained outstanding and were repaid one day after the First Call

Date; provided, that such present value amount shall be calculated by the Required Lenders and shall be conclusive absent manifest error. The present value amount described in this Section 2.07(d) shall be referred to as the “Make-Whole Amount”

(e) Repayment Premium. Following the First Call Date, together with any repayment made pursuant to the terms of this Agreement (whether by mandatory or optional prepayment, at maturity or following acceleration of the maturity thereof, in connection with an Event of Default (including, without limitation, a Change of Control) and/or in or in connection with a voluntary or involuntary Insolvency Event or otherwise) with respect to the Loans (other than any repayment pursuant to Section 2.07(c)(ii)) (solely to the extent on account of any Insurance and Condemnation Event), or if the maturity of the Loans shall be accelerated under any provision of Section 7.02 or Section 7.03 or if a substitution of any Lender is made pursuant to Section 10.06 Borrower shall pay to the Administrative Agent, for the benefit of all Lenders (or, in the case, of a substitution pursuant to Section 10.06, the substituted Lender) in addition to the amount so repaid or due, an amount equal to the applicable percentage (herein referred to as the “Repayment Premium”) set forth in the following chart, of the principal amount so repaid, due or assigned, together with unpaid interest on the amount so repaid, due or assigned.

Date of Repayment, Acceleration or Assignment	Repayment or Assignment Percentage of Loans
From (but excluding) the First Call Date to (and including) the second anniversary of the Closing Date	3%
From (but excluding) the second anniversary of the Closing Date to (and including) the third anniversary of the Closing Date	2%
From (but excluding) the third anniversary of the Closing Date to (and including) the fourth anniversary of the Closing Date	1%
From (but excluding) the fourth anniversary of the Closing Date and thereafter	0%

Any payment required pursuant to this Section 2.07(e) is in addition to, and not a replacement of any amount paid pursuant to any other provision of this Agreement. For the avoidance of doubt, this Section 2.07(e) is for the benefit of the Lenders only and is not intended to be the sole remedy for the Borrower’s breach under Section 7.01.

(f) Ratable Payments; Effect of Notice. Each payment of any Loan pursuant to this Section 2.07 or any other provision of this Agreement shall be applied pro rata to reduce the principal on the Loans. All notices given pursuant to this Section 2.07 shall be irrevocable and binding upon the Borrower.

Section 2.08 [Reserved].

Section 2.09 Increased Costs Generally. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;

(ii) subject any Recipient to any Tax of any kind whatsoever (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes”, and (C) Connection Income Taxes) on its Borrowings, loan principal, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender any other condition affecting this Agreement;

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender the Loans made by such Lender to a level below that which such Lender, such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to liquidity and capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower (with a copy to the Administrative Agent) shall be presumptively correct absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.10 Payments and Computations.

(a) Payment Procedures. Except for payments of PIK Interest, Borrower shall make each payment under this Agreement not later than 12:00 p.m. (New York, New York time) on the day when due to the Administrative Agent to the applicable account designated by the

Administrative Agent to the Borrower in immediately available funds. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Each Loan shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments shall be made without setoff, deduction, or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, cash interest or fees ratably (other than amounts payable solely to the Administrative Agent, or a specific Lender pursuant to 2.08 or 2.11, but after taking into account payments effected pursuant to Section 10.04) (i) before acceleration of the Loans pursuant to Section 7.02 or 7.03, in accordance with each Lender’s Pro Rata Share, and (ii) after the acceleration of the Loans pursuant to Section 7.02 or 7.03, in accordance with each Lender’s Pro Rata Share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement.

(b) [Reserved].

(c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

(d) Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due to such Lender. If and to the extent the Borrower shall not have so made such payment in full to Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the greater of the Federal Funds Effective Rate for such day and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 2.11 Taxes.

(a) Defined Terms. For purposes of this Section 2.11 the term “applicable Legal Requirements” includes FATCA.

(b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Legal Requirements. If any applicable Legal Requirements (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by such withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirements and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.11) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Legal Requirements.

(d) Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Notwithstanding anything herein to the contrary, no Recipient shall be indemnified for any Indemnified Taxes hereunder unless such Recipient shall make written demand on Borrower for such reimbursement no later than twelve (12) months after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified Taxes, and (ii) the date on which such Recipient has made payment of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

(e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable Legal Requirements or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Legal Requirements as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (A) through (E) and of this subsection (g)(ii) and clause (g)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, a Lender shall deliver to Borrower and the Administrative Agent whichever of the following is applicable:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (2) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) executed originals of IRS Form W-8ECI,

(D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (2) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(E) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner.

(F) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Legal Requirement as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Legal Requirements and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Legal Requirements (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(i) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j) On or before the date that Cortland (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower with a copy of an (i) IRS Form W-9, or (ii) such other documentation as will establish that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States, including Taxes imposed under FATCA.

Section 2.12 Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its Pro Rata Share, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact in writing, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.13 Applicable Lending Offices. Each Lender may book its Loans at any Applicable Lending Office selected by such Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Loans shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written notice to the Administrative Agent and the Borrower designate replacement or additional Applicable Lending Offices through which Loans will be made by it and for whose account repayments are to be made (but, for the avoidance of doubt, the Loan shall not be assigned pursuant such notice and shall be held by such Lender).

Section 2.14 [Reserved].

Section 2.15 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.09, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06, delivered to the Administrative Agent a fully executed Assignment and Assumption and provided to the Administrative Agent all documents and information required under Section 10.06(b)(iii); (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.08) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Legal Requirements and (v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.16 [Reserved].

Section 2.17 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Majority Lenders and Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 7.05 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Pro Rata Shares without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. If the Borrower, the Required Lender and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

CONDITIONS

Section 3.01 Closing Date. This Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.01) (the “Closing Date”):

(a) Documentation. The Administrative Agent and the Required Lenders shall have received the following, each dated on or before such day, duly executed by all the parties thereto, each in form and substance satisfactory to the Administrative Agent and the Required Lenders:

(i) this Agreement and all attached Exhibits and Schedules;

(ii) the Intercreditor Agreement;

(iii) the Security Agreement, together with UCC-1 financing statements and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in the Collateral described therein;

(iv) the Pledge Agreement pledging to the Administrative Agent for the benefit of the Secured Parties all of the Equity Interests of the Domestic Subsidiaries of such

Loan Party, together with UCC-1 financing statements and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Equity Interests;

(v) a certificate dated as of the Closing Date from a Responsible Officer of the Borrower stating that (A) all representations and warranties of such Person set forth in this Agreement and in the other Loan Documents to which it is a party are true and correct; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.01 to be satisfied by any Loan Party have been met;

(vi) copies of the certificate or articles of incorporation or other equivalent organizational documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization;

(vii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or other equivalent organizational documents of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other equivalent body of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other organizational documents of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to paragraph (vii) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document, Notices of Borrowing or any other document delivered in connection herewith on behalf of such Loan Party;

(viii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (viii) above;

(ix) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each of the Loan Parties in all jurisdictions where reasonably required by the Administrative Agent;

(x) a favorable opinion dated as of the Closing Date of Kirkland & Ellis LLP, counsel to the Loan Parties;

(xi) Fee Letter;

(xii) a certificate as to coverage under, the insurance policies required by Section 5.06 and the applicable provisions of the Security Documents, which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as additional insureds in form and substance reasonably satisfactory to the Required Lenders; and

(xiii) [reserved];

(xiv) such other documents, governmental certificates and agreements as the Administrative Agent or Required Lenders may reasonably request.

(b) Payment of Fees. On the Closing Date, the Borrower shall have paid the fees required to be paid to the Administrative Agent and the Lenders on the Closing Date, including, without limitation, the fees set forth in the Fee Letter and all other costs and expenses which have been invoiced and are payable pursuant to Section 10.04.

(c) First Lien Credit Agreement. The Administrative Agent shall have received a duly executed copy of Third Amendment to the First Lien Credit Agreement, in form and substance reasonably satisfactory to the Required Lenders.

(d) [Reserved].

(e) [Reserved].

(f) Security Documents. The Required Lenders shall have received all appropriate evidence required by the Required Lenders in their sole discretion necessary to determine that arrangements have been made for the Administrative Agent for the benefit of Secured Parties to have an Acceptable Security Interest in the Collateral, including, without limitation, (i) the delivery to the Administrative Agent of such financing statements under the Uniform Commercial Code for filing in such jurisdictions as the Administrative Agent or Required Lenders may require, (ii) lien, tax and judgment searches conducted on the Loan Parties reflecting no Liens other than Permitted Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement, (iii) lien releases with respect to any Collateral currently subject to a Lien other than Permitted Liens, and (iv) evidence that arrangements reasonably satisfactory to the Required Lenders have been made for the notation of the Administrative Agent’s Lien on certificates of title with respect to all Certificated Equipment (as defined in the Security Agreement) pledged as Collateral.

(g) [Reserved].

(h) Authorizations and Approvals. All necessary Governmental Authorities and Persons shall have approved or consented to the Transactions and the transactions contemplated hereby, including, without limitation, those approvals and consents from such Governmental Authorities and Persons required in connection with the continued operation of the Borrower and its Subsidiaries, to the extent required, and such consents and approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened that would restrain, prevent or otherwise impose adverse conditions on this Agreement, the Transactions and the actions contemplated hereby and thereby.

(i) No Default. No Default shall have occurred and be continuing or would result from such Loan or from the application of the proceeds therefrom.

(j) Representations and Warranties. The representations and warranties contained in Article IV hereof and in each other Loan Document shall be true and correct before and after giving effect to the Loans and to the application of the proceeds from such Loans from the date of the Loans, as though made on and as of such date.

(k) No Material Adverse Effect. No event or events that, individually or in the aggregate, has had or is reasonably likely to have a material adverse effect upon (a) the business, property, operations, condition (financial or otherwise) or liabilities (actual or contingent) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries taken as a whole to perform their obligations under any Loan Document to which the Borrower or any of its Subsidiaries is or is to be a party or (c) the legality, validity, binding effect or enforceability against any Loan Party of this Agreement or any of the other Loan Documents, or the rights and remedies of the Administrative Agent or any Lender under any Loan Document.

(l) PATRIOT Act, etc. Each Loan Party shall have provided to the Administrative Agent the documentation and other information reasonably requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, an IRS Form W-9 duly completed and executed by the Borrower).

(m) Warrant Purchase Agreement. The Administrative Agent shall have received a duly executed copy of the Warrant Purchase Agreement.

Section 3.02 Conditions to the Initial Term Loans. The obligation of each Lender to make the Initial Term Loans shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

(a) the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02 (and, in the case of the Borrowing being made on the Closing Date, a funds flow memorandum);

(b) the representations and warranties contained in Article IV and in each other Loan Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the date of such Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date, before and after giving effect to such Loan and to the application of the proceeds from such Loan as though made on, and as of such date;

(c) no Default has occurred and is continuing or would result from such Loan or from the application of the proceeds therefrom; and

(d) The Administrative Agent shall have received a duly executed copy of the Warrant Agreement and all other conditions precedent existing under the Warrant Purchase Agreement have been satisfied in accordance with the terms of the Warrant Purchase Agreement.

Section 3.03 Conditions to the Delayed Draw Term Loans. The obligation of Delayed Draw Lenders to make a Delayed Draw Term Loan is subject to satisfaction of each of the following conditions:

(a) the Administrative Agent shall have received a Notice of Borrowing in accordance with Section 2.02;

(b) the representations and warranties contained in Article IV and in each other Loan Document are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the date of such Delayed Draw Term Loan, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as of such earlier date, before and after giving effect to such Delayed Draw Term Loan and to the application of the proceeds from such Delayed Draw Term Loan as though made on, and as of such date; and

(c) no Default has occurred and is continuing or would result from such Delayed Draw Term Loan or from the application of the proceeds therefrom; and

Section 3.04 Determinations Under Sections 3.01, 3.02 and 3.03. For purposes of determining compliance with the conditions specified in Sections 3.01, 3.02 and 3.03, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender prior to the Borrowings hereunder specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of such Borrowings.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Loan Party jointly and severally represents and warrants as follows:

Section 4.01 Existence; Subsidiaries. Each of the Borrower and its Subsidiaries is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification and where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

Section 4.02 Power and Authority. Each of the Loan Parties has the requisite power and authority to own its assets and carry on its business and execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution, delivery, and performance by each Loan Party of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby (a) have been duly authorized by all necessary organizational action of the Loan Parties, (b) do not and will not (i) contravene the terms of any such Person’s organizational documents, (ii) violate any Legal Requirement in any material respect, or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien under (A) the provisions of any material indenture, instrument or agreement to which such Loan Party is a party or is subject, or by which it, or its Property, is bound or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject.

Section 4.03 Authorization and Approvals. No authorization, approval, consent, exemption, or other action by, or notice to or filing with, any Governmental Authority or any other Person is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by, or enforcement against, any Loan Party of this Agreement and the other Loan Documents to which it is a party or the consummation of the Transactions or the transactions contemplated hereby or thereby, except (a) actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents (including, without limitation, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created for the benefit of the Secured Parties), (b) authorizations, approvals, consents, exemptions, notices or other filings that have been obtained or made and are in full force and effect, or (c) customary filings with respect to the exercise of remedies by the Secured Parties.

Section 4.04 Enforceable Obligations. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity.

Section 4.05 Financial Statements; No Material Adverse Effect.

(a) The consolidated balance sheets of the Borrower and its Subsidiaries as of the period ending December 31, 2015, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and fairly present the financial condition of the Borrower and its consolidated Subsidiaries, as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) [Reserved].

(c) Since the later of (i) September 30, 2016 and (ii) the date of the most recent financial statements delivered pursuant to Section 5.01(a), there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 4.06 True and Complete Disclosure. As of the Closing Date, the Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading, taken as a whole; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable by the Borrower at the time when made, it being recognized by the Administrative Agent and the Lenders that such information as it relates to future events is not to be viewed as a fact and that actual results during the period or periods covered by such information may differ from the projected results set forth therein by a material amount.

Section 4.07 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (a) with respect to this Agreement or any other Loan Document or (b) that could reasonably be expected to have a Material Adverse Effect.

Section 4.08 Compliance with Laws. None of the Borrower or any of the Subsidiaries or any of their respective material properties is in violation of, nor will the continued operation of their material properties as currently conducted violate (a) any Legal Requirement, except in such instances in which (i) such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (b) any judgment, writ, injunction, decree or order of any Governmental Authority except in such instances in which such judgment, writ, injunction, decree or order is being contested in good faith by appropriate proceedings diligently conducted.

Section 4.09 Burdensome Provisions; No Default. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, governmental approval or Legal Requirement which could reasonably be expected to have a Material Adverse Effect. No event has occurred and is continuing which constitutes a Default or an Event of Default.

Section 4.10 Subsidiaries; Corporate Structure. Schedule 4.10 sets forth as of the Closing Date a list of all Subsidiaries of the Borrower and, as to each such Subsidiary, the jurisdiction of formation and the outstanding Equity Interests therein and the percentage of each class of such Equity Interests owned by the Borrower and the Subsidiaries. The Equity Interests indicated to be owned by the Borrower and the Subsidiaries on Schedule 4.10 are fully paid and non-assessable (except as provided in applicable provisions of the Delaware Limited Liability Company Act) and are owned by the persons indicated on such Schedule, free and clear of all Liens (other than Permitted Liens).

Section 4.11 Ownership of Properties; Casualties.

(a) Each of the Borrower and each Subsidiary has good title in fee simple to, or valid leasehold interests in, all real property material to the ordinary conduct of its business, except for Permitted Liens and such minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

(b) Neither the business nor the material Properties of the Borrower and each of its Subsidiaries is affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy that could reasonably be expected to result in uninsured liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,500,000.

Section 4.12 Environmental Compliance.

(a) The Borrower and its Subsidiaries (i) have obtained all material Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective current businesses; (ii) are in compliance in all material respects with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; and (iii) are not subject to any Environmental Liability which could reasonably be expected to result in a Material Adverse Effect.

(b) There is no judicial, administrative or arbitral proceeding under or relating to any Environmental Law or Environmental Permit to which any Loan Party is, or to the Borrower’s knowledge, will be, named as a party that is pending or, to the Borrower’s knowledge, threatened that could reasonably be expected to result in a Material Adverse Effect.

(c) To the best knowledge of the Borrower, none of the owned or operated Properties of the Borrower or of any of its present Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, CERCLIS, or their state or local analogs, nor has the Borrower or any of its Subsidiaries been otherwise notified that it is a potentially responsible party under or relating to CERCLIS or any similar Environmental Laws; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of its present Subsidiaries, wherever located; or (iii) has been the site of any Release (as defined under any Environmental Law) of Hazardous Material from present or past operations which has caused at the site any condition that has resulted in or could reasonably be expected to result in the need for Response (as defined under any Environmental Law) that could reasonably be expected to result in a Material Adverse Effect.

Section 4.13 Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

Section 4.14 Taxes. The Borrower and its Subsidiaries have filed all Federal and state income Tax returns and all other material Tax returns and reports required to be filed, and have paid all Federal income Taxes and all other material Federal, state and other Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. Such returns accurately reflect in all material respects all liability for Taxes of the Borrower and its Subsidiaries for the periods covered thereby. No Governmental Authority has imposed any Lien or other claim against the Borrower or any Subsidiary thereof with respect to unpaid Taxes which has not been discharged or resolved other than Permitted Liens.

Section 4.15 ERISA Compliance.

(a) Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder.

(b) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Legal Requirements. The Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in an Event of Default under Section 7.01(g)(i); (ii) no Pension Plan has any material Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that could reasonably be expected to result in an Event of Default under Section 7.01(g); and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

Section 4.16 Security Interests.

(a) The Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Pledge Agreement) and, when such Collateral (to the extent such Collateral constitutes certificated securities or an instrument under the applicable Uniform Commercial Code) is delivered to such Administrative Agent, such Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person except with regards to Excepted Liens arising by operation of law.

(b) The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in such Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule I to the Security Agreement, such Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable Uniform Commercial Code, in each case prior and superior in right to any other person, other than Permitted Liens.

Section 4.17 Labor Relations. There (a) is no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, before the National Labor Relations Board (or any successor United States federal agency that administers the National Labor Relations Act), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of any Responsible Officer, threatened against any of them, (b) are no strikes, lockouts, slowdowns or stoppage against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened and (c) no union representation petition existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activities are taking place, in each case, that could reasonably be expected to result in a Material Adverse Effect. Except for matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the hours worked by and payments made to employees of the Borrowers and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound. As of the date of this Agreement, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries.

Section 4.18 Intellectual Property. Each of the Borrower and its Subsidiaries owns or is licensed or otherwise has full legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person with respect thereto.

Section 4.19 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Borrower, together with the other Loan Parties on a consolidated basis, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower, together with the other Loan Parties on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower, together with the other Loan Parties on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower, together with the other Loan Parties on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

Section 4.20 Margin Regulations. None of the Loan Parties is engaged and will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry any margin stock (within the meaning of Regulation U) or to refinance any Debt originally incurred for such purpose, or for any other purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation T, U or X.

Section 4.21 Investment Company Act. Neither the Borrower nor any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 4.22 OFAC. None of the Borrower, any of its Subsidiaries, any director, officer, or employee of the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, any agent or affiliate of the Borrower or any of its Subsidiaries, is a Person that is, or is owned or controlled by Persons that are: (a) the target or subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or pursuant to the USA Patriot Act (collectively, “Sanctions”), or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as the Loans or any amount under any Loan Document shall remain unpaid (other than contingent indemnification obligations) or any Lender shall have any Commitment hereunder, each Loan Party shall, and shall cause each of its Subsidiaries to:

Section 5.01 Reporting Requirements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Required Lenders:

(a) Audited Annual Financials. As soon as available and in any event not later than 120 days after the end of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of a nationally recognized certified public accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” (other than (x) with respect to, or resulting from, the regularly scheduled maturity of the Loans hereunder or the First Lien Credit Agreement occurring within one year from the time such opinion is delivered or (y) a prospective default under any financial covenant set forth in this Agreement or with respect to the First Lien Credit Agreement) or any like qualification or exception as to the scope of such audit (it being understood and agreed that such requirement shall not apply to the audited financial statements delivered for the period ending on December 31, 2016);

(b) Quarterly Financials; Monthly Financials.

(i) As soon as available and in any event not later than 45 days after the end of each fiscal quarter of the Borrower, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, partners’ equity and cash flows for such fiscal quarter and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and

(ii) Unless otherwise delivered pursuant to clause (i) above, as soon as available and in any event not later than 30 days after the end of each month,, consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statements of income or operations, partners’ equity and cash flows for such month and for the portion of the Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations, partners’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer and, if the IPO Closing Date has not occurred and such Compliance Certificate demonstrates an Event of Default resulting from a breach of any of Sections 6.13 – 6.14, as applicable, the Sponsor or any of its Affiliates may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 7.07.

(d) Annual Budget. As soon as practicable and in any event within 60 days after the end of each fiscal year, an operating budget, cash flow budget and Capital Expenditures budget, for the Borrower and its consolidated Subsidiaries, for such subsequent fiscal year, accompanied by a certificate from a Responsible Officer to the effect that, to the best of such officer’s knowledge, such operating budget, cash flow budget and Capital Expenditures budget represent good faith estimates (utilizing reasonable assumptions) of the financial condition and operations of the Borrower and its Subsidiaries for such fiscal year;

(e) Management Letters. Promptly upon receipt thereof, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(f) USA Patriot Act. Promptly following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act;

(g) Change in Structure. Promptly upon the occurrence thereof, written notice of (i) any change in the equity capital structure of the Borrower and its Subsidiaries (including in the terms of outstanding stock) and (ii) any amendment, modification or change to the articles of incorporation (or corporate charter or other similar organizational documents) or bylaws (or other similar document) of any Loan Party;

(h) Securities Law Filings and other Public Information. Promptly after the same are available, copies of each annual report, proxy or financial statement or other material report or communication sent to the equityholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 or any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(i) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower and its Subsidiaries as the Administrative Agent or any Lender may from time to time reasonably request.

The Borrower hereby acknowledges that (1) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower and its Subsidiaries hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (2) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” In addition, notwithstanding the foregoing, the following Borrower Materials shall be deemed suitable to make available to Public Lenders, unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (A) the Loan Documents (including all exhibits, schedules, annexes and other attachments thereto, except to the extent redacted) and (B) any notification of changes to the Loan Documents.

Section 5.02 Other Notices. Deliver to the Administrative Agent and each Lender prompt written notice of the following:

(a) Defaults. The occurrence of any Default;

(b) Litigation. The filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary thereof which if determined adversely to the Borrower or any of its Subsidiaries, could reasonably be expected to result in equitable relief that is material and adverse or monetary judgment(s), individually or in the aggregate, in excess of $5,000,000; and

(c) ERISA Events. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $5,000,000;

(d) Environmental Notices. A copy of any form of notice, summons or citation received from any Governmental Authority or any other Person, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose material liability on any Loan Party therefor or (ii) any notice of potential material liability of any Loan Party under any Environmental Law;

(e) Collateral. Furnish to the Administrative Agent prompt (and in any event within 30 days) written notice of (i) any change (A) in any Loan Party’s corporate name, (B) in any Loan Party’s identity, corporate structure or jurisdiction of formation, or (C) in any Loan Party’s Federal Taxpayer Identification Number, or (ii) any Insurance and Condemnation Event;

(f) Accounting Change. Any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof;

(g) Material Changes. Any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;

(h) First Lien Credit Agreement. Any amendment, modification, waiver or consent of the First Lien Credit Agreement or First Lien Loan Documents or any certificate, written report , appraisal or notice delivered to any Loan Party by the First Lien Agent or the lenders or other secured parties under the First Lien Credit Agreement (subject to applicable confidentiality and non-disclosure requirements);

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 5.02(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 5.03 Preservation of Existence, Etc. Except as permitted by Section 6.03, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Legal Requirements of the jurisdiction of its formation, (b) take all reasonable action to obtain, preserve, renew, extend, maintain and keep in full force and effect all rights, privileges, permits, licenses, authorizations and franchises necessary in the normal conduct of its business, and (c) qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its Properties to the extent the failure to comply with the foregoing clauses (b) or (c) could reasonably be expected to have a Material Adverse Effect.

Section 5.04 Compliance with Laws, Etc. Comply with all Legal Requirements applicable to it or to its business or property, except in such instances in which such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted or in such instances where such noncompliance could not reasonably be expected to have a Material Adverse Effect. In addition to and without limiting the generality of the foregoing, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, obtain and renew all Environmental Permits necessary for its operations and properties, and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except in each case in this sentence, where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05 Maintenance of Property. (a) Maintain and preserve all Property material to the conduct of its business and keep such Property in good repair, working order and condition, ordinary wear and tear excepted, in all material respects and (b) from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in all material respects.

Section 5.06 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its Properties and business, to the extent and against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and such other insurance as may be required by law.

(b) (i) Cause all such policies covering any Collateral to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and Required Lenders, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent of the occurrence of an Event of Default, the insurance carrier shall pay all claim proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Administrative Agent; (ii) upon the reasonable request of the Administrative Agent or the Required Lenders, deliver original or certified copies of all such policies and/or written summaries of such policies to the Administrative Agent; (iii) cause each such policy to provide that it shall not be canceled or not renewed upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent (or upon not less than 10 days’ prior written notice with regards to non-payment of premiums); (iv) cause each such policy of liability insurance to name the Administrative Agent, subject to the prior rights of the First Lien Agent, as additional insured and provide for a waiver of subrogation in favor of the Administrative Agent; and (v) deliver to the Administrative Agent, prior to the cancellation or nonrenewal of any such policy of insurance, evidence of renewal of a policy previously delivered to the Administrative Agent (or evidence of the effectiveness of a substitute policy of insurance) together with evidence satisfactory to the Required Lenders of payment of the premium therefor.

(c) Apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations subject to the prior rights of the First Lien Agent, as set forth in Section 2.07(c).

Section 5.07 Payment of Obligations. Pay and discharge, as the same shall become due and payable, all its material obligations and liabilities in accordance with their terms, including (a) all Obligations under this Agreement and the other Loan Documents, (b) all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary, (c) all lawful material claims which, if unpaid, would by operation of law become a Lien upon its Property; and (d) all material Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

Section 5.08 Books and Records; Inspection. (a) Keep proper records and books of account in which full, true and correct entries will be made in accordance with GAAP and all material Legal Requirements, reflecting all material financial transactions and matters involving the assets and business of the Borrower or such Subsidiary; (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be; and (c) from time-to-time during regular business hours upon reasonable prior notice,

(i) permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its Properties one time during each calendar year, (ii) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iii) to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and, subject to clause (c)(i) above, as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that if an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. For the avoidance of doubt, nothing in this Section 5.08 shall limit any obligations of the Loan Parties pursuant to Section 5.13.

Section 5.09 Use of Proceeds. Use the proceeds of the Loans for working capital and other general corporate purposes. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

Section 5.10 Additional Subsidiaries. Notify the Administrative Agent in writing of the creation or acquisition of any Subsidiary and promptly thereafter (but in any event within 30 days or a later date acceptable to the Required Lenders in their sole discretion), cause such Person to (a) become a Guarantor by executing and delivering to the Administrative Agent a joinder to this Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (b) pledge a security interest in all assets and properties owned by such Subsidiary that are of a type that would constitute Collateral and cause the parent of such Subsidiary to pledge a security interest in all Equity Interests issued by such Subsidiary, by delivering to the Administrative Agent a duly executed supplement to each Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each Security Document, (c) deliver to the Administrative Agent such documents and certificates referred to in Section 3.01 as may be reasonably requested by the Administrative Agent or the Required Lenders, (d) deliver to the Administrative Agent such original Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, (e) deliver to the Administrative Agent updated Schedules to the Loan Documents with respect to such Person as requested by the Administrative Agent, (f) if such Subsidiary owns any real property, enter into a fully executed Mortgage covering such real properties to the extent required pursuant to Section 5.14, together with each of the items required under Section 5.14; and (g) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent or the Required Lenders, all in form, content and scope reasonably satisfactory to the Administrative Agent and the Required Lenders and, if requested by the Administrative Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)), all in form, content and scope reasonably satisfactory to the Required Lenders; provided that, (i) no Foreign Subsidiary that is treated as a CFC or FSHCO shall be required to become a Guarantor or enter into any Security Documents, (ii) any Loan Party or any Domestic Subsidiary that is an equity holder of a First-Tier Foreign Subsidiary or FSHCO shall only be required to pledge 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of such First-Tier Foreign Subsidiary or FSHCO pursuant to the Pledge Agreement, and (iii) none of the Equity Interests of a Subsidiary of a First-Tier Foreign Subsidiary or FSHCO shall be pledged, except that 65% of the voting Equity Interests and 100% of the non-voting Equity Interests of any First-Tier Foreign Subsidiary owned by a FSHCO shall be pledged.

Section 5.11 Bank Accounts.

(a) Subject to the terms of the Intercreditor Agreement, cause all deposit accounts (other than payroll accounts) (i) to be maintained with the First Lien Agent or with a First Lien Lender or an Affiliate of a First Lien Lender, and (iii) that are not subject to Account Control Agreements, when taken together with all securities accounts not subject to Account Control Agreements, to contain less than $110,000 individually or $275,000 in the aggregate).

(b) Subject to the terms of the Intercreditor Agreement, cause all securities accounts (i) to be subject to Account Control Agreements and (ii) that are not subject to Account Control Agreements, when taken together with all securities accounts not subject to Account Control Agreements, to contain less than $110,000 individually or $275,000 in the aggregate.

(c) Schedule 5.11 sets forth the account numbers and locations of all bank accounts of the Loan Parties as of the Closing Date.

The Borrower, for itself and on behalf of its Subsidiaries that are Loan Parties, hereby authorizes the First Lien Agent to deliver notices to the depositary banks and securities intermediaries pursuant to any Account Control Agreement under any one or more of the following circumstances: (i) following the occurrence of and during the continuation of an Event of Default, (ii) if the First Lien Agent reasonably believes that a requested transfer by the Borrower or any Subsidiary, as applicable, is a request to transfer any funds from any account to any other account of the Borrower or any Subsidiary that is not permitted under this Section 5.11, (iii) as otherwise agreed to in writing by the Borrower or any Subsidiary, as applicable, and (iv) as otherwise permitted by applicable Legal Requirement.

Section 5.12 Further Assurances in General. Execute and deliver any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Legal Requirement, or which the Administrative Agent or the Lenders may reasonably request, all at the expense of the Loan Parties, in order (a) to subject to the Liens created by any of the Security Documents any of the Properties, rights or interests covered by any of the Security Documents, (b) to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and the Liens intended to be created thereby, and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted to the Administrative Agent and the Lenders under any Loan Document or under any other document executed in connection therewith. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Required Lenders as to the perfection and priority of the Liens created or intended to be created by the Security Documents. The Borrower agrees not to effect or permit any change referred to Section 5.02(e) unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have, and the Borrower agrees to take all necessary action to ensure that the Administrative Agent does continue at all times to have, an Acceptable Security Interest in all the Collateral.

Section 5.13 [Reserved].

Section 5.14 Real Property. If the Borrower mortgages any real property under the First Lien Credit Agreement, the Borrower shall provide the following to the Administrative Agent simultaneously upon providing to the First Lien Agent (or such later date as may be agreed by the Required Lenders in their sole discretion):

(a) a fully executed Mortgage covering such real properties in favor of the Administrative Agent;

(b) a flood determination certificate issued by the appropriate Governmental Authority or third party indicating whether such property is located in an area designated as a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency);

(c) if such property is located in an area designated to be in a “flood hazard area”, evidence of flood insurance on such property obtained by the applicable Loan Party in such total amount as required by Regulation H of the Federal Reserve Board, and all official rulings and interpretations thereunder or thereof, and otherwise in compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time;

(d) such evidence of corporate authority to enter into such Mortgage as the Administrative Agent or Required Lenders may reasonably request;

(e) upon the request of the Administrative Agent or Required Lenders, a customary opinion of counsel for the Loan Parties in form and substance reasonably satisfactory to the Required Lenders related to such Mortgage;

(f) upon the request of the Administrative Agent, with respect to each Mortgage, a mortgagee policy of title insurance or marked unconditional binder of title insurance, fully paid for by the Borrower, insuring such Mortgage as a valid first priority Lien on the Property described therein in favor of Administrative Agent, free of all Liens other than the Permitted Liens, and otherwise reasonably acceptable to the Required Lenders, which policy of title insurance shall be issued by a nationally recognized title insurance company reflecting a coverage amount at least equal to the fair market value (as reasonably determined by the Borrower and approved by the Required Lenders in their sole discretion) of such real property; it being understood that (x) such mortgagee policy title insurance shall have been issued at the Borrower’s expense by a title insurance company reasonably acceptable to the Required Lenders, (y) shall show a state of title and exceptions thereto, if any, reasonably acceptable to the Required Lenders and (z) shall contain such customary endorsements as may be reasonably required by the Required Lenders;

(g) upon the request of the Administrative Agent, such information and descriptions of such real Property sufficient for the Administrative Agent to procure a third party appraisal on such real Property to the extent requested by the Administrative Agent or the Required Lenders and as otherwise required under applicable Legal Requirement, and such third party appraisal shall be performed at the Borrower’s sole cost and expense; and

(h) all material environmental reports and such other reports, audits or certifications as the Administrative Agent or the Required Lenders may reasonably request with respect to such real property.

ARTICLE VI

NEGATIVE COVENANTS

So long as the Loans or any amount under any Loan Document shall remain unpaid (other than contingent indemnification obligations) or any Lender shall have any Commitment, no Loan Party shall, nor shall it permit its Subsidiaries to:

Section 6.01 Liens, Etc. Create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and described in Schedule 6.01 and any renewals or extensions thereof; provided that (i) such Liens shall secure only the amount of the obligations which they secure on the date hereof and (ii) the property covered thereby is not changed;

(c) Excepted Liens;

(d) [Reserved];

(e) licenses of intellectual property granted in the ordinary course of business;

(f) Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(g) Liens securing Debt permitted under Section 6.02(n); provided that such Lien is limited to the applicable insurance contracts;

(h) Liens securing Debt permitted under Section 6.02(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and (ii) the Debt secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and

(i) Liens granted to secure Permitted First Lien Debt (not to exceed the First Lien Debt Cap).

Section 6.02 Debts, Guaranties and Other Obligations. Create, assume, suffer to exist or in any manner become or be liable, in respect of any Debt except:

(a) Debt under the Loan Documents;

(b) Debt existing on the Closing Date and described in Schedule 6.02 and any refinancings, extensions, renewals or replacements (but not the increase in the aggregate principal amount) thereof;

(c) Debt between or among the Loan Parties, which Debt shall be subject to an Acceptable Security Interest in favor of the Administrative Agent for the benefit of the Secured Parties;

(d) Guarantees of the Borrower or any Subsidiary in respect of Debt otherwise permitted hereunder of any Loan Party;

(e) obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(f) Debt in respect of Capital Leases and purchase money obligations in an aggregate amount not to exceed $5,500,000 on any date of determination;

(g) Debt in respect of warranty bonds, bid bonds, appeal bonds, reclamation bonds, labor bonds and completion or performance guarantees, surety obligations and similar obligations in the ordinary course of business in connection with the operation of the Properties of the Borrower and its Subsidiaries;

(h) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business, provided that (x) such Debt (other than credit or purchase cards) is extinguished within five Business Days of its incurrence and (y) such Debt in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(i) extensions of credit from suppliers or contractors who are not Affiliates of the Borrower for the performance of labor or services or the provision of supplies or materials under applicable contracts or agreements in the ordinary course of business, which are not more than 60 days overdue or are being contested in good faith by appropriate proceedings, if such reserve may be required by GAAP shall have been made therefor;

(j) Debt owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary of the Borrower, pursuant to reimbursement or indemnification obligations to such Person; provided that upon the incurrence of Debt with respect to such reimbursement obligations, such obligations are reimbursed not later than 30 days following such incurrence;

(k) Debt arising from agreements of the Borrower or any Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(l) obligations for ad valorem, severance or other Taxes payable that are not overdue;

(m) accrued FAS 143 asset retirement obligations;

(n) insurance premium financing arrangements in the ordinary course of business;

(o) unsecured Debt evidenced by bonds, debentures, notes or other similar instruments issued by the Borrower and/or a wholly owned Subsidiary of the Borrower formed for the purpose of consummating such Debt issuance for borrowed money of, or in respect of a private placement or public sale of notes by such Person; provided, that (i) such Debt shall not have the benefit of any letter of credit or other credit support (other than such unsecured guarantees from the Loan Parties), (ii) such Debt shall have no portion of its principal amount scheduled to be due and payable prior to the date that is six months following the Maturity Date or other requirement to purchase, redeem, retire, defease or otherwise make any payment in respect thereof, other than at scheduled maturity thereof and mandatory prepayments or mandatory redemptions or puts triggered upon change in control or sale of all or substantially all assets, in each case which are customary with respect to such type of Debt, (iii) such Debt shall have the benefit of no financial maintenance covenants that are more restrictive than, or that conflict with, those contained herein, (iv) such Debt shall not contain covenants or events of default that, taken as a whole, are more restrictive than those contained herein, (v) such Debt shall provide for covenants and events of default customary for Debt of a similar nature as such Debt and (vi) no covenant benefiting such Debt shall restrict the Borrower or any of its Subsidiaries from (A) incurring the Debt under this Agreement, guaranteeing the Obligations, or granting the Liens under the Loan Documents, (B) amending, modifying, restating or otherwise supplementing this Agreement or the other Loan Documents; provided, further that both before and after giving effect to the incurrence of such Debt and the application of any of the proceeds thereof on the issuance date no Default or Event of Default exists or would exist, on a pro forma basis, and the Borrower shall be in compliance with the covenants contained in Sections 6.13 and 6.14 (any such Debt, “Qualified Senior Notes”), and any Debt incurred to refinance the Qualified Senior Notes subject to the following additional conditions: (x) any such Debt is in an aggregate principal amount not greater than the aggregate principal amount of the Debt being refinanced, plus all accrued interest thereon, the amount of any premiums required to be paid thereon and all fees and expenses associated therewith, and (y) any such Debt which refinances Debt permitted under this clause (o) must satisfy the specific requirements under this clause (o);

(p) [Reserved];

(q) [Reserved];

(r) unsecured Debt in an aggregate principal amount not to exceed $1,100,000 at any time outstanding;

(s) First Lien Credit Agreement Debt; provided that the aggregate principal amount of such Debt at any one time outstanding shall not exceed the First Lien Debt Cap.

Section 6.03 Merger or Consolidation. Merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person;

(b) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must be a Loan Party; and

(c) a Subsidiary of the Borrower may wind-up into the Borrower or any Guarantor.

Section 6.04 Asset Sales. Dispose of any of its Property, except:

(a) sale of inventory in the ordinary course of business;

(b) the sale of obsolete, worn-out or surplus assets (and the abandonment or cancellation of intellectual property) no longer used or usable in the business of the Borrower or any of its Subsidiaries;

(c) sales of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Subsidiary in the ordinary course of business;

(e) dispositions of defaulted receivables or claims against customers, other industry partners or any other Person, including in connection with workouts or bankruptcy, insolvency or similar proceedings with respect thereto;

(f) dispositions of Property by the Borrower or any Subsidiary to the Borrower or to a direct or indirect wholly owned Subsidiary; provided that if the transferor of such Property is a Loan Party, the transferee thereof must be a Loan Party;

(g) dispositions permitted by Section 6.01, Section 6.03, Section 6.05 and Section 6.06;

(h) any casualty or condemnation event, or any taking under power of eminent domain or similar proceeding, provided that the proceeds thereof are applied pursuant to Section 2.07(c)(ii); and

(i) dispositions by the Borrower and its Subsidiaries not otherwise permitted under this Section 6.04; provided that (i) at the time of such disposition, no Default shall exist or would result from such disposition, (ii) the Borrower shall have complied with the provisions of Section 2.07 with respect to the Net Cash Proceeds therefrom, and (iii) before and after giving pro forma effect to each such disposition, the Tranche B Loan to Value Ratio (as defined in the First Lien Credit Agreement) as of the date such disposition shall be no greater than 77% and the Borrower shall have delivered a certificate of a Responsible Officer of the Borrower in form and substance satisfactory to the Required Lenders certifying and calculating such Tranche B Loan to Value Ratio.

Section 6.05 Investments. Make or hold any Investments, except:

(a) Investments held by the Borrower and its Subsidiaries in the form of Cash Equivalents;

(b) Investments (i) in Subsidiaries which Investments exist on the Closing Date, (ii) in new Domestic Subsidiaries of the Borrower formed after the Closing Date so long as the Borrower and its Subsidiaries comply with the applicable provisions of Section 5.10, (iii) Investments existing on the Closing Date and described in Schedule 6.05 and (iv) by a Loan Party in another Loan Party or Loan Parties;

(c) Investments arising in connection with the incurrence of Debt permitted by Section 6.02(c);

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Investments by the Borrower in Swap Contracts permitted under Section 6.02(e);

(f) Guarantees permitted by Section 6.02; and

(g) Investments received by the Borrower or any Subsidiary in connection with workouts, or bankruptcy, insolvency or similar proceedings with respect thereto.

Section 6.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments to any Loan Party;

(b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person; and

(c) prior to the IPO Closing Date, so long as no Event of Default shall exist on the date of such distribution or immediately after giving effect thereto, and provided that the Borrower is a pass-through entity for U.S. federal income Tax purposes, the Borrower may pay cash distributions to the Sponsor and other holders of the Equity Interests of the Borrower in an amount not to exceed the amount necessary to permit the Sponsor or other such holders to pay their U.S. federal, state and local income Tax liabilities that are directly attributable to the net income of the Borrower for such Tax year.

Section 6.07 Change in Nature of Business; Change in Structure; Amendments to Organizational Documents. (a) Engage in any line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or (b) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar document, including, without limitation, the Partnership Agreement), in each case, in any manner materially adverse to the rights or interests of the Administrative Agent or the Lenders.

Section 6.08 Transactions With Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided, that the foregoing restriction shall not apply to (a) transactions between or among the Loan Parties, (b) any Restricted Payment permitted by Section 6.06, (c) the payment of reasonable fees to directors of the Borrower, the General Partner or any Subsidiary or Affiliate who are not employees of the Borrower, the General Partner or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower, the General Partner or any Subsidiary, in the ordinary course of business or (e) the Transactions, the transactions contemplated by the Prospectus and the Registration Statement.

Section 6.09 Agreements Restricting Liens and Distributions. Create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, except for any agreement in effect (i) on the date hereof or (ii) at the time any Person becomes a Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary, (b) of any Subsidiary to Guarantee the Debt of the Borrower; provided, however, that this clause (ii) shall not prohibit provisions customarily included in the terms of Debt incurred pursuant to Section 6.02(o) requiring that such Subsidiary also guarantee such Debt, or (c) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent for the benefit of the Secured Parties on the Property of such Person; provided, however, that clause (a) or clause (c) shall not prohibit (i) any negative pledge incurred or provided in favor of any holder of Debt permitted under Section 6.02(f) solely to the extent any such negative pledge relates to the Property financed by or the subject of such Debt or (ii) customary limitations and restrictions contained in, and limited to, specific leases, licenses, conveyances and other contracts.

Section 6.10 Limitation on Accounting Changes or Changes in Fiscal Periods. Permit (a) any change in any of its accounting policies affecting the presentation of financial statements or reporting practices, except as required or permitted by GAAP or (b) the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters.

Section 6.11 Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. Enter into or suffer to exist any (a) Sale and Leaseback Transaction or (b) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities.

Section 6.12 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure (other than any Maintenance Capital Expenditure) other than Capital Expenditures in an aggregate amount not to exceed (a) $7,150,000 for the six calendar months ending June 30, 2017, (b) $2,200,000 for the six calendar months ending December 31, 2017, (c) $8,470,000 for the six calendar months ending June 30, 2018, and (d) $2,530,000 for the six calendar months ending December 31, 2018. Notwithstanding the foregoing, any portion of any amount set forth above, if not expended in the six calendar month period for which it is permitted, may be carried over for expenditure in the next following six calendar month period.

Section 6.13 Maximum Tranche B Loan to Value Ratio. Permit the Tranche B Loan to Value Ratio (as defined in and calculated in accordance with the First Lien Credit Agreement) for each quarter ending after the Closing Date to be greater than 77%.

Section 6.14 Minimum Liquidity. Permit Liquidity to be less than $6,750,000 at each calendar month end.

Section 6.15 Optional Payments and Modifications of Certain Debt Instruments. In each case without the consent of the Required Lenders (a) make or offer to make any optional or voluntary principal payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Qualified Senior Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Qualified Senior Notes (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee), (d) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the First Lien Debt in violation of the Intercreditor Agreement or (e) designate any Debt (other than Obligations of the Loan Parties pursuant to the Loan Documents) as “Designated Senior Indebtedness” (or any other defined term having a similar purpose) for the purposes of any Qualified Senior Notes; provided, that notwithstanding anything in this Agreement to the contrary, any Loan Party may tender for, redeem, prepay and/or refinance Qualified Senior Notes pursuant to the terms of Section 6.02(o) or, if no Event of Default has occurred and is continuing, with proceeds received from cash equity contributions to Borrower by the Sponsor after the Closing Date or the net cash proceeds of Equity Interests issued by the Borrower after the Closing Date.

ARTICLE VII

EVENTS OF DEFAULT

Section 7.01 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a) Payment. The Borrower shall fail to pay (i) any principal of any Loan (including, without limitation, any mandatory prepayment required by Section 2.07), or (ii) within three Business Days after the same becomes due and payable, any interest on the Loans, any fees, reimbursements, indemnifications, or other amounts payable in connection with the Obligations, this Agreement or under any other Loan Document;

(b) Representation and Warranties. Any representation or statement made or deemed to be made by the Borrower or any other Loan Party (or any of their respective officers) in this Agreement, in any other Loan Document, or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made;

(c) Covenant Breaches. The Borrower or any other Loan Party shall (i) fail to perform or observe any covenant contained in Sections 5.01, 5.02(a), 5.02(e), 5.03, 5.06, 5.09, 5.10, 5.11 and Article VI of this Agreement; provided that, if the IPO Closing Date has not occurred, any Event of Default under Sections 6.13 or 6.14, as applicable, may be cured pursuant to Section 7.07 or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the earlier of (A) written notice of such default shall have been given to the Borrower by the Administrative Agent or any Lender or (B) any actual knowledge of such default by a Responsible Officer;

(d) Cross-Default.

(i) (A) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on its Debt (other than the First Lien Credit Agreement Debt) which is outstanding in a principal amount of at least $5,500,000 (or the equivalent in any other currency) individually or when aggregated with all such Debt of the Person so in default (but excluding Debt evidenced by the Loans and the First Lien Credit Agreement Debt) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (B) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (other than the First Lien Credit Agreement Debt) which is outstanding in a principal amount of at least $5,500,000 (or the equivalent in any other currency) individually or when aggregated with all such Debt of the Person so in default (but excluding Debt evidenced by the Loans and the First Lien Credit Agreement Debt), if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (C) any such Debt (other than the First Lien Credit Agreement Debt) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

(ii) (A) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on the First Lien Credit Agreement Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (B) any other event shall occur or condition shall exist under the First Lien Credit Agreement if the effect of such event or condition is to accelerate the maturity of such First Lien Credit Agreement Debt; or (C) the First Lien Credit Agreement Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof;

(e) Insolvency. The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness which it would not otherwise be able to pay as it falls due or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, in the case of any such proceeding instituted against such Person, either (i) such proceeding relating to such Person or to all or any material part of its property and remains undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding shall occur, or (ii) such Person shall take any action to authorize any of the actions set forth above in this paragraph (e) (or any analogous procedure or step to those contemplated in clauses (i) or (ii) above is taken in any jurisdiction to which a Loan Party is subject);

(f) Judgments. Any judgment, decree or order for the payment of money shall be rendered against the Borrower or any of its Subsidiaries in an amount in excess of $5,500,000 (or the equivalent in any other currency, but net of any amounts which are covered by insurance) and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which such judgment is not discharged, vacated, or satisfied or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,500,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,500,000;

(h) Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

(i) Security Documents. The Administrative Agent shall fail to have an Acceptable Security Interest in any material portion of the Collateral, except to the extent otherwise permitted by this Agreement;

(j) Change of Control. A Change of Control shall occur;

(k) Material Contracts. The occurrence of any breach or nonperformance by any Person under a Material Contract or any early termination of any Material Contract, which breach, nonperformance or early termination could reasonably be expected to cause a Material Adverse Effect; or

(l) Intercreditor Agreement. Any material provision in the Intercreditor Agreement shall cease to be in full force and effect or shall be declared null and void by any court or the validity or enforceability thereof shall be contested or challenged by any holder of the obligations covered thereunder.

Section 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event:

(a) the Administrative Agent (i) shall at the written request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments to be terminated and the obligation of each Lender to make extensions of credit hereunder, including making Loans, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the written request, or may with the written consent, of the Required Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(b) [reserved]; and

(c) the Administrative Agent shall at the written request of, or may with the written consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

(i) If the maturity of the Loans shall be accelerated (under any provision of this Section 7.02 or otherwise) a premium equal to the Make-Whole Amount or Repayment Premium (in each case, determined as if the Loans were repaid at the time of such acceleration at the option of the Borrower pursuant to Section 2.07(b)) shall become immediately due and payable, and the Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Event has commenced, and (if an Insolvency Event has commenced) without regard to whether such Insolvency Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with an Insolvency Event shall constitute an optional prepayment thereof under the terms of Section 2.07(b) and require the immediate payment of the Make-Whole Amount and Repayment Premium.

Section 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur:

(a) (i) the Delayed Draw Commitments and the obligation of each Delayed Draw Lender to make extensions of credit hereunder, including making Delayed Draw Term Loans, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

(b) [reserved]; and

(c) the Administrative Agent shall at the written request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

If the maturity of the Loans shall be accelerated (under any provision of this Section 7.03 or otherwise) a premium equal to the Make-Whole Amount or Repayment Premium (in each case, determined as if the Loans were repaid at the time of such acceleration at the option of the Borrower pursuant to Section 2.07(b)) shall become immediately due and payable, and the Borrower will pay such premium, as compensation to the Lenders for the loss of their investment opportunity and not as a penalty, whether or not an Insolvency Event has commenced, and (if an Insolvency Event has commenced) without regard to whether such Insolvency Event is voluntary or involuntary, or whether payment occurs pursuant to a motion, plan of reorganization, or otherwise, and without regard to whether the Loans and other Obligations are satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure or by any other means. Without limiting the foregoing, any redemption, prepayment, repayment, or payment of the Obligations in or in connection with an Insolvency Event shall constitute an optional prepayment thereof under the terms of Section 2.07(b) and require the immediate payment of the Make-Whole Amount and Repayment Premium.

Section 7.04 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.05 Right of Set-off. If an Event of Default shall have occurred and be continuing, the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Administrative Agent, such Lender, or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing to the Administrative Agent or such Lender, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of the Administrative Agent or such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a written statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of the Administrative Agent, each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent in writing promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 7.06 Application of Proceeds. From and during the continuance of any Event of Default, any monies or property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Document or any other agreement with the Borrower, any Guarantor or any of the Borrower’s Subsidiaries which secures any of the Obligations, shall be applied in the following order:

(a) First, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause payable to them);

(c) Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans (ratably among the Lenders in proportion to the respective amounts described in this clause payable to them);

(d) Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans (ratably among the Lenders in proportion to the respective amounts described in this clause held by them);

(e) Fifth, any excess after payment in full of all Obligations (other than contingent indemnification obligations) shall be paid to the Borrower or any Loan Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.

Section 7.07 Borrower’s Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 7.01, in the event of any Event of Default resulting from a breach of Sections 6.13 – 6.14, and until the expiration of the fifteenth (15th) day after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (b) with respect to the applicable period hereunder (the “Reporting Date”; and such 15-day period, the “Cure Period”), the Sponsor may, if the IPO Closing Date has not occurred and Notice of Intent to Cure has been delivered to the Administrative Agent by the Reporting Date, make cash equity investments in the Borrower on account of common Equity Interests, which may be applied by the Borrower to increase Liquidity for purposes of the covenant in Section 6.14; provided that, in any case, such cash equity investments (i) are actually received by the Borrower no later than fifteen (15) days after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (b) with respect to such fiscal quarter hereunder (ii) are Not Otherwise Applied, and (iii) do not exceed the aggregate amount necessary to cure such Event of Default under Sections 6.13 – 6.14 for any applicable period (the “Covenant Cure Payments”).

(b) If, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of Sections 6.13 – 6.14, as applicable, the Borrower shall be deemed to have satisfied the requirements of Sections 6.13 – 6.14, as applicable, as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Sections 6.13 – 6.14, as applicable, that had occurred shall be deemed cured for the purposes of this Agreement. The parties hereby acknowledge that this Section 7.07 may not be relied on for purposes of calculating any financial ratios or covenants other than as applicable to Sections 6.13 – 6.14 and shall not result in any adjustment to any amounts other than the amount of Liquidity for purposes of Section 6.14. The parties hereby further acknowledge that the application of proceeds from the Covenant Cure Payment shall not result in any pro forma reduction of the amount of Debt for the fiscal quarter which is being cured.

(c) In each period of four fiscal quarters, there shall be at least two (2) consecutive fiscal quarters in which no cure set forth in Section 7.07 is made.

ARTICLE VIII

THE GUARANTY

Section 8.01 Liabilities Guaranteed. Each Guarantor hereby, joint and severally, irrevocably and unconditionally guarantees the prompt payment at maturity of the Obligations.

Section 8.02 Nature of Guaranty. This guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor. This guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to the Obligations arising or created after any attempted revocation by such Guarantor and shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Obligations may be outstanding. The Borrower and the Secured Parties may modify, alter, rearrange, extend for any period and/or renew from time to time, the Obligations, and the Secured Parties may waive any Default or Events of Default without notice to any Guarantor and in such event each Guarantor will remain fully bound hereunder on the Obligations. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations is rescinded or must otherwise be returned by any of the Secured Parties upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. This guaranty may be enforced by the Administrative Agent and any subsequent authorized assignee of this Agreement and shall not be discharged by the assignment or negotiation of all or part of the Obligations. Each Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, and also notice of acceptance of this guaranty, acceptance on the part of the Secured Parties being conclusively presumed by the Secured Parties’ request for this guaranty and the Guarantors’ being party to this Agreement.

Section 8.03 Agent’s Rights. Each Guarantor authorizes the Administrative Agent, without notice or demand and without affecting any Guarantor’s liability hereunder, to take and hold security for the payment of its obligations under this Article VIII and/or the Obligations, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Administrative Agent in its discretion may determine, and to obtain a guaranty of the Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

Section 8.04 Guarantor’s Waivers.

(a) General. Each Guarantor waives any right to require any of the Secured Parties to (i) proceed against the Borrower or any other person liable on the Obligations, (ii) enforce any of their rights against any other guarantor of the Obligations, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Obligations, (iv) have the Borrower joined with any Guarantor in any suit arising out of this Article VIII and/or the Obligations, or (v) pursue any other remedy in the Secured Parties’ powers whatsoever. The Secured Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Obligations. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether the Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Secured Parties under any of the Loan Documents shall be in the sole and absolute discretion of the Administrative Agent, and no delay by the Administrative Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to any Guarantor’s liability under this Article VIII.

(b) In addition to the waivers contained in Section 8.04(a) hereof, the Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantors of their obligations under, or the enforcement by the Administrative Agent or the Secured Parties of, this Guaranty. The Guarantors hereby waive diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Borrower’s financial condition or any other fact which might materially increase the risk to the Guarantors) with respect to any of the Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Article VIII. The Guarantors, jointly and severally, represent, warrant and agree that, as of the date of this Guaranty, their obligations under this Guaranty are not subject to any offsets or defenses of any kind against the Administrative Agent, the Secured Parties, the Borrower or any other Person that executes a Loan Document. The Guarantors further jointly and severally agree that their obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses, other than payment of the Obligations, of any kind which may arise in the future against the Administrative Agent, the Secured Parties, the Borrower or any other Person that executes a Loan Document.

(c) Subrogation. Until the Obligations have been paid in full (other than contingent indemnification obligations) and the Commitments have been terminated, each Guarantor waives all rights of subrogation or reimbursement against the Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal or state bankruptcy or insolvency laws) and waives any right to enforce any remedy which the Secured Parties now have or may hereafter have against the Borrower, and waives any benefit or any right to participate in any security now or hereafter held by the Administrative Agent or any Lender.

Section 8.05 Maturity of Obligations, Payment. Each Guarantor agrees that if the maturity of any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Article VIII without demand or notice to any Guarantor. Each Guarantor will, forthwith upon notice from the Administrative Agent, jointly and severally pay to the Administrative Agent the amount of the Obligations due and unpaid by the Borrower and guaranteed hereby. The failure of the Administrative Agent to give this notice shall not in any way release any Guarantor hereunder.

Section 8.06 Agent’s Expenses. If any Guarantor fails to pay the Obligations after notice from the Administrative Agent of the Borrower’s failure to pay any Obligations at maturity, and if the Administrative Agent obtains the services of an attorney for collection of amounts owing by any Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Article VIII, or if suit is filed to enforce this Article VIII, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by any Guarantor hereunder, or if any amount owing by any Guarantor hereunder is collected through such proceedings, each Guarantor jointly and severally agrees to pay to the Administrative Agent the Administrative Agent’s reasonable attorneys’ fees.

Section 8.07 Liability. It is expressly agreed that the liability of each Guarantor for the payment of the Obligations guaranteed hereby shall be primary and not secondary.

Section 8.08 Events and Circumstances Not Reducing or Discharging any Guarantor’s Obligations. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that each Guarantor’s obligations under this Article VIII shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which each Guarantor might otherwise have as a result of or in connection with any of the following:

(a) Modifications, Etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Obligations, or this Agreement or any instrument executed in connection therewith, or any contract or understanding between the Borrower and any of the Secured Parties, or any other Person, pertaining to the Obligations;

(b) Adjustment, Etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Secured Parties to the Borrower or any Guarantor or any Person liable on the Obligations;

(c) Condition of the Borrower or any Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of the Borrower or any Guarantor or any other Person at any time liable for the payment of all or part of the Obligations; or any dissolution of the Borrower or any Guarantor, or any sale, lease or transfer of any or all of the assets of the Borrower or any Guarantor, or any changes in the shareholders, partners, or members of the Borrower or any Guarantor; or any reorganization of the Borrower or any Guarantor;

(d) Invalidity of Obligations. The invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from the Borrower, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or this Agreement or other documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;

(e) Release of Obligors. Any full or partial release of the liability of the Borrower on the Obligations or any part thereof, of any co-guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by any Guarantor that such Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and no Guarantor has been induced to enter into this Article VIII on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Obligations, or the Secured Parties will look to other parties to perform the Obligations;

(f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

(g) Release of Collateral etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

(h) Care and Diligence. The failure of the Secured Parties or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(i) Status of Liens. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that no Guarantor is entering into this Article VIII in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Obligations;

(j) Payments Rescinded. Any payment by the Borrower to the Secured Parties is held to constitute a preference under the bankruptcy laws, or for any reason the Secured Parties are required to refund such payment or pay such amount to the Borrower or someone else; or

(k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to this Agreement, the Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that each Guarantor shall be obligated to joint and severally pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.

Section 8.09 Subordination of All Guarantor Claims.

(a) As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Borrower or any Subsidiary of the Borrower to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of the Borrower or such Subsidiary thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of any Guarantor against the Borrower or any Subsidiary of the Borrower arising as a result of subrogation or otherwise as a result of such Guarantor’s payment of all or a portion of the Obligations. After the occurrence and during the continuance of an Event of Default, no Guarantor shall receive or collect, directly or indirectly, from the Borrower or any Subsidiary of the Borrower or any other party any amount upon the Guarantor Claims.

(b) The Borrower and each Guarantor hereby (i) authorizes the Administrative Agent and the Secured Parties to demand specific performance of the terms of this Section 8.09, whether or not the Borrower or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when it shall have failed to comply with any provisions of this Section 8.09 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

(c) Upon any distribution of assets of any Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

(i) The Secured Parties shall first be entitled to receive payment in full in cash of the Obligations before the Borrower or any Guarantor is entitled to receive any payment on account of the Guarantor Claims.

(ii) Any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, to which the Borrower or any Guarantor would be entitled except for the provisions of this Section 8.09(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Secured Parties, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Secured Parties.

(d) No right of the Secured Parties or any other present or future holders of any Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower or any Guarantor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 8.10 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Borrower or any Subsidiary of the Borrower, as debtor, the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Secured Parties. Should the Administrative Agent or any Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between the Borrower or any Subsidiary of the Borrower and any Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations (other than contingent indemnification obligations), such Guarantor shall become subrogated to the rights of the Secured Parties to the extent that such payments to the Secured Parties on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if any Secured Party had not received dividends or payments upon the Guarantor Claims.

Section 8.11 Payments Held in Trust. In the event that notwithstanding Sections 8.09 and 8.10 above, any Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, such Guarantor agrees to hold in trust for the Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, and each Guarantor covenants promptly to pay the same to the Administrative Agent.

Section 8.12 Benefit of Guaranty. The provisions of this Article VIII are for the benefit of the Secured Parties, their successors, and their permitted transferees, endorsees and assigns. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Secured Parties, as the case may be, to any Person or Persons in accordance with the terms of this Agreement, any reference to the “Secured Parties” herein, as the case may be, shall be deemed to refer equally to such Person or Persons.

Section 8.13 Reinstatement. This Article VIII shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Borrower, any Guarantor or any other Loan Party for liquidation or reorganization, in the event that any of them becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver, trustee or similar Person is appointed for all or any significant part of any of their assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Secured Parties, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 8.14 Liens Subordinate. Each Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any Subsidiary of the Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon the Borrower’s or any Subsidiary of the Borrower’s assets securing payment of the Obligations, regardless of whether such encumbrances in favor of any Guarantor, the Administrative Agent or the Secured Parties presently exist or are hereafter created or attach.

Section 8.15 Guarantor’s Enforcement Rights. No Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Borrower or any Subsidiary of the Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of the Borrower or any Subsidiary of the Borrower held by Guarantor.

Section 8.16 Fraudulent Transfer Laws. Anything contained in this Article VIII to the contrary notwithstanding, the obligations of each Guarantor under this Article VIII on any date shall be limited to a maximum aggregate amount equal to the largest amount that would not, on such date, render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code of the United States or any other comparable provisions of applicable law (collectively, the “Fraudulent Transfer Laws”), but only to the extent that any Fraudulent Transfer Law has been found in a final non-appealable judgment of a court of competent jurisdiction to be applicable to such obligations as of such date, in each case:

(a) after giving effect to all liabilities of such Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws, but specifically excluding:

(i) any liabilities of such Guarantor in respect of intercompany indebtedness to the Borrower or other Affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder;

(ii) any liabilities of such Guarantor under this Article VIII; and

(iii) any liabilities of such Guarantor under each of its other guarantees of and joint and several co-borrowings of Debt, in each case entered into on the Closing Date, which contain a limitation as to maximum amount substantially similar to that set forth in this Section 8.16 (each such other guarantee and joint and several co-borrowing entered into on the Closing Date, a “Competing Guarantee”) to the extent such Guarantor’s liabilities under such Competing Guarantee exceed an amount equal to (x) the aggregate principal amount of such Guarantor’s obligations under such Competing Guarantee (notwithstanding the operation of that limitation contained in such Competing Guarantee that is substantially similar to this Section 8.16), multiplied by (y) a fraction (I) the numerator of which is the aggregate principal amount of such Guarantor’s obligations under such Competing Guarantee (notwithstanding the operation of that limitation contained in such Competing Guarantee that is substantially similar to this Section 8.16), and (II) the denominator of which is the sum of (A) the aggregate principal amount of the obligations of such Guarantor under all other Competing Guarantees (notwithstanding the operation of those limitations contained in such other Competing Guarantees that are substantially similar to this Section 8.16), (B) the aggregate principal amount of the obligations of such Guarantor under this Article VIII (notwithstanding the operation of this Section 8.16, and (C) the aggregate principal amount of the obligations of such Guarantor under such Competing Guarantee (notwithstanding the operation of that limitation contained in such Competing Guarantee that is substantially similar to this Section 8.16)); and

(b) after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of such Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including any such right of contribution under Section 8.17).

Section 8.17 Contribution Rights.

(a) In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event a payment shall be made on any date under this Article VIII by any Guarantor (the “Funding Guarantor”), each other Guarantor (each a “Contributing Guarantor”) shall indemnify the Funding Guarantor in an amount equal to the amount of such payment, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor as of such date and the denominator of which shall be the aggregate net worth of all the Contributing Guarantors together with the net worth of the Funding Guarantor as of such date. Any Contributing Guarantor making any payment to a Funding Guarantor pursuant to this Section 8.17 shall be subrogated to the rights of such Funding Guarantor to the extent of such payment.

(b) This Section 8.17 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 8.17 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement.

(c) The rights of the parties under this Section 8.17 shall be exercisable upon the date the Obligations shall be paid and satisfied in full, the Commitments have been terminated, and each Guarantor shall have performed all of its obligations hereunder.

(d) The parties hereto acknowledge that the right of indemnification hereunder shall constitute assets of any Guarantor to which such indemnification is owing.

ARTICLE IX

THE ADMINISTRATIVE AGENT

Section 9.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Cortland to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 9.02 Rights as a Lender. The Person serving as an Administrative Agent hereunder shall have the same rights and powers in its capacity, if applicable, as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include, if applicable, the Person serving as an Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any such law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Administrative Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other

Loan Documents, the provisions of this Article and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Cortland and any successor Administrative Agent shall provide the documentation described in Section 2.11(j) on or before the date on which it becomes an Administrative Agent hereunder.

Section 9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.08 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders severally agree to indemnify upon demand the Administrative Agent (or any sub-agent thereof) and each Related Party of any of the foregoing (to the extent not reimbursed by the Loan Parties), according to their respective Pro Rata Shares (determined as of the time that the applicable indemnity payment is sought based on each Lender’s Pro Rata Share at such time (or if such indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments have terminated, in accordance with such Lender’s Pro Rata Share immediately prior to the date on which the Loans are paid in full and the Commitments have terminated)), and hold harmless each Indemnitee from and against any and all Indemnified Liabilities in all cases, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF ANY RELATED PARTY; provided, however that no Lender shall be liable for the payment to any Related Party for any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Related Party’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share (determined as of the time that the applicable unreimbursed expense payment is sought based on each Lender’s Pro Rata Share at such time (or if such unreimbursed expense payment is sought after the date on which the Loans have been paid in full and the Commitments have terminated, in accordance with such Lender’s Pro Rata Share immediately prior to the date on which the Loans are paid in full and the Commitments have terminated)) of any out-of-pocket expenses (including all fees, expenses and disbursements of any law firm or other external counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that the administrative Agent is not reimbursed for such by the Loan Parties. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent. Each

Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any source against any amount due to the Administrative Agent under this Section 9.08.

Section 9.09 Collateral and Guaranty Matters.

(a) The Lenders irrevocably authorize the Administrative Agent, at its discretion, without the necessity of any notice to or further consent from the Secured Parties:

(i) to release (A) any Lien on any property granted to or held by the Administrative Agent under any Security Document and (B) any Guarantor from this Agreement (including the Guaranty set forth in Article VIII hereof) (1) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (2) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (3) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(ii) to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents;

(iii) to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements;

(iv) [reserved]; and

(v) to release (and execute any and all documents effecting such release) any Lien on all real property of any Loan Party upon the request of any Loan Party.

(b) Upon the request of the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.09.

(c) Each Loan Party hereby irrevocably appoints the Administrative Agent as such Loan Party’s attorney-in-fact, with full authority to, after the occurrence of an Event of Default, act for such Loan Party and in the name of such Loan Party to, in the Administrative Agent’s discretion upon the occurrence and during the continuance of an Event of Default, file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law, to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, and to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral and to file any claims or take any action or institute any proceedings which the Administrative Agent or the Required Lenders may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Collateral. The power of attorney granted hereby is coupled with an interest and is irrevocable.

(d) If any Loan Party fails to perform any covenant contained in this Agreement or the other Security Documents and, as a result an Event of Default has occurred and is continuing, within five (5) Business Days after being given prior notice thereof, the Administrative Agent may itself (but shall not be obligated to) perform, or cause performance of, such covenant, and such Loan Party shall pay for the expenses of the Administrative Agent incurred in connection therewith in accordance with Section 10.04.

(e) The powers conferred on the Administrative Agent under this Agreement and the other Security Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, the Administrative Agent and each Lender shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of the Administrative Agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property. Neither the Administrative Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrower or selected by the Administrative Agent in good faith.

(f) Anything contained in any of the Loan Documents to the contrary notwithstanding other than the rights of setoff set forth in Section 7.05 and any other similar rights of setoff contained in any other Loan Document, the Loan Parties and each Secured Party hereby agree that no Secured Party other than the Administrative Agent shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof.

(g) The Administrative Agent, on behalf of itself and the Lenders, is hereby authorized and instructed to enter into an intercreditor agreement (which may be a new intercreditor agreement or an amendment to, or an amendment and restatement of, the Intercreditor Agreement) and the Secured Parties party hereto acknowledge that the Intercreditor Agreement is binding upon them. Each Secured Party party hereto hereby (1) consents to the subordination of the Liens on the Collateral securing the Obligations on the terms set forth in the Intercreditor Agreement, (2) agrees that it will be bound by, and will not take any action contrary to, the provisions of the Intercreditor Agreement and (3) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than the Fee Letter), and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and acknowledged by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall:

(a) waive any condition set forth in Section 3.01 without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any terminated Commitment) without the written consent of such Lender or increase the aggregate Commitments without the written consent of each Lender (except as provided in Section 2.16);

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to the proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Majority Lenders shall be necessary to amend Section 2.06(e) or to waive any obligation of the Borrower to pay default interest;

(e) amend any financial covenant hereunder (or any defined term used therein) without the written consent of the Required Lenders;

(f) change Sections 2.12 or 7.06 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(g) change any provision of this Section or the definition of “Majority Lenders”, “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(h) subject to Section 9.09(a)(iv), release all or substantially all of the value of the Guarantees under Article VIII or all or substantially all of the Collateral without the written consent of each Lender; and

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

Section 10.02 Notices, Etc.

(a) General. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by telecopier or (subject to paragraph (c) below) electronic mail address as follows:

(i) if to the Borrower or any other Loan Party or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c). In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic transmission. The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notice of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT EACH LENDER AND THEIR RELATED PARTIES FROM ALL LOSSES, COSTS, EXPENSES AND LIABILITIES RESULTING FROM THE RELIANCE BY SUCH PERSON ON EACH NOTICE PURPORTEDLY GIVEN BY OR ON BEHALF OF THE BORROWER. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet.

(f) Change of Address, Etc. The Borrower and the Administrative Agent may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by written notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent in writing from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws

Section 10.03 No Waiver; Cumulative Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.04 Costs and Expenses. The Borrower shall pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Lenders and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Lenders) in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (ii) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the Lenders and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

Section 10.05 Indemnification. The Borrower shall indemnify each Secured Party, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses, or disbursements (including all fees, expenses and disbursements of any law firm or other external counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnitee BY ANY PERSON (INCLUDING THE BORROWER OR ANY OTHER LOAN PARTY) in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance, or administration of this Agreement, any

Loan Document, or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom , (c) any action taken or omitted by the Administrative Agent under this Agreement or any other Loan Document (INCLUDING THE ADMINISTRATIVE AGENT’S OWN NEGLIGENCE), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, IN EACH CASE, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST ANY INDEMNITEE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF. NO INDEMNITEE SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ALL AMOUNTS DUE UNDER THIS SECTION 10.05 SHALL BE PAYABLE WITHIN TEN BUSINESS DAYS AFTER DEMAND THEREFOR. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE RESIGNATION OF THE ADMINISTRATIVE AGENT, THE REPLACEMENT OF ANY LENDER, THE TERMINATION OF THE COMMITMENTS AND THE REPAYMENT, SATISFACTION OR DISCHARGE OF ALL THE OTHER OBLIGATIONS. THIS SECTION 10.05 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

Section 10.06 Successors and Assigns.

(a) Generally. The terms and provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder except with the prior written consent of each Lender and the Administrative Agent and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (A) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (B) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (C) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it); provided, however, that:

(i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitments and Loans of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall not be less than $5,000,000;

(ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance; and

(iii) each Eligible Assignee (other than an Eligible Assignee that is a Lender or an Affiliate of a Lender) shall pay to the Administrative Agent a $3,500 processing and recording fee. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, any tax forms required under Section 2.11, and all documentation and other information requested by the Administrative Agent in order to comply with requirements of the Act, applicable “know your customer” and anti-money laundering rules and regulations.

Upon such execution, delivery, acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the Eligible Assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.09, 2.11, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Register. The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its office located in the United States a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to (and stated interest thereon), each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than the Borrower or any of the Borrower’s Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (iv)

the selling Lender shall obtain from such Participant the Tax forms described in Section 2.11(g). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08, 2.09, 2.11, 10.04 and 10.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.05 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12 as though it were a Lender.

(e) Participant Payments. A Participant shall not be entitled to receive any greater payment under Section 2.09 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other Obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f) Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.07 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, agents and service providers, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information shall be assumed to be confidential unless indicated otherwise. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 10.09 Survival of Representations, Etc. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent, or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations).

Section 10.10 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11 Governing Law. This Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas.

Section 10.12 Submission to Jurisdiction.

(a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the state of Texas sitting in Harris County or of the United States for the Southern District of such state, and by execution and delivery of this Agreement, each Loan Party, the Administrative Agent and each Lender consents, for itself and in respect of its Property, to the non-exclusive jurisdiction of those courts. Each Loan Party, the Administrative Agent and each Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. Each Loan Party, the Administrative Agent and each Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state.

(b) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.02. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(c) Nothing in this Section 10.12 shall affect the right of the Administrative Agent or any other Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Loan Party (as a Borrower or as a Guarantor) in the courts of any other jurisdiction.

Section 10.13 Dispute Resolution. This Section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.

(a) Jury Trial Waiver. As permitted by applicable law, each party hereto waives its respective rights to a trial before a jury in connection with any Dispute, and Disputes shall be resolved by a judge sitting without a jury. If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”).

(b) Arbitration. If a claim, dispute, or controversy arises between the parties hereto with respect to this Agreement, the Loan Documents, or any other agreement or business relationship between any of the parties hereto whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any party hereto may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party hereto. By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations the parties hereto have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving the employees, agents, affiliates, or assigns of any party hereto. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, each party hereto will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in Houston, Texas.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator: (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law; (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (A) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (B) pursuing non-judicial foreclosure, or (C) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. This arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(c) Class Action Waiver. EACH PARTY HERETO WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

(d) Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this Section.

Section 10.14 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

Section 10.15 [Reserved].

Section 10.16 USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

Section 10.17 [Reserved].

Section 10.18 No Fiduciary Duty. Each Loan Party acknowledges and agrees that (i) the extensions of credit pursuant to this Agreement, is an arm’s-length commercial transaction between the Loan Parties, on the one hand, and the Administrative Agent and the Lenders, on the other, (ii) in connection therewith and with the process leading to such transaction each of the Administrative Agent and each Lender is acting solely as a principal and not the agent or fiduciary of any Loan Party, (iii) none of the Administrative Agent or any Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to the extensions of credit contemplated hereby or the process leading thereto (irrespective of whether the Administrative Agent or such Lender has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party other than the obligations expressly set forth in this Agreement and the other Loan Documents and (iv) none of the Administrative Agent or any Lender have provided any legal, accounting, regulatory or tax advice with respect to the extensions of credit contemplated hereby and each Loan Party has consulted its own legal, accounting, regulatory, tax and financial advisors to the extent it deemed appropriate. Each Loan Party agrees that it will not claim that the Administrative Agent any Lender, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Loan Party in connection with such transaction or the process leading thereto.

Section 10.19 Intercreditor Agreement. Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern. Each Lender hereunder (i) acknowledges that it has received a copy of the Intercreditor Agreement, (ii) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, (iii) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender and (iv) hereby consents to the subordination of the Liens securing the Obligations on the terms set forth in the Intercreditor Agreement. Notwithstanding anything to the contrary in the Intercreditor Agreement, the foregoing does not limit any rights of the Administrative Agent and the Lenders as unsecured creditors.

Section 10.20 Original Issue Discount. The Borrower, the Administrative Agent and each Lender agree that the Initial Term Loans made on the Closing Date and the Warrants constitute “Investment Units” as that term is defined in section 1273(c)(2) of the Code and that the warrants have a value as set forth on Exhibit E of the Warrant Purchase Agreement. None of the Borrower, the Administrative Agent or Lenders shall take any position inconsistent with the foregoing on any report, return claim for refund or other filing for federal, state or other tax purposes unless all such parties agree otherwise or as otherwise may be required (to the satisfaction of all such parties, each in its reasonable discretion) by applicable law. The Borrower, the Administrative Agent and each Lender additionally acknowledge that the Initial Term Loans are issued with original issue discount. If a Lender requests information regarding the issue price, the total amount of original issue discount, the issue date and the yield to maturity of the note, the Lender should contact Keefer Lehner. The Borrower, the Administrative Agent and each Delayed Draw Lender (i) anticipate that any Delayed Draw Term Loan will be treated as a qualified reopening (as defined in Treasury Regulation Section 1.1275-2(k)) of the Initial Term Loans and (ii) acknowledge than any Delayed Draw Term Loan will be treated as issued with original issue discount.

[Signature Pages Follow]

EXECUTED as of the date first above written.

BORROWER:

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

GUARANTORS:

QES DIRECTIONAL DRILLING, LLC

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

ARCHER PRESSURE PUMPING LLC

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

QES PRESSURE CONTROL LLC (F/K/A GREAT WHITE PRESSURE CONTROL LLC)

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

Signature Page to Second Lien Credit Agreement

ARCHER LEASING AND PROCUREMENT LLC

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

QES WIRELINE LLC (F/K/A/ ARCHER WIRELINE LLC)

By:	/s/ Rogers Herndon
Name:	Rogers Herndon
Title:	President

Q DIRECTIONAL MGMT, INC.

By:	/s/ Gary Hammons
Name:	Gary Hammons
Title:	Senior Vice President and Secretary

CENTERLINE TRUCKING, LLC

By:	/s/ Gary Hammons
Name:	Gary Hammons
Title:	Chief Financial Officer and Secretary

TWISTER DRILLING TOOLS, LLC

By:	/s/ Gary Hammons
Name:	Gary Hammons
Title:	Chief Financial Officer and Secretary

Signature Page to Second Lien Credit Agreement

CONSOLIDATED OIL WELL SERVICES, LLC

By:	/s/ Jon D. Klugh
Name:	Jon D. Klugh
Title:	Vice President

CIS-OKLAHOMA, LLC

By:	/s/ Jon D. Klugh
Name:	Jon D. Klugh
Title:	Vice President

Q CONSOLIDATED OIL WELL SERVICES, LLC

By:	/s/ Jon D. Klugh
Name:	Jon D. Klugh
Title:	Vice President

CONSOLIDATED OWS MANAGEMENT, INC.

By:	/s/ Jon D. Klugh
Name:	Jon D. Klugh
Title:	Vice President

OKLAHOMA OILWELL CEMENTING COMPANY

By:	/s/ Jon D. Klugh
Name:	Jon D. Klugh
Title:	Vice President

Signature Page to Second Lien Credit Agreement

ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:	/s/ Emily Ergang Pappas
Name:	Emily Ergang Pappas
Title:	Associate Counsel

Signature Page to Second Lien Credit Agreement

Quintana Energy Services LP

ARCHER HOLDCO, LLC

By:	/s/ Max Bouthillette
Name:	Max Bouthillette
Title:	President

Signature Page to Second Lien Credit Agreement

Quintana Energy Services LP

GEVERAN INVESTMENTS LIMITED

By:	/s/ Irene Theocharous /s/ Spyros Episkopou
Name:	Irene Theocharous / Spyros Episkopou
Title:	Directors

Signature Page to Second Lien Credit Agreement

Quintana Energy Services LP

ROBERTSON QES INVESTMENT LLC

By:	/s/ Corbin J. Robertson, Jr.
Name:	Corbin J. Robertson, Jr.
Title:	Manager

Signature Page to Second Lien Credit Agreement

Quintana Energy Services LP

Executed Version

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (“Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:                                          [and is an Affiliate of [identify Lender]]

3. Borrower: Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”)

4. Administrative Agent: Cortland Capital Market Services LLC, as the Administrative Agent (the “Administrative Agent”)

5. Credit Agreement: The Second Lien Credit Agreement dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”) among the Borrower, certain subsidiaries of the Borrower party thereto, as Guarantors, the Lenders from time to time party thereto and the Administrative Agent.

Exhibit A – Page 1

6. Assigned Interest:

Aggregate Amount of Commitments for all Lender	Amount of Commitment Assigned	Percentage Assigned of Commitment
$	$		%
$	$		%
$	$		%

[7. Trade Date:                     ]1

Effective Date:             , 20    2

[1]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[2]	To be inserted by the Administrative Agent and which shall be the Effective Date of recordation of transfer in the Register therefor.

Exhibit A – Page 2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][3] Accepted:

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:
Name:
Title:

[Consented to:][4]

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:
Title:

[3]	To be added when the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[4]	To be added when the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit A – Page 3

ANNEX 1 TO ASSIGNMENT AND ACCEPTANCE

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a) or (b) thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

Exhibit A – Page 4

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Texas.

Exhibit A – Page 5

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[For Fiscal Quarter Ended                     ]

[For Fiscal Year Ended                     ]

This certificate dated as of             ,          is prepared pursuant to the Second Lien Credit Agreement dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented, or otherwise modified from time-to-time, the “Credit Agreement”) among Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”), certain subsidiaries of the Borrower, as guarantors, the lenders party thereto (the “Lenders”), and Cortland Capital Market Services LLC, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The Borrower hereby certifies (a) that no Default or Event of Default has occurred or is continuing (b) that all of the representations and warranties made by each of the Loan Parties in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, as if made on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (c) that as of the date hereof, the following amounts and calculations were true and correct:

[Remainder of Page Intentionally Left Blank]

Exhibit B – Page 1

1.	Section 6.13– Maximum Tranche B Loan to Value Ratio.[5]

(a) outstanding principal amount of the Tranche B Advances	$

(b) FLV for machinery, parts, equipment and other fixed assets[6]	$

Tranche B Loan to Value Ratio = (a) divided by (b)			[7]

Maximum Tranche B Loan to Value Ratio permitted under Section 6.13 of Credit Agreement:		77%

Compliance		Yes No

2.	Section 6.14 – Minimum Liquidity[8]

(a)	Revolving Availability		$
= (v) - (i) + (ii) + (iii) + (iv)

	(i)	aggregate outstanding principal amount of all Tranche A Revolving Advances	$
	(ii)	aggregate undrawn maximum face amount of Letters of Credit	$
	(iii)	aggregate unpaid amount of all reimbursement obligations under Letters of Credit	$
	(iv)	aggregate outstanding principal amount of all Swing Line Advances	$
	(v)	lesser of (A) Borrowing Base then in effect and (B) the aggregate Revolving Commitments	$

(b)	Unrestricted Cash		$

Liquidity = (a) plus (b)			$

Minimum Liquidity permitted under Section 6.14 of Credit Agreement =				$6,750,000

Compliance				Yes No

[5]	Calculated as of each fiscal quarter end, for each fiscal quarter ending on or after the Third Amendment Effective Date.
[6]	Subject to an Acceptable Security Interest of the Loan Parties.
[7]	Expressed as a percentage.
[8]	Calculated at all times.

Exhibit B – Page 2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,         .

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:
Title:

Exhibit B – Page 3

EXHIBIT C

FORM OF NOTE

$[●]	, 20

For value received, the undersigned Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”), hereby promises to pay to [●] (“Payee”), the principal amount of [●] Dollars ($[●]) or, if less, the aggregate outstanding principal amount of the Loans (as defined in the Credit Agreement referred to below) made by the Payee to the Borrower, together with interest on the unpaid principal amount of the Loans from the date of such Loans until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

This Note is the Note referred to in, and is entitled to the benefits of, and is subject to the terms of, the Second Lien Credit Agreement dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”) among the Borrower, certain subsidiaries of the Borrower, as guarantors, the lenders party thereto (the “Lenders”), and Cortland Capital Market Services LLC, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. Subject in each case to the terms and conditions under the Intercreditor Agreement, the Credit Agreement, among other things, (a) provides for the making of the Loans by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loans being evidenced by this Note and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the place and in the manner specified in the Credit Agreement. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.

Without being limited thereto or thereby, this Note is secured by the Security Documents and guaranteed under Article VIII of the Credit Agreement.

Exhibit C - Page 1

Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (except that Chapter 346 of the Texas Finance Code shall not apply to this Note).

THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:
Title:

Exhibit C - Page 2

EXHIBIT D

FORM OF NOTICE OF BORROWING

[Date]

Cortland Capital Market Services LLC

225 W Washington St, 21st Floor

Chicago, IL 60606

Attn: Ryan Morick and Legal Department

Telephone: 312-564-5100

Facsimile: 312-376-0751

E-mail Address: ryan.morick@cortlandglobal.com; legal@cortlandglobal.com

Ladies and Gentlemen:

The undersigned, Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”), is party to the Second Lien Credit Agreement dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”, the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, certain subsidiaries of the Borrower, as guarantors, the lenders party thereto (the “Lenders”), and Cortland Capital Market Services LLC, as Administrative Agent for such Lenders (in such capacity, the “Administrative Agent”). The undersigned gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

The Business Day of the Proposed Borrowing is             ,         .

The Proposed Borrowing is a [Initial Term Loan/Delayed Draw Term Loan].

The aggregate amount of the Proposed Borrowing is $        .

The wiring information of the deposit account of the Borrower to which the proceeds of the Proposed Borrowing are to disbursed is as follows:

Exhibit D - Page 1

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(i)	the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and each of the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the date of the Proposed Borrowing, before and after giving effect to such Proposed Borrowing and to the application of the proceeds therefrom, as though made on the date of the Proposed Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date; and

(ii)	no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Very truly yours,

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:
Title:

Exhibit D - Page 2

EXHIBIT F

[FORM OF]

PLEDGE AGREEMENT

(see attached)

Exhibit F - Page 1

Executed Version

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 19, 2016 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG QUINTANA ENERGY SERVICES, LP, A DELAWARE LIMITED PARTNERSHIP, ZB, NATIONAL ASSOCIATION (DBA AMEGY BANK), AS FIRST LIEN ADMINISTRATIVE AGENT (AS DEFINED THEREIN), AND CORTLAND CAPITAL MARKET SERVICES LLC, AS SECOND LIEN ADMINISTRATIVE AGENT (AS DEFINED THEREIN). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

PLEDGE AGREEMENT

This Pledge Agreement, dated as of December 19, 2016 (this “Pledge Agreement”), is among Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”), certain Subsidiaries of the Borrower party hereto (each such Subsidiary, a “Guarantor” and collectively, the “Guarantors”, and together with the Borrower, each a “Pledgor” and collectively, the “Pledgors”), and Cortland Capital Market Services LLC, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”)] for the Secured Parties (as defined in the Credit Agreement referred to below).

INTRODUCTION

WHEREAS, the Borrower, the Guarantors, the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent, have entered into that certain Second Lien Credit Agreement, dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”);

WHEREAS, each Guarantor has guaranteed the Obligations of the Borrower and the other Guarantors under the Credit Agreement pursuant to Article VIII thereof;

WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Pledgor of this Pledge Agreement, and the Pledgors have agreed to enter into this Pledge Agreement;

NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees with the Administrative Agent for its benefit and the benefit of the Secured Parties as follows:

Section 1. Definitions.

(a) All capitalized terms used herein but not otherwise defined herein that are defined in the Credit Agreement shall have the meaning assigned to such terms in the Credit Agreement. Any terms defined in Articles 8 or 9 of the Uniform Commercial Code as in effect in the State of Texas as of the date hereof (“UCC”) and not otherwise defined herein shall have the meanings assigned to such terms in the UCC.

(b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

Section 2. Pledge.

(a) Grant of Pledge. Subject in each case to the terms and conditions under the Intercreditor Agreement, each Pledgor hereby pledges to the Administrative Agent, and grants to the Administrative Agent, for its benefit and the benefit of the Secured Parties, a continuing lien on and security interest in the Collateral, as defined in Section 2(b) below. This Pledge Agreement shall secure all Obligations of the Pledgors now or hereafter existing under the Credit Agreement and the other Loan Documents to which any Pledgor is a party, including any extensions, modifications, substitutions, amendments, and renewals thereof, whether for principal, interest, fees, expenses, indemnifications or otherwise, in each case including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq., as amended. All such obligations shall be referred to in this Pledge Agreement as the “Secured Obligations”.

(b) Collateral. “Collateral” shall mean all of each Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired by such Pledgor:

(i) all of the membership interests listed in the attached Schedule I issued to such Pledgor (the “Membership Interests”), all such additional membership interests of any issuer of such Membership Interests hereafter acquired by such Pledgor, the certificates (if any) representing the Membership Interests and all such additional membership interests, all of such Pledgor’s rights, privileges, authority, and powers as a member of the issuer of such Membership Interests under the applicable limited liability company operating agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the “Membership Interests distributions”);

(ii) all of the general and limited partnership interests listed in the attached Schedule I issued to such Pledgor (the “Partnership Interests”), all such additional general or limited partnership interests of any issuer of such Partnership Interests hereafter acquired by such Pledgor, the certificates (if any) representing the Partnership Interests and all such additional partnership interests, all of such Pledgor’s rights, privileges, authority, and powers as a limited or general partner of the issuer of such Partnership Interests under the applicable partnership agreement or limited partnership agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the “Partnership Interest distributions”);

(iii) all of the shares of stock listed in the attached Schedule I issued to such Pledgor (the “Pledged Shares”), all such additional shares of stock of any issuer of such Pledged Shares hereafter issued to such Pledgor, the certificates representing the Pledged Shares and all such additional shares, all of such Pledgor’s rights, privileges, authority, and powers as a shareholder of the issuer of such Pledged Shares under the applicable articles of incorporation, certificate of incorporation, bylaws or similar constitutive document of such issuer or under any applicable Legal Requirements, and all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any Proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other Property from time to time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the “Pledged Shares distributions”);

(iv) all indebtedness listed in the attached Schedule I, owing to such Pledgor from any direct or indirect Subsidiary of the Borrower (collectively, the “Pledged Debt”), all such additional indebtedness hereinafter owing to such Pledgor from any direct or indirect Subsidiary of the Borrower, any and all instruments evidencing such indebtedness, including promissory notes, bonds, debentures and other debt securities, and all interest, cash, instruments and other Property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing (collectively, the “Pledged Debt distributions”; together with the Membership Interest distributions, the Partnership Interest distributions and the Pledged Shares distributions, the “distributions”); and

(v) all additions and accessions to, substitutions and replacements of, and all products and proceeds from the Collateral described in paragraphs (i), (ii), (iii) and (iv) of this Section 2(b).

(c) Delivery of Collateral. All certificates or instruments, if any, representing the Collateral shall have been delivered to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, or, pursuant to the Intercreditor Agreement, the First Lien Agent (as defined in that certain Credit Agreement dated as of September 9, 2014, among the Borrower, the lenders party thereto, Amegy Bank, National Association, as administrative agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time), and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders. After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right (but not the obligation, unless directed to in writing by the Required Lenders), upon prior written notice to the Borrower, to transfer to or to register in the name of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, or any of its nominees any of the Collateral, subject to the rights specified in Section 2(d). In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right (but not the obligation, unless directed to in writing by the Required Lenders) at any time to exchange the certificates or instruments representing the Collateral for certificates or instruments of smaller or larger denominations.

(d) Rights Retained by Pledgors. Subject in each case to the terms and conditions under the Intercreditor Agreement and notwithstanding the pledge in Section 2(a), so long as no Event of Default shall have occurred and remain uncured:

(i) or, if an Event of Default shall have occurred and remain uncured, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to the Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement;

(ii) except as otherwise provided in the Credit Agreement, each Pledgor shall be entitled to receive and retain any dividends and other distributions paid on or in respect of the Collateral and the Proceeds of any sale of the Collateral and all payments of principal and interest on loans and advances made by such Pledgor to the issuer of the Collateral; and

(iii) at and after such time as voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, all proxies and other instruments as the Administrative Agent or the

Required Lenders may reasonably request to (A) enable the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to subsection (i) of this Section 2(d), and (B) to receive the dividends or other distributions and Proceeds of sale of the Collateral and payments of principal and interest which such Pledgor is authorized to receive and retain pursuant to paragraph (ii) of this Section 2(d).

Section 3. Pledgor’s Representations and Warranties. Subject in each case to the terms and conditions under the Intercreditor Agreement, each Pledgor jointly and severally represents and warrants to the Administrative Agent and the Secured Parties as follows:

(a) The Collateral listed on the attached Schedule I has been duly authorized and validly issued and, with regards to Pledged Stock, is fully paid and nonassessable.

(b) Each Pledgor is the legal and beneficial owner of the Collateral indicated on Schedule I, free and clear of any Lien, purchase option, call or similar right of a third party except for (i) the security interest created by this Pledge Agreement and (ii) other Permitted Liens.

(c) The Membership Interests listed on Schedule I constitute the percentage set forth on Schedule I of the issued and outstanding membership interests of each respective issuer thereof and all Membership Interests in which any Pledgor has any ownership interest on the date hereof. The Partnership Interests listed on the attached Schedule I constitute the percentage set forth on Schedule I of the issued and outstanding partnership interests of the respective issuer thereof and all Partnership Interests in which any Pledgor has any ownership interest on the date hereof. The Pledged Shares listed on the attached Schedule I constitute the percentage set forth on Schedule I of the issued and outstanding shares of capital stock of the respective issuer thereof and all Pledged Shares in which Pledgor has any ownership interest on the date hereof.

(d) The name of each Pledgor set forth on the signature pages to this Pledge Agreement is the exact legal name of such Pledgor on the date hereof.

Section 4. Pledgors’ Covenants. Subject in each case to the terms and conditions under the Intercreditor Agreement, during the term of this Pledge Agreement and until all of the Secured Obligations have been fully and finally paid and discharged in full, each Pledgor covenants and agrees with the Administrative Agent and the Secured Parties that:

(a) Protect Collateral. Each Pledgor will warrant and defend the rights and title herein granted unto the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever.

(b) Transfer, Other Liens, and Additional Shares. Each Pledgor will not (i) sell or otherwise dispose of, or grant any purchase option, call or similar right of a third party with respect to, any of the Collateral, except as permitted under the Credit Agreement or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral, except for (A) the Liens and security interest under any Loan Document and (B) other Permitted Liens. Each

Pledgor further agrees that it will (1) cause each issuer of the Collateral which is a wholly-owned direct or indirect Subsidiary of the Borrower not to issue any other membership interests, partnership interests, capital stock or other securities in addition to or in substitution for the Collateral issued by such issuer, except to Pledgor and (2) pledge hereunder, on the later of (x) the date on which such Subsidiary complies with Section 5.10 of the Credit Agreement and (y) the date of its acquisition (directly or indirectly) thereof, any additional membership interests, partnership interests, capital stock or other securities of an issuer of the Collateral.

(c) Jurisdiction of Formation. No Pledgor shall amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent constitutive documents if such amendment, supplement, modification or restatement would be materially adverse to the interests of the Secured Parties.

(d) Further Assurances. Each Pledgor agrees that, at its sole cost and expense, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Administrative Agent or any Secured Party may reasonably request, in order to perfect, maintain and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent or any Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

Section 5. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) UCC Remedies. To the extent permitted by law, the Administrative Agent may (and at the request of the Required Lenders shall), subject in each case to the terms and conditions under the Intercreditor Agreement, exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). This Pledge Agreement shall not be construed to authorize the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to take any action prohibited by the UCC or to constitute a waiver by the Pledgor of any right that the UCC does not permit the Pledgor to waive.

(b) Dividends and Other Rights.

(i) Subject in each case to the terms and conditions under the Intercreditor Agreement, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2(d)(i) may be exercised by the Administrative Agent if the Administrative Agent so elects, with the concurrence of, or shall, at the written direction of, the Required Lenders, and gives written notice of such election to Pledgor and all rights of Pledgor to receive the dividends and other distributions on or in respect of the Collateral and the proceeds of sale of the Collateral which it would otherwise be authorized to receive and retain pursuant to Section 2(d)(ii) shall cease at such time as the Administrative Agent gives written notice to Pledgor and such written notice is deemed effective pursuant to the provisions of the Credit Agreement related to effectiveness of notices.

(ii) All dividends and other distributions on or in respect of the Collateral and the proceeds of sale of the Collateral that are thereafter received by Pledgor shall be received in trust for the benefit of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, shall be segregated from other funds of Pledgor, and shall be promptly paid over to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, as Collateral in the same form as so received (with any necessary endorsement).

(c) Sale of Collateral. Subject in each case to the terms and conditions under the Intercreditor Agreement, the Administrative Agent may, with the concurrence of, and shall, at the written direction of, the Required Lenders, sell all or part of the Collateral at public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Administrative Agent or the Required Lenders may deem commercially reasonable in accordance with applicable laws. Each Pledgor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Pledgor hereby deems 10 days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Administrative Agent shall not, if it is directed by the Required Lenders not to do so, be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Administrative Agent may, with the concurrence of, and shall, at the written direction of, the Required Lenders, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall cooperate fully with the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, in all respects in selling or realizing upon all or any part of the Collateral. In addition, each Pledgor shall fully comply with federal and state securities laws and take such actions as may be reasonably necessary to permit the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to sell or otherwise dispose of any securities representing the Collateral in compliance with such laws.

(d) Exempt Sale. If, in the opinion of the Administrative Agent or the Required Lenders, there is any question that a public or semipublic sale or distribution of any Collateral will violate any state or federal securities law, the Administrative Agent in its discretion may, with the concurrence of, and shall, at the written direction of, the Required Lenders (i) offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to the imposition of restrictive legends on any certificates representing the security, or (ii) sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Administrative Agent shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Administrative Agent (or any officer or employee or agent thereof) in all reasonable respects in selling or realizing upon all or any part of the Collateral.

(e) Application of Collateral. Subject in each case to the terms and conditions under the Intercreditor Agreement, the proceeds of any sale, or other realization upon all or any part of the Collateral pledged by any Pledgor shall be applied by the Administrative Agent as set forth in Section 7.06 of the Credit Agreement.

(f) Cumulative Remedies. Each right, power and remedy herein specifically granted to the Administrative Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Administrative Agent (or the Required Lenders) in its (or their) sole discretion. No failure on the part of the Administrative Agent or any Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

Section 6. Administrative Agent as Attorney-in-Fact for Pledgors.

(a) Administrative Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Administrative Agent and any officer or employee or agent thereof as such Pledgor’s attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Administrative Agent’s discretion, subject to such Pledgor’s revocable rights specified in Section 2(d), to take any action and to execute any instrument which the Administrative Agent or any Secured Party may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to the Pledgor representing the proceeds of the sale of the Collateral, or any distribution in respect of the Collateral and to give full discharge for the same. EACH PLEDGOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

(b) Administrative Agent May Perform. Subject in each case to the terms and conditions under the Intercreditor Agreement, the Administrative Agent may from time to time, at its option, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform within five (5) Business Days after being requested in writing by the Administrative Agent or the Required Lenders so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Administrative Agent or the Required Lenders to such Pledgor) and the Administrative Agent may from time to time take any other action which the Administrative Agent or any Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of Base Rate Advances, shall be payable by each Grantor to the Administrative Agent on demand and shall constitute Secured Obligations secured hereby.

(c) Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest (for its benefit and the ratable benefit of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent and the Secured Parties shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

(d) Reasonable Care. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

Section 7. Miscellaneous.

(a) Expenses. Each Pledgor will upon demand pay to the Administrative Agent for its benefit and the benefit of the Secured Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Administrative Agent and the Secured Parties may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent or any Secured Party hereunder, and (iii) the failure by any Pledgor to perform or observe any of the provisions hereof.

(b) Amendments, Etc. Subject in each case to the terms and conditions under the Intercreditor Agreement, no amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by the Borrower, each Pledgor affected thereby and the Administrative Agent. In addition, no such amendment or waiver shall be effective unless given or entered into with the necessary approvals of either the Required Lenders or all Lenders as required under the terms of the Credit Agreement. Any such waiver or consent, whether by the Administrative Agent or the Administrative Agent and the Lenders shall be effective only in the specific instance and for the specific purpose for which given.

(c) Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement.

(d) Continuing Security Interest; Transfer of Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and, subject in each case to the terms and conditions under the Intercreditor Agreement and unless expressly released by the Administrative Agent (at the direction of the requisite Lenders), shall (i) remain in full force and effect until the Secured Obligations (including all Letter of Credit Obligations) are fully satisfied, all Letters of Credit have terminated or expired, all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit have terminated or expired and the Commitments have terminated or expired, (ii) be binding upon the Pledgors, the Administrative Agent, the Secured Parties and their successors and assigns, and (iii) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of and be binding upon, the Administrative

Agent, the Secured Parties and their respective successors, transferees, and assigns. Upon the payment in full and termination of the Secured Obligations (including all Letter of Credit Obligations), the termination or expiration of all Letters of Credit, the termination or expiration of all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit and the termination or expiration of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgors to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement. Upon any such termination, the Administrative Agent will, at the Borrower’s expense, deliver all Collateral to the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request in writing and take any other actions reasonably requested to evidence or effect such termination.

(e) Waivers. Each Pledgor hereby waives:

(i) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

(ii) any requirement that the Administrative Agent or any Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor or any other Person or any collateral; and

(iii) any duty on the part of the Administrative Agent to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of such Pledgor and its respective assets now known or hereafter known by such Person.

(f) Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

(g) Choice of Law. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Texas.

(h) Counterparts. For the convenience of the parties, this Pledge Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Pledge Agreement.

(i) Reinstatement. If, at any time after the Secured Obligations (including all Letter of Credit Obligations) are fully satisfied, all Letters of Credit have terminated or expired,

all obligations of the Issuing Bank and the Lenders in respect of Letters of Credit have terminated or expired, the Commitments have terminated or expired and the termination of the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, security interest, any payments on the Secured Obligations previously made by any Pledgor or any other Person must be disgorged by the Administrative Agent or any Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of such Pledgor or such Person, this Pledge Agreement and the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and such Pledgor shall sign and deliver to the Administrative Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, security interest.

(j) Entire Agreement. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(k) Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent pursuant to this Pledge Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Pledge Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Pages Follow]

The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

PLEDGOR:

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:	Rogers Herndon
Title:	President

Signature Page to Pledge Agreement

By signing below, each of the following Subsidiaries of the Borrower (the equity interests of which constitute Collateral hereunder) confirms that an executed copy of this Pledge Agreement has been submitted to it and acknowledges the pledge of the Collateral pursuant to this Pledge Agreement.

QES DIRECTIONAL DRILLING, LLC

By:
Name:	Rogers Herndon
Title:	President

ARCHER PRESSURE PUMPING LLC

By:
Name:	Rogers Herndon
Title:	President

QES PRESSURE CONTROL LLC (f/k/a Great White Pressure Control LLC)

By:
Name:	Rogers Herndon
Title:	President

ARCHER LEASING AND PROCUREMENT LLC

By:
Name:	Rogers Herndon
Title:	President

Signature Page to Pledge Agreement

QES WIRELINE LLC (f/k/a Archer Wireline LLC)

By:
Name:	Rogers Herndon
Title:	President

Q DIRECTIONAL MGMT, INC.

By:
Name:	Gary Hammons
Title:	Senior Vice President and Secretary

CENTERLINE TRUCKING, LLC

By:
Name:	Gary Hammons
Title:	Chief Financial Officer and Secretary

TWISTER DRILLING TOOLS, LLC

By:
Name:	Gary Hammons
Title:	Chief Financial Officer and Secretary

Q CONSOLIDATED OIL WELL SERVICES, LLC

By:
Name:	Jon D. Klugh
Title:	Vice President

Signature Page to Pledge Agreement

CIS-OKLAHOMA, LLC

By:
Name:	Jon D. Klugh
Title:	Vice President

CONSOLIDATED OIL WELL SERVICES, LLC

By:
Name:	Jon D. Klugh
Title:	Vice President

CONSOLIDATED OWS MANAGEMENT, INC.

By:
Name:	Jon D. Klugh
Title:	Vice President

OKLAHOMA OILWELL CEMENTING COMPANY

By:
Name:	Jon D. Klugh
Title:	Vice President

Signature Page to Pledge Agreement

ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:
Name:	Emily Ergang Pappas
Title:	Associate Counsel

Signature Page to Pledge Agreement

SCHEDULE I

PLEDGED COLLATERAL

I.	Membership Interests

Pledgor	Pledged Subsidiary	State or Country of Organization (Pledged Subsidiary)	Class of Membership Interests	Certificate(s) No(s).	Percentage of Interests
Quintana Energy Services LP	Archer Pressure Pumping LLC	Delaware	Membership Interest	N/A	100%
Quintana Energy Services LP	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)	Oklahoma	Membership Interest	N/A	100%
Quintana Energy Services LP	Archer Leasing and Procurement LLC	Texas	Membership Interest	N/A	100%
Quintana Energy Services LP	QES Wireline LLC	Delaware	Membership Interest	N/A	100%
Quintana Energy Services LP	QES Directional Drilling, LLC	Delaware	N/A	N/A	100%
Quintana Energy Services LP	Q Consolidated Oil Well Services, LLC	Delaware	N/A	N/A	100%
QES Directional Drilling, LLC	Centerline Trucking, LLC	Delaware	N/A	N/A	100%
QES Directional Drilling, LLC	Twister Drilling Tools, LLC	Delaware	N/A	N/A	100%
Q Consolidated Oil Well Services, LLC	CIS-Oklahoma, LLC	Delaware	N/A	N/A	100%
Q Consolidated Oil Well Services, LLC	Consolidated Oil Well Services, LLC	Delaware	N/A	N/A	100%

Schedule I to Pledge Agreement – Page 1

II.	Partnership Interests

None.

III.	Shares

Pledgor	Pledged Subsidiary	State or Country of Organization (Pledged Subsidiary)	Class of Stock	Certificate(s) No(s).	Number of Shares
QES Directional Drilling, LLC	Q Directional MGMT, Inc.	Delaware	Common stock	1	1,000
Q Consolidated Oil Well Services, LLC	Oklahoma Oilwell Cementing Company	Oklahoma	Common stock	12	900
Consolidated Oil Well Services, LLC	Consolidated OWS Management, Inc.	Delaware	Common stock	001	1,000

IV.	Intercompany Indebtedness

None.

Schedule I to Pledge Agreement – Page 2

EXHIBIT G

[FORM OF]

SECURITY AGREEMENT

(see attached)

Exhibit G – Page 1

Executed Version

REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 19, 2016 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG QUINTANA ENERGY SERVICES, LP, A DELAWARE LIMITED PARTNERSHIP, ZB, NATIONAL ASSOCIATION (DBA AMEGY BANK), AS FIRST LIEN ADMINISTRATIVE AGENT (AS DEFINED THEREIN), AND CORTLAND CAPITAL MARKET SERVICES LLC, AS SECOND LIEN ADMINISTRATIVE AGENT (AS DEFINED THEREIN). NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ADMINISTRATIVE AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

SECURITY AGREEMENT

This Security Agreement, dated as of December 19, 2016 (this “Security Agreement”), is by and among Quintana Energy Services LP, a Delaware limited partnership (together with its permitted successors and assigns, the “Borrower”), certain Subsidiaries of the Borrower party hereto (each such Subsidiary, a “Guarantor” and collectively, the “Guarantors”, and together with the Borrower, each a “Grantor” and collectively, the “Grantors”), and Cortland Capital Market Services LLC, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, the Grantors, the lenders named therein (the “Lenders”) and Cortland Capital Market Services LLC, as Administrative Agent, have entered into that certain Second Lien Credit Agreement, dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time-to-time, the “Credit Agreement”);

WHEREAS, each Guarantor has guaranteed the Obligations of the Borrower and the other Guarantors under the Credit Agreement pursuant to Article VIII thereof; and

WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Grantor of this Security Agreement, and the Grantors have agreed to enter into this Security Agreement;

NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees with the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, as follows:

Section 1. Defined Terms. All capitalized terms used herein but not otherwise defined herein that are defined in the Credit Agreement shall have the meaning assigned to such terms in the Credit Agreement. As used herein, the following terms shall have the following meanings:

“Account Debtor” shall mean any “account debtor,” as such term is defined in Section 9-102(a)(3) of the UCC.

“Accounts” shall mean each “account,” as such term is defined in Section 9102(a)(2) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights; all accounts receivable (including credit card receivables), book debts, and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to any Grantor (including, without limitation, under any trade names, styles or divisions thereof) whether or not arising out of goods sold or leased or services rendered by any Grantor; all of each Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services; all of each Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); all moneys due or to become due to any Grantor under all contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of any Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts; and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Certificated Equipment” shall mean any Equipment the ownership of which is evidenced by a certificate of title.

“Chattel Paper” shall mean any “chattel paper,” as such term is defined in Section 9-102(a)(11) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located.

“Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Commercial Tort Claim” shall mean any “commercial tort claim,” as such term is defined in Section 9-102(a)(13) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located.

“Contracts” shall mean all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Custodial Agreement” shall mean a custodial agreement in form and substance reasonably satisfactory to the Administrative Agent among the Loan Parties, the Custodians named therein and the Administrative Agent, as the same may be amended, supplemented, and otherwise modified from time to time.

“Custodian” shall mean any individual that is party to a Custodial Agreement and that has been designated by the Borrower, on behalf of the Grantors, and approved by the Administrative Agent in its sole discretion.

“Deposit Accounts” shall mean any “deposit account,” as such term is defined in Section 9-102(a)(29) of the UCC, now owned or hereafter acquired by any Grantor or in which Grantor now has or hereafter acquires any rights and wherever located.

“Documents” shall mean any “document,” as such term is defined in Section 9-102(a)(30) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located.

“Electronic Chattel Paper” shall mean any “electronic chattel paper,” as such term is defined in Section 9-102(a)(31) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located.

“Encumbered Equipment” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“Equipment” shall mean any “equipment,” as such term is defined in Section 9102(a)(33) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all machinery, equipment, molds, furnishings, fixtures, motor vehicles and computers and other electronic data-processing and other office equipment now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located, and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Excluded Collateral” shall have the meaning assigned to such term in Section 2 of this Security Agreement.

“First Lien Agent” means Amegy Bank, National Association, as administrative agent under the First Lien Credit Agreement.

“First Lien Credit Agreement” shall mean that certain First Lien Credit Agreement, dated as of September 9, 2014, among the Borrower, the lenders party thereto and the First Lien Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from the time to time.

“First Lien Security Agreement” shall mean that certain Security Agreement, dated as of September 9, 2014, executed by the Grantors in favor of the First Lien Agent under the First Lien Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from the time to time.

“General Intangibles” shall mean any “general intangibles,” as such term is defined in Section 9-102(a)(42) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights, and, in any event, shall include, without limitation, all right, title and interest which any Grantor may now or hereafter have in or under any Contract, causes of action, Payment Intangibles, franchises, tax refunds, tax refund claims, Internet domain names, customer lists, Trademarks, Patents, rights in intellectual property, Licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions and discoveries (whether patented or patentable or not) and technical information, procedures, designs, knowledge, know-how, software, data bases, business records data, processes, models, drawings, materials and records, goodwill, all rights of indemnification and all other intangible property of any kind and nature.

“Goods” shall mean any “goods,” as such term is defined in Section 9-102(a)(44) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located.

“Instruments” shall mean any “instrument,” as such term is defined in Section 9102(a)(47) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located.

“Inventory” shall mean any “inventory,” as such term is defined in Section 9102(a)(48) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located, and, in any event, shall include, without limitation, all inventory, merchandise, goods and other personal property, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located, which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Grantor’s business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

“Investment Property” shall mean any “investment property,” as such term is defined in Section 9-102(a)(49) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located, but excluding any property otherwise pledged to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to the Pledge Agreement; provided that “investment property” constituting Equity Interests in the MLP and the General Partner shall not constitute “Investment Property” and “Collateral” until the date on which such Person complies with Section 5.10 of the Credit Agreement.

“Letter-of-Credit Rights” shall mean any “letter-of-credit rights,” as such term is defined in Section 9-102(a)(51) of the UCC, now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights and wherever located.

“License” shall mean any Patent License, Trademark License or other license as to which the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, has been granted a security interest hereunder.

“Payment Intangible” shall mean any “payment intangible”, as such term is defined in Section 9-102(a)(61) of the UCC.

“Patent License” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights: to the extent assignable by any Grantor, any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a Patent.

“Patent” or “Patents” shall mean one or all of the following now or hereafter owned by any Grantor or in which any Grantor now has or hereafter acquires any rights: (i) all letters patent of the United States or any other country and all applications for letters patent of the United States or any other country, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations or extensions of any of the foregoing, and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.

“Pledge Agreement” shall means the Pledge Agreement, dated as of the date hereof, executed by the Grantors in favor of the Administrative Agent under the Credit Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from the time to time.

“Proceeds” shall mean “proceeds”, as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of any Grantor against third parties (A) for past, present or future infringement of any Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (v) the following types of property acquired with cash proceeds: Accounts, Chattel Paper, Contracts, Deposit Accounts, Documents, General Intangibles, Equipment and Inventory.

“Secured Obligations” shall mean all Obligations. Without limiting the generality of the foregoing, the Secured Obligations include all amounts that constitute part of the Obligations and would be owed by any Grantor to the Administrative Agent or any Secured Party but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, or similar proceeding involving a Grantor.

“Supporting Obligations” shall mean all “supporting obligations” as such term is defined in Section 9-102(77) of the UCC.

“Trademark License” shall mean all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights: to the extent assignable by any Grantor, any written agreement granting any right to use any Trademark or Trademark registration.

“Trademark” or “Trademarks” shall mean one or all of the following now owned or hereafter acquired by any Grantor or in which any Grantor now has or hereafter acquires any rights: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States or any other country or any political subdivision thereof, (ii) all extensions or renewals thereof and (iii) the goodwill symbolized by any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

Section 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, subject in each case to the terms and conditions under the Intercreditor Agreement, a continuing security interest in all of such Grantor’s rights, title and interest in, to and under the following, whether now owned or existing or hereafter arising or acquired (all of which being hereinafter collectively called the “Collateral”):

(a) all Accounts;

(b) all Deposit Accounts;

(c) all Chattel Paper;

(d) all Commercial Tort Claims, including those listed on Schedule 2(d);

(e) all Documents;

(f) all Equipment;

(g) all Goods;

(h) all General Intangibles;

(i) all Instruments;

(j) all Inventory;

(k) all Investment Property;

(1) all Letter-of-Credit Rights;

(m) all money;

(n) all Supporting Obligations;

(o) all other goods and personal property of such Grantor, whether tangible or intangible, now owned or hereafter acquired by such Grantor or in which such Grantor now has or hereafter acquires any rights and wherever located, but expressly excluding any property otherwise pledged to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to the Pledge Agreement; and

(p) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing and all books and records relating to each of the foregoing.

Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as herein provided shall not extend to any property in which any Grantor has any right, title or interest if and to the extent that (a) such grant of a security interest is prohibited by a Governmental Authority or requires a consent not obtained of any Governmental Authority, (b) such grant would constitute a grant of a security interest in (i) more than 65% of the voting Equity Interests or 100% of the non-voting Equity Interests of any First-Tier Foreign Subsidiary or FSHCO or (ii) any United States intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral or (c) such property is subject to a consensual Permitted Lien, and the contracts related to such Permitted Lien contain a contractual provision or other restriction on assignment such that the creation of a security interest in the right, title or interest of such Grantor therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another Person party to such property to enforce any remedy with respect thereto (the “Excluded Collateral”); provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such Excluded Collateral, or (ii) such prohibition shall be rendered ineffective pursuant to Sections 9-406, 9-407 or 9-408 of the UCC or any other applicable law (including the Bankruptcy Code); provided further, that immediately upon the ineffectiveness, lapse or termination of any such provision such Grantor shall be deemed to have granted such security interest in all its right, title and interest in and to such Excluded Collateral as if such provision had never been in effect; and the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, continuing security interest in and to all right, title and interest of such Grantor in or to any payment obligations or other rights to receive monies due or become due with respect to any such Excluded Collateral and in any such monies or proceeds of such Excluded Collateral.

Section 3. Right of the Lenders; Limitations on the Lenders’ Obligations; License.

(a) Grantors Remain Liable. It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, the Administrative Agent and the Secured Parties shall not have any obligations or liabilities under any Contract or License by reason of or arising out of this Security Agreement or the granting to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, of a security interest therein or the receipt by the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, of any payment relating to any Contract or License pursuant hereto, nor shall the Administrative Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) Direct Collection. The Administrative Agent also may, with the concurrence of, and shall, at the written direction of, the Required Lenders, at any time after the occurrence of, and during the continuance of, any Event of Default, after first notifying any Grantor of its intention to do so, open such Grantor’s mail and collect any and all amounts due from Account Debtors to such Grantor, and, if such Grantor shall fail to act in accordance with the following sentence, notify Account Debtors of such Grantor, parties to the Contracts with such Grantor, obligors of Instruments of such Grantor and obligors in respect of Chattel Paper of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, and that payments shall be made directly to the Administrative Agent, as agent for the Secured Parties, or to a lockbox designated by the Administrative Agent or the Required Lenders. Upon the request of the Administrative Agent or the Required Lenders made at any time after the occurrence of, and during the continuance of, an Event of Default, each Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. The Administrative Agent also may, with the concurrence of, and shall, at the written direction of, the Required Lenders, at any time, with the consent of the applicable Grantor (such consent not to be unreasonably withheld or delayed, or if an Event of Default has occurred, and is continuing, in which case such consent is not necessary), in its own name or in the name of such Grantor, communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Administrative Agent’s or the Required Lenders’ reasonable satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

Section 4. Representations and Warranties. Subject in each case to the terms and conditions under the Intercreditor Agreement, the Grantors jointly and severally represent and warrant to the Administrative Agent and the Secured Parties that:

(a) Sole Owner. Except for the security interest granted to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to this Security Agreement, such Grantor is the sole legal and beneficial owner or authorized licensee of each item of the Collateral in which it purports to grant a security interest hereunder, having good and sufficient title thereto, or a valid interest as a lessee or licensee thereunder, free and clear of any and all Liens (except Permitted Liens), and, in the case of Patents and Trademarks, free and clear of Licenses, registered user agreements and covenants not to sue third Persons. No amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments in excess of $100,000 that have not been delivered to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties.

(b) No Other Security Agreement. Except for the First Lien Security Agreement, no effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by a Grantor in favor of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, pursuant to this Security Agreement and except such as may have been filed to evidence Permitted Liens.

(c) Financing Statements. Upon the filing of appropriate financing statements in the jurisdictions listed in Schedule I hereto, this Security Agreement is effective to create a valid and continuing lien on and perfected security interest in the Collateral with respect to which a security interest may be perfected by filing pursuant to the UCC in favor of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties. Upon such filing, the notation of the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, lien on all certificates of title with respect to Certificated Equipment and the execution and delivery of Account Control Agreements among the applicable Loan Parties, the Administrative Agent and each of the financial institutions listed on Schedule 2.01 to the Credit Agreement, all action requested by the Administrative Agent or the Required Lenders as necessary or desirable to protect and perfect such security interest in each item of the Collateral will have been duly taken.

(d) Locations. The Administrative Agent (and its designees) is expressly authorized to file UCC-1 Financing Statements and all other necessary documentation to perfect the security interests hereunder on behalf of each Grantor and for the benefit of the Secured Parties. Each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in this Security Agreement or as “all assets” or “all personal property” of such Grantor or contain such other descriptions of the Collateral as the Administrative Agent (or the Required Lenders), in its (or their) sole judgment, deems necessary or advisable. Such Grantor hereby ratifies each such financing statement and any and all financing statements filed prior to the date hereof by the Administrative Agent (or its designees). Each Grantor’s jurisdiction of organization is set forth on Schedule II hereto, and each Grantor will not change such jurisdiction of organization unless it has taken such action (if any) as is necessary to cause the security interest of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, in the Collateral to continue to be perfected and has given thirty (30) days’ prior written notice thereof to the Administrative Agent. Any new jurisdiction of organization shall be within the United States of America.

(e) Patents. The Patents (if any) and, to the best of such Grantor’s knowledge, any patents in which such Grantor has been granted rights pursuant to the Patent Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Patents and, to the best of such Grantor’s knowledge, any patent in which such Grantor has been granted rights pursuant to Patent Licenses are valid and enforceable; no claim has been made that the use of any of the Patents or any patent in which such Grantor has been granted rights pursuant to the Patent Licenses does or may violate the rights of any third person; and such Grantor shall take all reasonable actions necessary to insure that the Patents and any patents in which such Grantor has been granted rights pursuant to the Patent Licenses remain valid and enforceable; except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

(f) Trademarks. The Trademarks (if any) and, to the best of such Grantor’s knowledge, any trademarks in which such Grantor has been granted rights pursuant to Trademark Licenses are subsisting and have not been adjudged invalid or unenforceable; each of the Trademarks and, to the best of such Grantor’s knowledge, any trademark in which such Grantor has been granted rights pursuant to Trademark Licenses is valid and enforceable; no claim has been made that the use of any of the Trademarks or any trademark in which such Grantor has been granted rights pursuant to the Trademark Licenses does or may violate the rights of any third person; upon registration of its Trademarks, such Grantor will use for the duration of this Security Agreement, proper statutory notice in connection with its use of the Trademarks; and such Grantor will use, for the duration of this Security Agreement, consistent standards of quality in its manufacture of products sold under the Trademarks and any trademarks in which such Grantor has been granted rights pursuant to the Trademark Licenses; except, in each case, as could not reasonably be expected to have a Material Adverse Effect.

(g) Copyrights. Such Grantor has no registered copyrights or copyright licenses.

(h) Tradenames; Prior Names. Such Grantor has not conducted business under any name other than its name listed on its signature page below during the last five years prior to the date of this Security Agreement.

Section 5. Covenants. Each Grantor covenants and agrees with the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied (other than contingent indemnification obligations) and the Commitments have terminated or expired:

(a) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Administrative Agent or the Required Lenders, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take such further action as the Administrative Agent or the Required Lenders may reasonably deem necessary to perfect the liens created by this Security Agreement and of the rights and powers herein granted, including, without limitation using its reasonable efforts to secure all consents and approvals necessary or appropriate for the assignment to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, of any License or Contract held by such Grantor or in which such Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, transferring Collateral to the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, possession (if a security interest in such Collateral can be perfected only by possession), placing the interest of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, as lienholder on the certificate of title of any vehicle and using commercially reasonable efforts to obtain waivers of liens from landlords and mortgagees. Such Grantor hereby expressly authorizes the Administrative Agent (or its designees) to file any financing or continuation statement relating to the Collateral without the signature of such Grantor to the extent permitted by applicable law. Such Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Security Agreement or of a financing statement is sufficient as a financing statement and may be filed by the Administrative Agent (or its designees) in any filing office. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Document in excess of $100,000, other than in the ordinary course of business, such Instrument or Document shall be immediately delivered to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, hereunder, and, if requested by the Administrative Agent or the Required Lenders, shall be duly endorsed in a manner reasonably satisfactory to the Administrative Agent or the Required Lenders and delivered to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties.

(b) Limitation on Liens on Collateral. Such Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, in and to Grantor’s rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.

(c) Maintenance of Insurance. Such Grantor will maintain, with financially sound and reputable companies, casualty and liability insurance policies with respect to the Collateral which conform in all respects to the requirements of the Credit Agreement in respect thereof.

(d) Limitations on Disposition. Such Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, or attempt or contract to do so except as may be expressly permitted under the Credit Agreement. The Administrative Agent shall promptly and subject to Section 6(a) with respect to Certificated Equipment, at the Grantors’ expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in writing in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.

(e) Right of Inspection. The Administrative Agent (and, if applicable, the Secured Parties) shall at all times have the rights of inspection set forth in the Credit Agreement. Without limitation of the foregoing, the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, and its representatives shall also have the right, with reasonable notice and at all reasonable times during normal business hours, to enter into and upon any premises where any of the Equipment or Inventory is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

(f) Continuous Perfection. Such Grantor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless such Grantor shall have given the Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Administrative Agent or the Required Lenders to amend such financing statement or continuation statement so that it is not seriously misleading.

(g) Consignment of Inventory. Except as specified on Schedule III, such Grantor shall not, at any time during the term of this Security Agreement, place any Inventory on consignment with any Person.

Section 6. Covenants Regarding Specific Collateral. Subject in each case to the terms and conditions under the Intercreditor Agreement, each Grantor covenants and agrees with the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied (other than contingent indemnification obligations) or expired and the Commitments have terminated or expired:

(a) Covenants Related to Certificated Equipment.

(i) Each Grantor shall cause all Certificated Equipment to be properly titled in the name of the appropriate Grantor and to have the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, Lien granted hereunder on such Certificated Equipment properly noted on the certificate of title with respect thereof and, except as provided in Section 6(a)(ii) below or where an applicable jurisdiction has adopted an electronic certificate of title system and will not issue physical certificates of title, shall promptly deliver to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, (or the First Lien Agent, pursuant to terms of the Intercreditor Agreement) after such notation is completed the certificate of title with respect thereto. Subject to the terms of this Security Agreement and the Custodial Agreement, the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, shall provide to the Custodians a power of attorney, effective for the period that the security interest granted hereunder is effective, to execute all documents and instruments necessary to have the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, Lien granted hereunder properly noted on the certificate of title with respect to Certificated Equipment.

(ii) Until the Administrative Agent or the Required Lenders otherwise notifies the Borrower and each applicable Custodian, the certificates of title with respect to each item of Certificated Equipment with a net book value less than $100,000, shall be maintained by a Custodian at the Borrower’s offices located in Houston, Texas or at the applicable Grantor’s offices where records for Collateral are kept (as identified in Schedule III hereto) or such other office as may be agreed to in writing between such Grantor and the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties. With respect to items of Certificated Equipment with a net book value less than S100,000 to be sold or otherwise transferred in the ordinary course of business, the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, shall, at the Grantors’ expense, provide to each Custodian a power of attorney which shall be revocable by the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, at any time without cause upon notice to the Borrower and each applicable Custodian. Such power of attorney shall authorize the Custodians, on behalf of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to execute all documents and instruments necessary to release the security interest granted hereunder with respect to items of Certificated Equipment with a net book value less than $100,000 which are to be sold or transferred in the ordinary course of business and in the aggregate net book value not to exceed S250,000 during any six-month reporting period described in Section 6(a)(iv) below. If the Grantors desire to sell or transfer more than $250,000 of net book value in the aggregate of items of Certificated Equipment with individual net book values less than $100,000 in any such six-month period, the Grantors may request in writing a power of attorney from the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, which shall authorize the Custodians to execute on behalf of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, all documents and instruments necessary to release the security interest granted hereunder with respect to such additional Certificated Equipment. Such request by the Grantors shall describe the Certificated Equipment to be sold or transferred and certify the aggregate net book value of such Certificated Equipment and certify that such Certificated Equipment are being sold or transferred in the ordinary course of business. If no Event of Default has occurred and is continuing and such sale or transfer is otherwise permitted under the terms of the Credit Agreement, the Administrative Agent shall, at the written direction of the Required Lenders, promptly deliver to the applicable Custodians the requested additional power of attorney which shall be effective only as to the additional Certificated Equipment described in the written request therefore.

(iii) If any individual holding a power of attorney provided by the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, hereunder resigns as a Custodian under the Custodial Agreement or ceases to be an employee of the Borrower or the applicable Grantor (any such event being, the “Termination”), the Borrower or such applicable Grantor shall provide prompt written notice of such Termination to the Administrative Agent. Upon such Termination, the Borrower may designate an agent (who is an employee of the applicable Grantor and who is approved by the Administrative Agent (or the Required Lenders) in its (or their) sole discretion), who has executed and delivered a Custodial Agreement, to hold a power of attorney in replacement of such terminated Custodian. If a Termination has occurred and no replacement Custodian is designated in accordance with the terms hereof, then at the Administrative Agent’s or the Required Lender’s request the applicable Grantor shall promptly deliver to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, all certificates of title with respect to Certificated Equipment constituting Collateral which are in such Grantor’s possession. Upon the Administrative Agent’s or the Required Lender’s request at any time during the course of this Security Agreement, the Grantors shall promptly deliver to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, all certificates of title with respect to Certificated Equipment constituting Collateral which are in any Grantor’s (or the applicable Custodian’s) possession.

(iv) The Borrower, on behalf of the Grantors, shall, within 30 days following the last day of each six-month period commencing December 31, 2016, provide to the

Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, a written report or reports listing all of the Grantors’ Certificated Equipment which constitute Collateral and if applicable, a detailing of the acquisitions, sales, assignments and other transfers and reading of such Certificated Equipments during such six-month period.

(v) WITHOUT LIMITING THE GRANTORS’ INDEMNITY OBLIGATIONS PROVIDED IN THE CREDIT AGREEMENT, EACH GRANTOR SHALL DEFEND AND INDEMNIFY THE ADMINISTRATIVE AGENT AND EACH SECURED PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) ARISING OUT OF, RELATED TO OR IN ANY WAY INCURRED IN CONNECTION WITH, ANY ACTIONS TAKEN OR OMITTED TO BE TAKEN BY A CUSTODIAN, REGARDLESS OF WHETHER SUCH ACTION OR OMISSION WAS TAKEN OR OMITTED TO BE TAKEN AS A RESULT OF THE CUSTODIAN’S NEGLIGENCE, GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT; PROVIDED THAT, THIS INDEMNITY BY THE GRANTORS SHALL NOT APPLY TO ANY ACTION OR OMISSION BY A CUSTODIAN THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED SECURED PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR BAD FAITH.

(b) Covenants Relating to Accounts, Etc.

(i) Such Grantor will perform and comply with all Material Contracts to which it is a party or by which it is bound except to the extent such failure would not result in an Event of Default and could not reasonably be expected to result in a Material Adverse Effect.

(ii) Such Grantor will not, without the Administrative Agent’s or the Required Lenders’ prior written consent, after the occurrence of, and during the continuance of, any Event of Default, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts granted, or for returns in the ordinary course of business of such Grantor.

(iii) The Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, may rely, in determining the collateral value to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, of the Accounts from time to time, on all statements or representations made by such Grantor on or with respect to the Accounts in any certificate, schedule or report and, unless otherwise indicated in writing by such Grantor, may assume that, except as could not reasonably be expected to have a Material Adverse Effect: (A) they are genuine, are in all respects what they purport to be; are not evidenced by a judgment and if Chattel Paper or Instruments are only evidenced by one, if any, executed original instrument, agreement, contract, or document, which, if requested by the Administrative Agent or the Required Lenders in the case of any Chattel Paper or Instruments in an amount in excess of $100,000, and without violating the rights of the holders of any Permitted Liens senior to the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, security interest hereunder, has been delivered to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties; (B) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto; (C) except as set forth in Subsection (D) below, the amounts of the face value shown on any certificate or report provided to the Administrative Agent, and/or any invoices and statements delivered to the Administrative Agent with respect to any Account are actually and absolutely owing to such Grantor and are not known by such Grantor to be contingent for any reason; (D) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except for returns, discounts, rebates or allowances permitted by such Grantor in the ordinary course of its business; (E) there are no facts, events, or occurrences which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount of the invoice face value shown on any such certificate or report and on all contracts, invoices and statements delivered to the Administrative Agent with respect thereto; (F) to the best of such Grantor’s knowledge, all Account Debtors thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed; (G) the goods giving rise thereto were not, at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest, except Permitted Liens; and (H) each invoice or other evidence of payment obligation furnished to Account Debtors with respect to outstanding Accounts is issued in such Grantor’s corporate name; provided, however, that such Grantor may use other trade styles different from their corporate names from time to time for invoicing purposes so long as (i) such Grantor shall notify the Administrative Agent and the Required Lenders in writing thereof prior to the use of such trade styles; (ii) the Accounts so created and the payments received with respect thereto shall be and remain Grantor’s property; (iii) no other Person (other than holders of Permitted Liens) shall have any interest in such Accounts; and (iv) the trade styles so used are names either owned by such Grantor or for the use of which such Grantor shall have obtained prior approval.

(c) Covenants Relating to Inventory. Unless otherwise indicated in writing by such Grantor, the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, may assume that: (i) all Inventory is either (A) located at places of business or Collateral locations listed on Schedule III attached hereto or (B) is Inventory in transit from one such place of business or Collateral location to another; (ii) no Inventory is subject to any lien or security interest whatsoever, except for those granted to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, hereunder and Permitted Liens; (iii) except as specified on Schedule III hereto, no Inventory is now, and shall not at any time or times hereafter be, kept, stored or maintained with a bailee, warehouseman or similar party; and (iv) except as specified on Schedule III hereto, none of such Inventory has been consigned, or, without the Administrative Agent’s or the Required Lenders’ prior written consent, will be consigned to any Person, except in conformity with subsection (c) below.

(d) Consignments of Inventory. If and to the extent that such Grantor consigns any Inventory hereafter, unless the Administrative Agent agrees (or the Required Lenders agree) otherwise, such Grantor shall comply in all material respects with Article 2 and Article 9 of the UCC in regard thereto (including the correlative filing provisions of Section 9-505), and shall, subject to holders of any Permitted Liens, assign all such financing statements to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties.

(e) Maintenance of Equipment. Such Grantor will at all times maintain and preserve the Equipment as provided in Section 5.05 of the Credit Agreement.

(f) Covenants Regarding Patent and Trademark Collateral.

(i) Such Grantor shall notify the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, in writing promptly if it knows or has reason to know that any Patent or any registration relating to any Trademark, in each case which is material to the conduct of such Grantor’s business, may become abandoned, cancelled or declared invalid, or if any such Trademark or the invention disclosed in any such Patent is dedicated to the public domain, or of any adverse determination or development in any proceeding in the United States Patent and Trademark Office, in analogous offices or agencies in other countries or in any court regarding Grantor’s ownership of any Patent or Trademark which is material to the conduct of such Grantor’s business, its right to register the same, or to keep and maintain the same.

(ii) If such Grantor, either itself or through any agent, employee, licensee or designee, applies for a Patent or files an application for the registration of any Trademark with the United States Patent and Trademark Office or any analogous office or agency in any other country or any political subdivision thereof or otherwise obtains rights in any Patent or Trademark, in each case, which is material to the conduct of such Grantor’s business, such Grantor will promptly inform the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, in writing and, upon request of the Administrative Agent or the Required Lenders, execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent or the Required Lenders may reasonably request to evidence the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, security interest in such Patent or Trademark and the General Intangibles, including, without limitation, in the case of Trademarks, the goodwill of such Grantor, relating thereto or represented thereby; provided that such Grantor shall have no such duty where such Grantor’s Patent or Trademark rights in its application would be jeopardized by such action, including, but not limited to, the assignment of an “intent-to-use” Trademark application filed under 15 U.S.C. § 1051(b).

(iii) Such Grantor, consistent with the reasonable conduct and protection of its business, will take all reasonable actions to prosecute vigorously each application and to attempt to obtain the broadest Patent or registration of a Trademark therefrom and to maintain each Patent and Trademark registration which is material to the conduct of such Grantor’s business, including, without limitation, with respect to Patents, payments of required maintenance fees, and, with respect to Trademarks, filing of applications for renewal, affidavits of use and affidavits of incontestability. In the event that such Grantor fails to take any of such actions, the Administrative Agent may, with the concurrence of, and shall, at the written direction of, the Required Lenders, do so in such Grantor’s name or in the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, name and all reasonable expenses incurred by the Administrative Agent in connection therewith shall be paid by such Grantor in accordance with Section 9 hereof.

(iv) Such Grantor shall use its reasonable efforts to detect infringers of the Patents and Trademarks which are material to the conduct of such Grantor’s business. In the event that any of the Patents or Trademarks is infringed, misappropriated or diluted by a third party, Grantor shall notify the Administrative Agent in writing promptly after it learns thereof and shall, if such Patents or Trademarks are material to the conduct of such Grantor’s business, promptly take appropriate action to protect such Patents or Trademarks. In the event that such Grantor fails to take any such actions the Administrative Agent may, with the concurrence of, and shall, at the written direction of, the Required Lenders, do so in such Grantor’s name or the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, name and all reasonable expenses incurred by the Administrative Agent in connection therewith shall be paid by Grantor in accordance with Section 9 hereof.

(g) Electronic Chattel Paper. To the extent that such Grantor obtains or maintains any Electronic Chattel Paper, Grantor shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Administrative Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of the Administrative Agent or the Required Lenders, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(h) Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim in excess of $250,000, then such Grantor shall within five (5) days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent or the Required Lenders granting a security interest to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, in and to such Commercial Tort Claim under the terms and provisions of this Security Agreement.

(i) Letter of Credit Rights. Such Grantor will maintain all Letter of Credit Rights assigned by it to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, so that the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, has control over such Letter of Credit Rights in the manner specified in Section 9-107 of the UCC.

(j) Investment Property. Such Grantor will cause the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to have control over all of its Investment Property in the manner specified in Section 9-106 of the UCC.

Section 7. Reporting and Record Keeping. Each Grantor covenants and agrees with the Administrative Agent and the Secured Parties that from and after the date of this Security Agreement and until the Secured Obligations are fully satisfied (other than contingent indemnification obligations) and the Commitments have terminated or expired:

(a) Maintenance of Records Generally. Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral. All Chattel Paper will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Cortland Capital Market Services LLC, as the Administrative Agent.” If requested by the Administrative Agent or the Required Lenders, the security interest of the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, shall be noted on the certificate of title of each vehicle. For the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, further security, such Grantor agrees that the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, shall have a special property interest in all of such Grantor’s books and records pertaining to the Collateral and, upon the continuation of any Event of Default, such Grantor shall deliver and turn over copies of any such books and records to the Administrative Agent or to its representatives at any time on demand of the Administrative Agent or the Required Lenders.

(b) Special Provisions Regarding Maintenance of Records.

(i) Such Grantor shall deliver to the Administrative Agent such reports and schedules with respect to the Accounts as shall be required by the Credit Agreement, and upon the reasonable request of the Administrative Agent or the Required Lenders, invoice registers and copies (or originals to the extent necessary or advisable for the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to collect on Accounts after the occurrence and during the continuation of an Event of Default), of all invoices, shipping receipts, orders and other documents relating to the creation of the Accounts listed on such certificates, reports and schedules. Such Grantor shall keep complete and accurate records of its Accounts.

(ii) Such Grantor shall keep correct and accurate records, itemizing and describing the kind, type, location and quantity of Inventory, and the withdrawals therefrom and additions thereto, and shall provide to the Administrative Agent such reports and schedules with respect to the Inventory as shall be required by the Credit Agreement.

(iii) Such Grantor shall maintain accurate, itemized records itemizing and describing the kind, type, quantity and value of its Equipment and shall furnish the Administrative Agent with a current schedule containing the foregoing information if requested by the Administrative Agent or the Required Lenders (but, unless an Event of Default has occurred and is continuing, such reports may be requested not more frequently than annually).

(c) Further Identification of Collateral. Such Grantor will, if so requested by the Administrative Agent or the Required Lenders, furnish to the Administrative Agent, as often as the Administrative Agent (or the Required Lenders) reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent (or the Required Lenders) may reasonably request, all in reasonable detail.

(d) Notices. In addition to the notices required by Section 7(b) hereof, such Grantor will advise the Administrative Agent in writing promptly, in reasonable detail, (i) of any lien, security interest, encumbrance or claim (other than Permitted Liens) made or asserted against any of the Collateral, (ii) of any change in the composition of the Collateral occurring outside the ordinary course of business, and (iii) of the occurrence of any other event which has a Material Adverse Effect with respect to the Collateral.

Section 8. The Administrative Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or employee or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Administrative Agent’s or the Required Lenders reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be reasonably necessary to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Administrative Agent and any officer or employee or agent thereof the power and right (but without any obligation of the Administrative Agent to do so), on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent or the Required Lenders for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent or the Required Lenders for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

(ii) to pay or discharge taxes, liens, security interests or other Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

(iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, or as the Administrative Agent or the Required Lenders shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Administrative Agent or the Required Lenders may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any patent or trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent (or the Required Lenders) shall in its (or their) sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s or the Required Lenders option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.

(b) The Administrative Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to the Administrative Agent and any officer or employee or agent thereof pursuant to this Section 8 except for the rights granted under clause (ii) of paragraph (a) above. Each Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 8 IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE.

(c) The powers conferred on the Administrative Agent and any officer or employee or agent hereunder are solely to protect the Administrative Agent’s, for its benefit and the ratable benefit of the Secured Parties, interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its affiliates, officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

(d) Each Grantor also authorizes the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, and any officer or employee or agent thereof, at any time and from time to time upon the occurrence and during the continuation of any Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 10 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

Section 9. Performance by the Administrative Agent of Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein within five (5)

Business Days after receipt of written notice from the Administrative Agent or the Required Lenders, and the Administrative Agent, as provided for by the terms of this Security Agreement, shall (without any obligation to do so) itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Administrative Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of Base Rate Advances, shall be payable by each Grantor to the Administrative Agent on demand and shall constitute Secured Obligations secured hereby.

Section 10. Remedies and Rights Upon Default. Subject in each case to the terms and conditions under the Intercreditor Agreement, (a) if an Event of Default shall occur and be continuing, the Administrative Agent may, with the concurrence of, and shall, at the written direction of, the Required Lenders, exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may, with the concurrence of, and shall, at the written direction of, the Required Lenders, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker;s board or at any of the Administrative Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right (at the written direction of the Required Lenders) upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Administrative Agent’s or the Required Lenders’ request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have no obligation to clean-up or prepare the Collateral for sale. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 7.06 of the Credit Agreement. Each Grantor shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Administrative Agent of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, need the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against the Administrative Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Administrative Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment. Each Grantor agrees that the Administrative Agent need not give more than ten (10) days’ notice (which notification shall be deemed given when delivered on an overnight basis or received by certified or registered mail, postage prepaid, addressed to Borrower at its address for notices referred to in Section 14 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Administrative Agent shall not be obligated to make any sale of Collateral if it is directed by the Required Lenders not to do so, regardless of notice of sale having been given. The Administrative Agent may, with the concurrence of, and shall, at the written direction of, the Required Lenders, adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Administrative Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.

(b) Each Grantor also agrees to pay all reasonable and out-of-pocket costs of the Administrative Agent, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral, except for any notices which are expressly required to be given under the Credit Agreement or hereunder.

(d) The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e) The Administrative Agent and its agents may, and shall, at the written direction of the Required Lenders, enter upon and occupy any real property owned or leased by any Grantor in order to exercise any of the Administrative Agent’s rights and remedies under this Security Agreement, without any obligation to such Grantor in respect of such entry or occupation.

(f) The Administrative Agent may comply with any applicable Legal Requirement in connection with a disposition of the Collateral or any part thereof and such compliance will not be considered adversely to affect any sale of the Collateral or any part thereof.

(g) The Administrative Agent shall have no duty to marshal any of the Collateral.

(h) If the Administrative Agent sells any of the Collateral on credit, the Grantor will be credited only with cash payments actually made by the purchaser and received by the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, and applied to the indebtedness of the purchaser. In the event the purchaser of any Collateral fails to pay for the Collateral, the Administrative Agent may, and at the written direction of the Required Lenders, resell the Collateral and the Grantor shall be credited with the proceeds of sale.

(i) Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay in full the Secured Obligations (other than contingent indemnification obligations).

Section 11. Grant of License to Use Patent and Trademark Collateral. For the purpose of enabling the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, to exercise rights and remedies under Section 10 hereof at such time as the Administrative Agent, without regard to this Section 11, shall be lawfully entitled to exercise such rights and remedies under Section 10, each Grantor hereby grants to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or (to the extent permitted without causing a breach) sublicense any Patent or Trademark, now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including, without limitation, in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof.

Section 12. Limitation on the Administrative Agent’s Duty in Respect of Collateral. The Administrative Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Administrative Agent shall use reasonable care with respect to the Collateral in its possession or under its control; provided, that the Administrative Agent shall be deemed to have exercised reasonable care in the custody of any Collateral in its possession if such Collateral is accorded treatment substantially equal to which it accords its own property. The Administrative Agent shall account to each Grantor for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

Section 13. Term of Agreement; Reinstatement. Subject in each case to the terms and conditions under the Intercreditor Agreement, this Agreement and the security interests granted hereunder shall remain in full force and effect until the Secured Obligations are fully satisfied (other than contingent indemnification obligations) or expired and the Commitments have terminated or expired. Further, this Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 14. Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered in the manner and to the addresses set forth in Section 10.02 of the Credit Agreement.

Section 15. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 16. No Waiver; Cumulative Remedies. The Administrative Agent and the Secured Parties shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Administrative Agent, and then only to the extent therein set forth. A waiver by the Administrative Agent of any right or remedy hereunder on any one occasion shall not, unless and except to the extent (if any) otherwise expressly provided therein, be construed as a bar to any right or remedy which the Administrative Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Administrative Agent or the Secured Parties, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Administrative Agent and, where applicable, by each Grantor.

Section 17. Successor and Assigns; Governing Law.

(a) This Security Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of each Grantor, and shall, together with the rights and remedies of the Administrative Agent hereunder, inure to the benefit of the Administrative Agent, the Secured Parties and their respective successors and assigns; provided, however, that none of the Grantors may assign or delegate any of their rights or obligations under this Security Agreement without the prior written consent of the Administrative Agent (at the direction of the Required Lenders). No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, hereunder.

(b) This Security Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Texas, except as otherwise set forth in the definition of “UCC” contained herein.

Section 18. Use and Protection of Patent and Trademark Collateral. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Administrative Agent, for its benefit and the ratable benefit of the Secured Parties, shall from time to time execute and deliver, upon the written request of any Grantor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Grantor to permit Grantor to continue to exploit, license, use, enjoy and protect the Patents and Trademarks.

Section 19. Further Indemnification. EACH GRANTOR AGREES TO PAY, AND TO SAVE THE ADMINISTRATIVE AGENT HARMLESS FROM, ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, ANY AND ALL EXCISE, SALES OR OTHER SIMILAR TAXES WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT.

Section 20. Amendments, Etc. Subject in each case to the terms and conditions under the Intercreditor Agreement, no amendment or waiver of any provision of this Security Agreement nor consent to any departure by any Grantor herefrom shall be effective unless made in writing and authenticated by the Borrower, each Grantor affected thereby and the Administrative Agent (at the written direction of all Lenders or the Required Lenders as required under the terms of the Credit Agreement). In addition, no such amendment or waiver shall be effective unless given or entered into with the necessary approvals of either the Required Lenders or all Lenders as required under the terms of the Credit Agreement. Any such waiver or consent, whether by the Administrative Agent or the Administrative Agent and the Lenders shall be effective only in the specific instance and for the specific purpose for which given.

Section 21. Entire Agreement. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 22. Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Administrative Agent pursuant to this Security Agreement and the exercise of any right or remedy by the Administrative Agent hereunder, are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Security Agreement, the terms of the Intercreditor Agreement shall govern and control.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officers on the date first set forth above.

GRANTORS:

QUINTANA ENERGY SERVICES LP

By: Quintana Energy Services GP LLC, its General Partner

By:
Name:	Rogers Herndon
Title:	President

QES DIRECTIONAL DRILLING, LLC

By:
Name:	Rogers Herndon
Title:	President

ARCHER PRESSURE PUMPING LLC

By:
Name:	Rogers Herndon
Title:	President

QES PRESSURE CONTROL LLC (f/k/a Great White Pressure Control LLC)

By:
Name:	Rogers Herndon
Title:	President

Signature Page to Security Agreement

ARCHER LEASING AND PROCUREMENT LLC

By:
Name:	Rogers Herndon
Title:	President

QES WIRELINE LLC (f/k/a Archer Wireline LLC)

By:
Name:	Rogers Herndon
Title:	President

Q DIRECTIONAL MGMT, INC.

By:
Name:	Gary Hammons
Title:	Senior Vice President and Secretary

CENTERLINE TRUCKING, LLC

By:
Name:	Gary Hammons
Title:	Chief Financial Officer and Secretary

TWISTER DRILLING TOOLS, LLC

By:
Name:	Gary Hammons
Title:	Chief Financial Officer and Secretary

Signature Page to Security Agreement

Q CONSOLIDATED OIL WELL SERVICES, LLC

By:
Name:	Jon D. Klugh
Title:	Vice President

CIS-OKLAHOMA, LLC

By:
Name:	Jon D. Klugh
Title:	Vice President

OKLAHOMA OILWELL CEMENTING COMPANY

By:
Name:	Jon D. Klugh
Title:	Vice President

CONSOLIDATED OIL WELL SERVICES, LLC

By:
Name:	Jon D. Klugh
Title:	Vice President

CONSOLIDATED OWS MANAGEMNT, INC.

By:
Name:	Jon D. Klugh
Title:	Vice President

Signature Page to Security Agreement

ADMINISTRATIVE AGENT:

CORTLAND CAPITAL MARKET SERVICES LLC, as Administrative Agent

By:
Name:	Emily Ergang Pappas
Title:	Associate Counsel

Signature Page to Security Agreement

SCHEDULE I

TO

SECURITY AGREEMENT

Filings

Entity	Location of Filing
Quintana Energy Services LP	Secretary of State of the State of Delaware
Archer Leasing and Procurement LLC	Secretary of State of the State of Texas
Archer Pressure Pumping LLC	Secretary of State of the State of Delaware
Centerline Trucking, LLC	Secretary of State of the State of Delaware
CIS-Oklahoma, LLC	Secretary of State of the State of Delaware
Consolidated Oil Well Services, LLC	Secretary of State of the State of Delaware
Consolidated OWS Management, Inc.	Secretary of State of the State of Delaware
Oklahoma Oilwell Cementing Company	Secretary of State of the State of Oklahoma
Q Consolidated Oil Well Services, LLC	Secretary of State of the State of Delaware
Q Directional MGMT, Inc.	Secretary of State of the State of Delaware
QES Directional Drilling, LLC	Secretary of State of the State of Delaware
QES Pressure Control LLC	Secretary of State of the State of Oklahoma
QES Wireline LLC	Secretary of State of the State of Texas
Twister Drilling Tools, LLC	Secretary of State of the State of Delaware

Schedule I to Security Agreement

SCHEDULE II

TO

SECURITY AGREEMENT

Organizational Jurisdiction

Entity	Jurisdiction of Organization
Quintana Energy Services LP	Delaware
Archer Leasing and Procurement LLC	Texas
Archer Pressure Pumping LLC	Delaware
Centerline Trucking, LLC	Delaware
CIS-Oklahoma, LLC	Delaware
Consolidated Oil Well Services, LLC	Delaware
Consolidated OWS Management, Inc.	Delaware
Oklahoma Oilwell Cementing Company	Oklahoma
Q Consolidated Oil Well Services, LLC	Delaware
Q Directional MGMT, Inc.	Delaware
QES Directional Drilling, LLC	Delaware
QES Pressure Control LLC	Oklahoma
QES Wireline LLC	Texas
Twister Drilling Tools, LLC	Delaware

Schedule II to Security Agreement

SCHEDULE III

TO

SECURITY AGREEMENT

Collateral Locations

Street Address	City	State	Zip Code
13000 W Hwy 80 East	Odessa	TX	79765
1200 Heavy Haul Rd	Morgantown	WV	26508
11390 FM 830	Willis	TX	77318
421B Junior Beck Dr.	Corpus Christi	TX	78405
12161 FM 830	Willis	TX	77318
137 NE 138th	Edmond	OK	73013

	Address	Owned/ Leased	Owner/Lessee
Chanute	1322 South Grant, Chanute, Kansas 66720	Owned	CIS-Oklahoma, LLC
Thayer	8655 Dorn Road, Thayer, Kansas 66776	Owned	CIS-Oklahoma, LLC
Ottawa	2631 S. Eisenhower, Ottawa, Kansas 66067	Owned	CIS-Oklahoma, LLC
Eureka	820 E 7th, Eureka, Kansas 67045	Owned	CIS-Oklahoma, LLC
El Dorado	1005 N Oil Hill Road, El Dorado, Kansas 67042	Owned	CIS-Oklahoma, LLC
Oakley	226 Prospect Ave, Oakley, Kansas 67748	Owned	CIS-Oklahoma, LLC
Ponca City	2201 West South Street, Ponca City, Oklahoma 74601	Owned	CIS-Oklahoma, LLC
Cushing	101 N Harmony, Cushing, Oklahoma 74023	Owned	Oklahoma Oilwell Cementing Co
Gillette	2602 E 2nd Street, Gillette, Wyoming 82718	Leased	Consolidated Oil Well Services, LLC
Gillette Lab	300 Enterprise, Gillette, Wyoming 82716	Owned	CIS-Oklahoma, LLC
Denver	900 West Casleton Drive Suite 110, Castle Rock, Colorado 80109	Leased	Consolidated Oil Well Services, LLC
Goldsmith	1201 East Highway 158, Goldsmith, TX	Leased	Consolidated Oil Well Services, LLC
Union City	701 North Main Street, Union City, OK 73090	Owned	Archer PressurePumping LLC
Odessa	2105 East Murphy St., Odessa, TX 79761	Leased	Archer PressurePumping LLC
Greeley	7710 37th Street, Greeley, CO 80634- 9601	Owned	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)
Youngsville	4530 (aka 4531) Decon Rd., Youngsville, LA 70592	Owned	QES Wireline LLC(f/k/a Archer Wireline LLC)

Schedule III to Security Agreement

Williston	14024 Bennett Industrial Park, Williston, ND 58802	Owned	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)
Arnett	Hwy 60 East, Arnett, OK 73832	Owned	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)
Elk City	2003 S. Merritt Rd., Elk City, OK 73644	Leased	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)
Oklahoma City	4005 South Thomas Rd, Oklahoma City, OK 73179	Leased	QES Directional Drilling LLC
Oklahoma City	4500 S. Council Rd., Oklahoma City, OK 73179	Leased	QES Wireline LLC(f/k/a Archer Wireline LLC)
Oklahoma City	4500 SE 59th Street, Oklahoma City, OK 73135	Leased	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)
Union City	701 North Main Street, Union City, OK 73090 (Union City #1)	Owned	Archer Pressure Pumping LLC
Union City	701 North Main Street, Union City, OK 73090 (Union City #2)	Owned	Archer Pressure Pumping LLC
Woodward	25 Cedardale Addition, Woodward, OK 73801	Owned	QES Wireline LLC(f/k/a Archer Wireline LLC)
Alice	4976 S. Highway 281, Alice, TX 78332	Leased	QES Wireline LLC(f/k/a Archer Wireline LLC)
Edinburg	101 East Monte Cristo Rd, Edinburg, TX 78541	Leased	QES Wireline LLC(f/k/a Archer Wireline LLC)
Cresson	12052 Cleburne Hwy 171, Cresson, TX 76035	Owned	QES Wireline LLC(f/k/a Archer Wireline LLC)
Longview	5104 Estes Parkway, Longview, TX 75603	Owned	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)
Levelland	1912 West Avenue, Levelland, TX 79336 (mailing address: 2002 West Avenue, Levelland, TX 79336)	Leased	QES Wireline LLC(f/k/a Archer Wireline LLC)
Longview	291 Johnny Clark Road, Longview, TX 75803	Leased	QES Wireline LLC(f/k/a Archer Wireline LLC)
Odessa	2105 East Murphy St., Odessa, TX 79761	Leased	Archer Pressure Pumping LLC
Odessa	10600 W. County Road 128 West, Odessa, TX 79765	Leased	QES Directional Drilling Services LLC
Rosharon	4111 Chance Lane, Rosharon, TX 77583	Leased	QES Wireline LLC(f/k/a Archer Wireline LLC)

4

Rosharon	4119 Chance Lane, Rosharon, TX 77583	Leased	QES Wireline LLC(f/k/a Archer Wireline LLC)
Victoria	376 Enterprise Drive, Victoria, TX 77904	Owned	QES Pressure Control LLC (f/k/a Great White Pressure Control LLC)
Wichita Falls	9478 Seymour Hwy, Wichita Falls, TX 76310	Owned	QES Wireline LLC(f/k/a Archer Wireline LLC)
Mills	63 Casper View Court, Mills, WY 82644	Leased	QES Directional Drilling LLC

5

SCHEDULE 2(d)

TO

SECURITY AGREEMENT

Commercial Tort Claims

None.

Schedule 2(d) to Security Agreement

EXHIBIT H-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement, dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented, or otherwise modified from time-to-time, the “Credit Agreement”), among Quintana Energy Services LP, certain subsidiaries of the Borrower, the Lenders party thereto, and Cortland Capital Market Services LLC, as Administrative Agent.

Pursuant to the provisions of Section 2.11(g)(ii)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:	, 20[ ]

Exhibit H-1 – Page 1

EXHIBIT H-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement, dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented, or otherwise modified from time-to-time, the “Credit Agreement”), among QES Holdco, LLC, certain subsidiaries of the Borrower, the Lenders party thereto, and Cortland Capital Market Services LLC, as Administrative Agent.

Pursuant to the provisions of Section 2.11(g) (ii)(E) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

Exhibit H-2 – Page 1

EXHIBIT H-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement, dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented, or otherwise modified from time-to-time, the “Credit Agreement”), among QES Holdco, LLC, certain subsidiaries of the Borrower, the Lenders party thereto, and Cortland Capital Market Services LLC, as Administrative Agent.

Pursuant to the provisions of Section 2.11(g) (ii)(E) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

Exhibit H-3 – Page 1

EXHIBIT H-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement, dated as of December 19, 2016 (as amended, restated, amended and restated, supplemented, or otherwise modified from time-to-time, the “Credit Agreement”), among QES Holdco, LLC, certain subsidiaries of the Borrower, the Lenders party thereto, and Cortland Capital Market Services LLC, as Administrative Agent.

Pursuant to the provisions of Section 2.11(g)(ii)(E) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF lender]

By:
Name:
Title:
	Date:	, 20[ ]

Exhibit H-4 – Page 1

EXHIBIT I

[FORM OF]

WARRANT AGREEMENT

(see attached)

Exhibit I – Page 1

SCHEDULE 1.01(b)

GUARANTORS

ARTICLE XIArcher Leasing and Procurement LLC

ARTICLE XIIArcher Pressure Pumping LLC

ARTICLE XIIICenterline Trucking, LLC

ARTICLE XIVCIS-Oklahoma, LLC

ARTICLE XVConsolidated Oil Well Services, LLC

ARTICLE XVIConsolidated OWS Management, Inc.

ARTICLE XVIIOklahoma Oilwell Cementing Company

ARTICLE XVIIIQ Consolidated Oil Well Services, LLC

ARTICLE XIXQ Directional MGMT, Inc.

ARTICLE XXQES Directional Drilling, LLC

ARTICLE XXIQES Pressure Control LLC

ARTICLE XXIIQES Wireline LLC

ARTICLE XXIIITwister Drilling Tools, LLC

Schedule 1.01(b)

SCHEDULE 2.01

COMMITMENTS AND PRO RATA SHARES OF THE LENDERS

Initial Term Loans

Lender	Initial Term Loan Commitment	Percentage of Total
GEVERAN INVESTMENTS LIMITED	$20,000,000.00	57.14%
ROBERTSON QES INVESTMENT LLC	$10,000,000.00	28.57%
ARCHER HOLDCO LLC	$5,000,000.00	14.29%

TOTAL	$35,000,000.00	100.00%

Delayed Draw Term Loans

Lender	Commitment	Delayed Draw Commitment Percentage
ARCHER HOLDCO LLC	$5,000,000.00	100.00%

TOTAL	$5,000,000.00	100.00%

Schedule 2.01

SCHEDULE 4.10

SUBSIDIARIES

Subsidiaries of the Borrower

	Equity Interests
Owner	Subsidiary	Outstanding Equity Interests	% of Equity Interests Owned	Jurisdiction of Formation
Quintana Energy Services LP	Archer Pressure Pumping LLC	Membership Interests	100%	Delaware
	QES Pressure Control LLC	Membership Interests	100%	Oklahoma
	Archer Leasing and Procurement LLC	Membership Interests	100%	Texas
	QES Wireline LLC	Membership Interests	100%	Texas
	Q Consolidated Oil Well Services, LLC	Membership Interests	100%	Delaware
	QES Directional Drilling, LLC	Membership Interests	100%	Delaware
Q Consolidated Oil Well Services, LLC	CIS-Oklahoma, LLC	Membership Interests	100%	Delaware
	Consolidated Oil Well Services, LLC	Membership Interests	100%	Delaware
	Oklahoma Oilwell Cementing Company	900 Shares of Common Stock	100%	Oklahoma
Consolidated Oil Well Services, LLC	Consolidated OWS Management, Inc.	1,000 Shares of Common Stock	100%	Delaware
QES Directional Drilling, LLC	Centerline Trucking, LLC	Membership Interests	100%	Delaware
	Twister Drilling Tools, LLC	Membership Interests	100%	Delaware
	Q Directional MGMT, Inc.	1,000 Shares of Common Stock	100%	Delaware

Schedule 4.10

SCHEDULE 5.11

BANK ACCOUNTS

Company	Account Description	Bank Name	Address	City	State	Zip	Acct #
QES Directional Drilling, LLC	Operating	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	0003850102
Twister Drilling Tools, LLC	Operating	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	0003848973
Centerline Trucking, LLC	Operating	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	0054031679
Q Directional Mgmt, Inc.	Payroll	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	0003850420
QES Directional Drilling, LLC	Health Insurance Funding	JPMorgan Chase Bank, N.A	1 Chase Manhattan Plaza	New York	NY	10005	475765753
Archer Pressure Pumping LLC	Checking	DNB	200 Park Avenue, 31st Floor	New York	NY	10166	25328001
QES Pressure Control LLC	Checking	DNB	200 Park Avenue, 31st Floor	New York	NY	10166	25288001
QES Pressure Control LLC	Checking/Commercial	Amegy Bank	1717 West Loop S	Houston	TX	77054	5792626755
QES Wireline, LLC	Corp Master Account	DNB	200 Park Avenue, 31st Floor	New York	NY	10166	24408001
QES Wireline, LLC	ZBA - A/P Account	Bank of New York	200 Park Avenue, 31st Floor	New York	NY	10166	9034910
QES Wireline, LLC	Corporate Checking	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77227-7459	5792626763
QES Wireline, LLC	RapidPay Funding	Metabank	5501 S Broadband Lane	Sioux Falls	SD	57108	7972508072 812
QES Directional Drilling, LLC	Checking	DNB	200 Park Avenue, 31st Floor	New York	NY	10166	25456001
Consolidated Oil Well Services LLC	Checking - Operating Account	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	Ending 6527
Consolidated OWS Management Inc.	Checking - Payroll Account	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	Ending 6578
Consolidated OWS Management Inc.	Checking - Health Care Account	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	Ending 0400
Oklahoma Oilwell Cementing Company	Checking - Operating Account	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	Ending 5158
Q Consolidated Oil Well Services LLC	Cash Account	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	Ending 2585

Schedule 5.11

Quintana Energy Services LP	Operating Account	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	Ending 0161
Twister Drilling Tools LLC	Operating Checking Account	Amegy Bank	4400 Post Oak Pkwy	Houston	TX	77027	Ending 8973
Consolidated Oil Well Services LLC	Petty Cash – checking Account	Bankof Commerce	101 West Main	Chanute	KS	66720	Ending 9216
Consolidated Oil Well Services LLC	Checking Account – utility deposit account	RCB Bank	300 N Harrison Avenue	Cushing	OK	74023	Ending 7184

Schedule 5.11 – Page 2

SCHEDULE 6.01

EXISTING PERMITTED LIENS

Lien in favor of Lone Star Industries, Inc., as secured party, filed on August 2, 2016 with the Delaware Department of State as filing # 2016 467 1804 listing Consolidated Oil Well Services, LLC as debtor.

Schedule 6.01

SCHEDULE 6.02

EXISTING PERMITTED DEBT

Debt pursuant to the Liens listed on Schedule 6.01.

Schedule 6.02

SCHEDULE 6.05

EXISTING PERMITTED INVESTMENTS

None.

Schedule 6.05

SCHEDULE 10.02

ADDRESSES FOR NOTICE

Administrative Agent:

Cortland Capital Market Services LLC

225 W Washington St, 21st Floor

Chicago, IL 60606

Attn: Ryan Morick and Legal Department

Telephone: 312-564-5100

Facsimile: 312-376-0751

E-mail Address: ryan.morick@cortlandglobal.com; legal@cortlandglobal.com

Borrower and Guarantors:

Quintana Energy Services LP

1415 Louisiana Street, Suite 2900

Houston, TX 77002

Attn: Keefer Lehner

Telephone: 713-751-7553

E-mail Address: klehner@qeslp.com

Lenders:

Each to its address (or telecopy number) set forth in its Administrative Questionnaire.

Schedule 10.02